Confidentially Submitted to the Securities and Exchange Commission on July 2, 2026. This draft registration statement has not been publicly filed with the Securities and Exchange Commission and all information herein remains strictly confidential.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Cyber Enviro-Tech, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	3690	86-3601702
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

____________________________

6991 E. Camelback Road, Suite D-300

Scottsdale, Arizona 85251

307-200-2803

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Registered Agents Inc

30 N Gould St Ste R
Sheridan, WY 82801 USA

307-217 4045

(Names, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

With copies to:

Scott Doney, Esq.

The Doney Law Firm

3651 Lindell Rd. Ste. D121

Las Vegas, NV 89103

(702) 982-5686

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 2, 2026

Cyber Enviro-Tech, Inc.

Up to 33,083,333 Shares of Common Stock

This prospectus relates to the potential resale from time to time by Monroe Street Capital Partners, LP (“Monroe Capital”) of up to 28,000,000 shares of our common stock, par value $0.001 per share, consisting of: (1) up to 25,000,000 shares (the “Purchase Shares”) that may be issued to Monroe Capital from time to time pursuant to the Equity Purchase Agreement, dated as of March 20, 2026 (the “Purchase Agreement”), by and between the Company and Monroe Capital; and (2) up to 3,000,000 commitment shares (the “Initial Commitment Shares”) that may be issued to Monroe Capital as payment of the facility fee under the Purchase Agreement.

Under the Purchase Agreement, we have the right, but not the obligation, to sell to Monroe Capital up to $30,000,000 of our common stock over a period of up to 24 months commencing after the effectiveness of this registration statement and satisfaction of other conditions.

The Purchase Price per share for each Put is the lesser of (i) 85% of the lowest traded price of the Common Stock on the Principal Market on the Trading Day immediately preceding the Put Date or (ii) 85% of the lowest traded price of the Common Stock on the Principal Market during the Valuation Period, subject to adjustments. The Valuation Period begins on the Put Date and continues through the date that is five (5) Trading Days immediately following the Clearing Date associated with the applicable Put Notice.

We are registering the resale of the Purchase Shares and the Initial Commitment Shares in accordance with our obligations under the Purchase Agreement. The Selling Stockholder, Monroe Capital, is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We are also registering the resale by the Selling Stockholders (Monroe Capital and Lambda Ventures, LLC) of (i) up to 2,750,000 shares of our common stock issuable upon conversion of three unsecured convertible promissory notes with an aggregate principal amount of $275,000 issued in March and April 2026 pursuant to three separate Securities Purchase Agreements (the “Note Shares”), (ii) up to 1,833,333 shares of our common stock issuable upon exercise of common stock purchase warrants issued in connection with the same Securities Purchase Agreements (the “Warrant Shares”), and (iii) 500,000   commitment shares issued in connection with the same Securities Purchase Agreements (the “Note Commitment Shares”). The three notes consist of two $110,000 principal notes (each funded with $100,000 cash) issued on March 17, 2026 and March 20, 2026, and one $55,000 principal note (funded with $50,000 cash) issued on April 9, 2026. Each note bears 7% interest (guaranteed and earned in full upon issuance) and matures twelve months from its issue date. The notes are convertible into shares of common stock at the lesser of $0.10 per share or 70% of the lowest traded price during the twenty trading days preceding conversion (subject to standard anti-dilution adjustments). The warrants are exercisable for 1,833,333 shares at an initial exercise price of $0.15 per share. All Note Shares, Warrant Shares, and Note Commitment Shares were issued with registration rights.

The Selling Stockholders may sell the Purchase Shares, the Initial Commitment Shares, the Note Shares, the Warrant Shares and the Note Commitment Shares at prevailing market prices or negotiated prices. We will bear registration costs.

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares by the Selling Stockholders. However, we may receive up to $30 million in gross proceeds from sales of Purchase Shares to Monroe Capital. The actual proceeds may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold. We intend to use any net proceeds that we receive under the Purchase Agreement for working capital and other general corporate purposes. However, as of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. See “Use of Proceeds.”

Kim D. Southworth, our Chief Executive Officer, holds 1 shares of our Special 2025 Series A Preferred Stock, which entitles him to 60% of the total voting power of our stockholders. As a result, Mr. Southworth has the ability to control the outcome of matters requiring stockholder approval, including the election of directors and significant corporate transactions, subject to our organizational documents and Wyoming law. This concentration of voting power may also discourage third parties from initiating potential merger, takeover, or change-of-control transactions that might otherwise be beneficial to our stockholders and could adversely affect the market price of our common stock.

Our common stock is quoted on the OTCQB under the symbol “CETI.” On July 2, 2026, the last reported sale price was $0.05 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in any amendment or supplement to this prospectus or in any other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated July 2, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Neither we nor the Selling Stockholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the factors described under the heading “Risk Factors” in this prospectus beginning on page 7, in our Annual Report on Form 10-K filed on May 20, 2026, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the financial statements and all other information incorporated by reference in this prospectus. When used in this prospectus, except where the context otherwise requires, the terms the “Company,” “we,” “us,” “our,” “Cyber Enviro-Tech,” or similar terms refer to Cyber Enviro-Tech, Inc., a Wyoming corporation, and its subsidiaries.

Company Overview

Cyber Enviro-Tech, Inc. (CETI) is an environmental technology company focused on sustainable solutions for the remediation of contaminated industrial wastewater, with an initial emphasis on the oil and gas sector. The Company develops and deploys proprietary equipment, biochemical products, and treatment processes to address complex hazardous waste and environmental challenges across global markets. Our principal executive office is located in Scottsdale, Arizona, and we maintain international subsidiaries in Istanbul, Turkey and Dubai, United Arab Emirates to support global expansion.

On February 26, 2026, we entered into a manufacturing and distribution agreement with AirPower USA, a related party, securing exclusive rights to manufacture and distribute compressed-air-powered, zero-emission energy generation systems across key international markets in the Middle East and Africa. These systems provide scalable, continuous off-grid power with no fuel and no emissions. This agreement complements our core water and environmental remediation technologies and strengthens our value proposition to industrial clients.

We are an emerging growth company with limited operating history and revenues. On October 14, 2025, we completed the spin-off of our Alvey Oil Field operations in West Texas (our former pilot project) to West Texas Resources, Inc. (“WTXR”), allowing us to focus exclusively on water and oil/soil remediation technologies. The Alvey project is reported as discontinued operations in our consolidated financial statements. We continue to advance our water filtration systems for deployment in the meat-packing industry and with municipalities, while expanding oil and soil remediation opportunities in the Middle East.

Recent Developments

On March 11, 2026, the Company issued one share of Special 2025 Series A Preferred Stock to Kim D. Southworth, its Chief Executive Officer, granting him voting control representing approximately 60% of the total voting power of the Company’s stockholders.

On March 17, 2026, Deborah Casper-Stone was appointed Chief Financial Officer. On April 30, 2026, Ms. Casper-Stone resigned as Chief Financial Officer and agreed to serve on the Company’s Advisory Board. On the same date, the Board reappointed Dan Leboffe as Chief Financial Officer.

On March 20, 2026, the Company entered into an Equity Purchase Agreement with Monroe Street Capital Partners, LP, pursuant to which the Company may sell up to $30,000,000 of its common stock over a 24-month period, subject to the terms and conditions of the agreement. This prospectus registers the resale of shares issuable under that facility.

On March 23, 2026, the Company announced a manufacturing and distribution agreement with AirPower USA, a related party, granting exclusive territory rights to manufacture and distribute compressed-air-powered energy generation systems across key international markets. Initial project activity and potential deployments are expected in the second half of 2026.

On April 3, 2026, the Company designated a new class of Series D Convertible Preferred Stock and, in connection with certain conversions, issued 1,940,417 shares of Series D Convertible Preferred Stock in exchange for an aggregate of 19,404,168 shares of common stock.

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On April 6, 2026, Dan Leboffe resigned from the Board of Directors and joined the Company’s newly formed Advisory Board. The Company also appointed Brian Feingold to the Advisory Board.

On April 7, 2026, the Company appointed Brianna Stoecklein, Chief Executive Officer of AirPower USA, to its Board of Directors. In connection with the February 2026 AirPower manufacturing and distribution agreement, the Company issued 5,500,000 shares of common stock and 40,000 shares of Series A Preferred Stock to AirPower USA as collateral.

On April 15, 2026, the Company borrowed $55,000 from a commercial lender at 7% interest rate and the ability of the lender at any time after issuance of the note to have the ability to convert at the lesser of 10 cents a share or 70% of the lowest traded price of the common stock on the OTCQB on any trading day during the twenty (20) trading days prior to the respective conversion date. In addition, the Company gave the lender 366,667 warrants priced at $0.15.

On April 30,2026, Deborah Casper-Stone resigned as CFO and Dan Leboffe was reinstated as CFO.

On May 5, 2026, the parties agreed to expand the distribution territory of CETI in consideration for 58M shares of common stock held in reserve until completion of due diligence scheduled for July 2026.

On May 6, 2026, the Company borrowed $25,000 from an individual with a promise to pay back a total of $50,000 within twenty days. As of May 26, 2026, this loan is in default and is accruing a $300/day late penalty fee.

On May 11, 2026, the Company entered into a Sale of Future Receipts Agreement with Essentia Funding pursuant to which the Company received gross proceeds of $20,000. After deduction of a $2,000 origination fee, the Company received net proceeds of $18,000. Under the agreement, the Company sold $30,000 of future receivables and agreed to remit a specified percentage of future receipts until the purchased amount has been delivered. As an unintended consequence of taking out this loan, the Company violated the terms of a prior loan and is in the process of resolving the issue.

On May 28, 2026, the Company approved the issuance of 200K of Series D Convertible Preferred stock to Dan Leboffe, CFO, 20K of Series D Convertible Preferred stock to Brook Brost, office manager and 25K of Series D Convertible Preferred stock to Donald Gritten, director.

On June 17, 2026, the Company received notice of default on one of its loan for failure to file its 10-Q on a timely basis.

Risk Factors Summary

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and in the “Risk Factors” section beginning on page 7 of this prospectus before making an investment decision. The risks and uncertainties described in this summary and in the full “Risk Factors” section are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially adversely affect our business, financial condition, results of operations or cash flows. If any of these risks actually occurs, the trading price of our common stock could decline, and you could lose all or part of your investment.

Principal risks include, but are not limited to, the following:

  Limited Operating History and Early-Stage Business. We have a very limited operating history, which makes evaluating our business, operating results, and future prospects difficult. We began meaningful operations in 2021 and have generated only nominal revenues to date.

  Going Concern Uncertainty and Need for Additional Capital.   There is going concern uncertainty due to recurring losses, negative cash flows from operations, and the need for additional capital. As of March 31, 2026, we had an accumulated deficit of $(22,815,314). We will require substantial additional financing to execute our business plan. There can be no assurance that such capital will be available on acceptable terms, or at all.

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  Market Acceptance and Commercialization Risks. Our water remediation and filtration technologies are in the early commercialization stage. There can be no assurance that our products will achieve market acceptance or generate meaningful revenue. Delays in development, testing, or regulatory approvals could materially harm our business.

  Highly Competitive Industry with Established Competitors. The water remediation and environmental technology sectors are competitive. Many of our potential competitors have significantly greater financial, technical, marketing, and other resources, which may make it difficult for us to compete effectively.

  Dependence on Key Personnel. We rely heavily on our small management team and a limited number of consultants (we currently have no full-time employees). The loss of any key personnel could disrupt operations and impair our ability to execute our business plan.

  Intellectual Property and Technology Risks. Our success depends on our ability to protect our proprietary technologies. We may face intellectual property infringement claims or fail to adequately protect our patents and trade secrets, either of which could have a material adverse effect on our business.

  Material Weaknesses in Internal Controls. We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these weaknesses, we may be unable to produce reliable financial statements, which could harm investor confidence and our stock price.

  Cybersecurity and Data Security Risks. Our systems and products may involve sensitive data and connected technologies. A security breach or failure could damage our reputation, result in liability, and materially harm our business.

  Regulatory and Environmental Compliance Risks. Our operations are subject to extensive federal, state, and local environmental regulations, including the Clean Water Act and related permitting requirements. Changes in laws or failure to comply could result in significant costs or operational restrictions.

  Liquidity and Market Risks for Our Common Stock. Our common stock is quoted on the OTCQB and is subject to penny stock rules, which may limit liquidity, increase volatility, and make it difficult for stockholders to sell shares. The market price of our stock has been and may continue to be highly volatile.

  Dilution from Future Financings and Outstanding Securities. Future equity or convertible debt financings, exercises of warrants or options, or conversions of notes and preferred stock will dilute existing stockholders and may depress our stock price.

  No Dividends and Anti-Takeover Provisions. We do not anticipate paying dividends in the foreseeable future. Our governing documents and the existence of a super-voting preferred share held by our CEO may discourage takeover attempts or changes in management.

  Significant Derivative Liabilities and Fair Value Volatility. We have recorded substantial derivative liabilities related to our convertible notes and warrants. As of March 31, 2026, our derivative liabilities totaled approximately $2.98 million, a significant increase from $1.07 million as of December 31, 2025. Changes in the fair value of these derivatives, which are marked to market each reporting period using complex valuation models, have resulted in large non-cash gains and losses that have materially affected our results of operations. Continued volatility in our stock price or changes in valuation assumptions could cause significant fluctuations in our financial results.

  Concentration of Voting Control. Our Chief Executive Officer holds one share of Special 2025 Series A Preferred Stock that entitles him to approximately 60% of the total voting power of the Company. This concentration of voting power gives him significant influence over the election of directors and the outcome of most matters submitted to stockholders, which may not align with the interests of other stockholders.

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  Risks Related to the AirPower USA Agreement. We have entered into a manufacturing and distribution agreement with AirPower USA, a related party, that involves significant future payment obligations. Our ability to perform under this agreement and realize its anticipated benefits is uncertain. In addition, Brianna Stoecklein, Chief Executive Officer of AirPower USA, was appointed to our Board of Directors in April 2026, creating a related party relationship.

  Increased Related Party Transactions and Potential Conflicts of Interest. We have entered into multiple financing transactions with related parties, including loans from the spouse of our Chief Executive Officer. These transactions may involve terms that are not as favorable as those that could be obtained from unaffiliated third parties and could create conflicts of interest.

The Monroe Capital Equity Line

On March 20, 2026, we entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Monroe Street Capital Partners, LP (“Monroe Capital” or the “Selling Stockholder”). Pursuant to the Purchase Agreement, we have the right, but not the obligation, to sell to Monroe Capital up to 28,000,000 shares of common stock or up to $30,000,000 of common stock, par value $0.001 per share (“Common Stock”), from time to time during the Commitment Period (up to 24 months, subject to earlier termination), by delivering Put Notices. Each Put is subject to minimum and maximum amounts, pricing formulas, volume limitations, a Cooldown Period, and other conditions set forth in the Purchase Agreement.

In connection with the Purchase Agreement, we issued 3,000,000 Initial Commitment Shares to Monroe Capital upon execution of the Agreement. These shares were earned in full on the Execution Date and are not contingent on any future draws or events. We may also be required to issue up to 9,000,000 additional Fulfillment Commitment Shares (3,000,000 shares upon each of the three Trigger Event) if and when we receive aggregate gross proceeds of $2,500,000, $5,000,000, and $7,500,000 under the Purchase Agreement.

This prospectus relates to the resale by Monroe Capital of up to 28,000,000 shares of our Common Stock, consisting of (i) the 3,000,000 Initial Commitment Shares and (ii) up to 25,000,000 Purchase Shares (also referred to as “Put Shares”) that we may elect to issue and sell to Monroe Capital pursuant to one or more Puts under the Purchase Agreement.

The purchase price for any Put Shares (the “Purchase Price”) is equal to 85% of the lowest traded price of our Common Stock during the applicable Valuation Period (generally the period beginning on the Put Date and ending on the Trading Day immediately following the Clearing Date), subject to a minimum price floor of $0.0005 per share and the other terms, conditions, and limitations contained in the Purchase Agreement (including a 4.99% beneficial ownership limitation). Monroe Capital may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act in connection with the resale of the shares registered hereby.

We will not receive any proceeds from the resale of shares by Monroe Capital. We may, however, receive up to $30,000,000 in gross proceeds from the sale of Put Shares to Monroe Capital under the Purchase Agreement (less Clearing Costs and subject to the actual number of shares sold and market prices at the time of each Put). We intend to use any net proceeds for working capital and general corporate purposes. See “Use of Proceeds.”

For a more detailed description of the Purchase Agreement, including pricing mechanics, conditions to Puts, Commitment Shares, and the related Registration Rights Agreement, see “Plan of Distribution” and the exhibits to the registration statement of which this prospectus is a part.

The Convertible Notes and Securities Purchase Agreements

We entered into three separate Securities Purchase Agreements during March and April 2026 with accredited investors Lambda Ventures, LLC and Monroe Street Capital Partners, LP. These agreements, executed in reliance on the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, provided for the issuance of unsecured convertible promissory notes together with common stock purchase warrants and commitment shares as additional consideration for working capital purposes.

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On March 17, 2026 and March 20, 2026, the Company issued $110,000 principal notes (each for a $100,000 cash purchase price reflecting a $10,000 original issue discount) along with warrants to purchase 733,333 shares of common stock at an initial exercise price of $0.15 per share and 200,000 commitment shares in each transaction. On April 9, 2026, the Company entered into a smaller transaction with Monroe Street Capital Partners, LP, issuing a $55,000 principal note for a $50,000 cash purchase price (with a $5,000 original issue discount), accompanied by warrants to purchase 366,667 shares at $0.15 and 100,000 commitment shares. Each note bears a guaranteed interest rate of 7% earned in full upon issuance and matures twelve months from the respective issue date.

The notes are convertible into shares of the Company’s common stock at the lesser of $0.10 per share or 70% of the lowest traded price of the common stock during the twenty trading days preceding any conversion date (subject to standard anti-dilution adjustments), with prepayment permitted at a 120% premium prior to maturity and default accelerating repayment at 150% of the outstanding amount (or allowing conversion at the holder’s option).

The Securities Purchase Agreements include customary covenants such as restrictions on the use of proceeds, rights of participation and first refusal in future offerings, most-favored-nation protections, prohibitions on variable rate transactions and certain other activities, piggy-back registration rights, and irrevocable transfer agent instructions. The two notes issued in March 2026 also included an optional second tranche of up to an additional $100,000 each, subject to the satisfaction of specified conditions within ninety days of the initial closing.

Monroe Street Capital Partners, LP may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, in connection with the resale of the shares issuable upon conversion of its note, exercise of the related warrants, and the commitment shares issued in its transaction.

For additional details regarding the terms of these notes, warrants, and commitment shares being registered hereby, see “Description of Securities” and the exhibits to the registration statement of which this prospectus forms a part.

Corporate Information

We were originally incorporated in the State of Wyoming in April 1986 under the name Electronic Biotek, Inc. Since inception, the Company has operated under several names, including NexGen Holdings Corp., WindPower Innovations, Inc., Educational Services International, Inc., Bio-Life Systems, Inc., Biolectronics, Corp., and Electronic Biotek, Inc.

On June 12, 2020, the District Court of Laramie County, Wyoming appointed Benjamin Berry of Synergy Management Group LLC (“Synergy”) as custodian of the Company. On September 3, 2020, Synergy and Global Environmental Technologies, Inc. (“Global”) entered into a Securities Purchase Agreement, whereby Synergy sold its one share of Special Series A preferred stock and one-half share of Series C preferred stock to Global. On September 23, 2020, the Company completed a share exchange with Global, and on October 6, 2020, the Company formally changed its name from NexGen Holdings Corp. to Cyber Enviro-Tech, Inc.

The Company filed an S-1 Registration statement in 2022 and it became effective in January 2023. This gives the Company the right to sell 10 million shares of common stock at $0.40 per share and allowed almost seven million shares of stock from debentures converted in 2022 to become free trading shares. As of the date of this prospectus, none of the 10 million shares of common stock have been sold.

The Company filed a second S-1 Registration statement in 2023 and it became effective in December 2023. This registration statement registered securities for consultants, who received shares for services, and some investors, who received shares for either cash or on the conversion of convertible debentures.

Our principal executive office is located at Cyber Enviro-Tech, Inc., 6991 E. Camelback Road, Suite D-300, Scottsdale, Arizona 85251. Our telephone number is 866 687-6856. Our Internet site is located at: www.cyberenviro.tech. We maintain our statutory registered agent's office at Registered Agents Inc. 30 N Gould St Ste R Sheridan, WY 82801 USA Telephone Number. (307) 200-2803.

The contents of our website are not incorporated by reference into this document and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.

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The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Shares of common stock offered by the Selling Stockholder	Up to 33,083,333 shares of our common stock, par value $0.001 per share, consisting of:
	•	up to 25,000,000 shares (the “Purchase Shares”) that may be issued to Monroe Street Capital Partners, LP from time to time pursuant to the Equity Purchase Agreement dated March 20, 2026;
	•	up to 3,000,000 shares (the “Initial Commitment Shares”) that may be issued to Monroe Street Capital Partners, LP as payment of the facility fee under the Equity Purchase Agreement;
	•	up to 2,750,000 shares (the “Note Shares”) issuable upon conversion of three unsecured convertible promissory notes with an aggregate principal amount of $275,000 issued pursuant to Securities Purchase Agreements dated March 17, 2026, March 20, 2026, and April 9, 2026;
	•	up to 1,833,333 shares (the “Warrant Shares”) issuable upon exercise of common stock purchase warrants issued in connection with the same Securities Purchase Agreements; and
	•	500,000 commitment shares (the “Note Commitment Shares”) issued in connection with the same Securities Purchase Agreements.

Shares of common stock outstanding immediately prior to this offering(1)	161,388,095 shares as of July 2, 2026.
Terms of the offering	The Selling Stockholder will determine when and how it will dispose of any shares of our common stock that are registered under this prospectus for resale. See “Plan of Distribution.”
Use of proceeds

We will not receive any of the proceeds from the sale of shares of our common stock offered by the Selling Stockholder. However, we may receive up to an aggregate of $30 million in gross proceeds from the sale of our common stock to the Selling Stockholder pursuant to the Purchase Agreement. The actual proceeds may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold. We intend to use any net proceeds that we receive under the Purchase Agreement for working capital and other general corporate purposes. However, as of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. See “Use of Proceeds.”

Risk factors

Investing in our securities involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 7 of this prospectus, and in the documents incorporated herein by reference.

Market symbol	Our shares of common stock are quoted on the OTCQB under the symbol “CETI.”

(1)	The number of shares of common stock outstanding immediately following this offering is based on 161,388,095 shares as of July 2, 2026, and excludes:

▪	1 share of Special 2025 Series A Preferred Stock (which entitles the holder to approximately 60% of the total voting power of the Company);
▪	56,671 shares of Series A Convertible Preferred Stock (convertible into an aggregate of 170,013,000 shares of common stock);
▪	1,940,417 shares of Series D Convertible Preferred Stock (convertible into an aggregate of 19,404,168 shares of common stock);
▪	2,788,889 shares of common stock issuable upon exercise of outstanding warrants;
▪	1,000,000 shares of common stock issuable upon exercise of outstanding options;
▪	35,589,293 shares of common stock issuable upon conversion of convertible notes payable; and
▪	4,254,113 shares of common stock to be issued.
▪	Embedded derivatives 70,008,281

See “Description of Capital Stock,” “Dilution,” and the notes to our consolidated financial statements for additional details regarding our outstanding securities, potential dilution, and capital structure.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before purchasing our securities. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Financial Condition

We have a limited operating history, which makes evaluating our business and future prospects difficult.

We are an early-stage company with a very limited operating history. We began meaningful operations in 2021 and have generated only nominal revenues to date. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. You should consider our business and future prospects in light of the risks and uncertainties experienced by early-stage companies in new and rapidly evolving markets. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development of new technologies and the competitive environment in which we operate. We expect to incur significant losses into the foreseeable future. If we are unsuccessful in addressing these risks, our business will most likely fail.

There is substantial doubt about our ability to continue as a going concern.

We do not have sufficient cash nor do we have a significant source of revenues to cover our operational costs and allow us to continue as a going concern. We have incurred significant losses, have an accumulated deficit of $22,815,314 as of March 31, 2026, and will require substantial additional financing to execute our business plan. Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. There can be no assurance that such financing will be available on acceptable terms, or at all.

We are dependent on outside financing for continuation of our operations.

We have generated limited revenues and currently operate at a loss. We are completely dependent on the continued availability of financing in order to continue our business. We need the proceeds from the Equity Purchase Agreement, the convertible notes, and any future financings to continue operations. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future. Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

We have limited resources and may not be able to effectively manage our growth or execute on our strategic initiatives, including the AirPower USA agreement.

We are an early-stage company with no full-time employees and currently rely on a small number of consultants to conduct our operations. Our growth strategy depends on our ability to successfully execute multiple initiatives simultaneously, including the continued development and commercialization of our water remediation technologies and the manufacturing, marketing, and distribution of compressed-air-powered energy generation systems under our agreement with AirPower USA, a related party.

We have material weaknesses in internal controls.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these weaknesses, we may be unable to produce reliable financial statements, which could harm investor confidence and our stock price.

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In February 2026, we entered into a manufacturing and distribution agreement with AirPower USA, a related party, granting us exclusive rights to manufacture and distribute their zero-emission energy systems in key international markets. This agreement represents a significant expansion of our business into a new product category and geographic markets. Successfully commercializing this opportunity will require us to scale manufacturing, establish supply chains, secure customers, and manage international operations — all while continuing to advance our water remediation business.

Our limited resources and operational capacity may hinder our ability to effectively manage this growth. We may be unable to hire and retain qualified personnel, properly allocate capital between our water remediation and energy businesses, or execute on our business plan in a timely and cost-effective manner. If we are unable to manage our growth effectively or successfully commercialize the AirPower opportunity, our business, financial condition, and results of operations could be materially and adversely affected.

Significant Derivative Liabilities and Fair Value Volatility Could Materially Affect Our Financial Results.

We have recorded substantial derivative liabilities in connection with our convertible notes and warrants. As of March 31, 2026, our derivative liabilities totaled approximately $2.98 million, a significant increase from $1.07 million as of December 31, 2025. These liabilities are marked to market each reporting period using complex valuation models (including Monte Carlo simulations). Changes in the fair value of these derivatives, which are driven largely by fluctuations in our stock price and other inputs, have resulted in large non-cash gains and losses that have materially impacted our results of operations. Continued volatility in our common stock price or changes in valuation assumptions could cause significant fluctuations in our reported financial results in future periods.

We have a significant amount of outstanding convertible promissory notes that could result in substantial dilution to existing stockholders.

We currently have outstanding convertible promissory notes. These notes are generally convertible into shares of our common stock at a discount to the prevailing market price. As a result, the conversion of these notes would result in significant dilution to our existing stockholders. In addition, we have recorded a substantial derivative liability related to these convertible notes. Changes in the fair value of this derivative liability can cause material non-cash gains or losses that significantly impact our results of operations.

The holders of these convertible notes may convert their notes into common stock and subsequently sell those shares in the open market. Such sales, particularly in a thinly traded market such as the OTCQB, could exert significant downward pressure on the market price of our common stock. We may also be required to issue additional shares upon the occurrence of certain events, such as anti-dilution adjustments. The existence of this substantial convertible debt and the potential for significant future dilution may make it more difficult for us to raise additional capital on favorable terms and could adversely affect the market price of our common stock.

We have outstanding commercial debt, some of which is in default or past due, and certain loans are personally guaranteed by our Chief Executive Officer.

We have outstanding commercial debt, including various notes payable and other borrowings. Some of this debt bears high effective interest rates, has short repayment terms, or is currently past due or in default. Our ability to repay or refinance this debt depends on our ability to generate sufficient revenue and cash flow or obtain additional financing. If we are unable to meet our obligations under these loans, our lenders could accelerate repayment, foreclose on any collateral, or exercise other remedies, which could have a material adverse effect on our business, financial condition, and results of operations.

In addition, certain of our commercial loans are personally guaranteed by our Chief Executive Officer, Kim D. Southworth. This creates potential conflicts of interest and could affect his ability to manage the Company. The terms of our existing commercial debt may also limit our flexibility to incur additional indebtedness or engage in certain business transactions without lender consent.

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Risks Related to Our Technologies, Operations and Commercialization

Our water remediation and filtration technologies are in early stages of commercialization and may never achieve meaningful market acceptance or generate significant revenue.

We are an early-stage company focused on proprietary electrochemical, catalytic, and AI-integrated water purification and industrial wastewater remediation systems. Our technologies remain in the pilot and testing phase, with limited commercial deployments to date. We have generated only nominal revenues and have no history of sustained product sales. There can be no assurance that our systems will achieve broad market acceptance in target industries such as oil & gas, meat-packing, or municipal wastewater treatment, or that we will be able to scale production or secure meaningful customer contracts on commercially acceptable terms.

Delays in product development, independent validation (such as ongoing testing with Texas Tech for meat-packing applications), pilot project results, regulatory approvals, or customer adoption could materially delay or prevent commercialization. Even if our technologies perform as expected in controlled testing, real-world performance at scale may differ due to site-specific water chemistry, operational conditions, or integration challenges with existing customer infrastructure. Failure to achieve market acceptance or generate meaningful revenue would have a material adverse effect on our business, financial condition, results of operations, and prospects.

We face risks related to our manufacturing and distribution agreement with AirPower USA.

On February 26, 2026, we entered into a manufacturing and distribution agreement with AirPower USA, a related party, involving significant future payment obligations totaling $2.5 million. Our ability to perform under this agreement and realize its anticipated benefits depends on successful project deployments and market acceptance of the AirPower systems. In addition, on April 7, 2026, Brianna Stoecklein, Chief Executive Officer of AirPower USA, was appointed to our Board of Directors, creating a related party relationship. Any disruption in our relationship with AirPower USA, delays in making required payments, or failure to successfully commercialize these systems could materially and adversely affect our business, financial condition, and results of operations.

We face intense competition in the water remediation and environmental technology sectors from companies with significantly greater resources.

The water remediation, industrial wastewater treatment, and environmental technology markets are highly competitive and rapidly evolving. We compete against established companies with substantially greater financial, technical, marketing, manufacturing, distribution, and other resources, as well as longer operating histories, larger customer bases, broader product portfolios, and stronger brand recognition. Many of these competitors have well-developed sales channels, long-standing customer relationships, and significant research and development budgets that allow them to continually introduce new or improved solutions.

Our competitors may develop technologies that are more effective, less expensive, easier to deploy, or faster to commercialize than ours. They may also offer bundled services, more attractive financing terms, or superior customer support. Increased competition could result in price pressure, reduced market share, higher customer acquisition costs, or the need for us to accelerate spending on marketing, product development, or pilot projects. Because we are an early-stage company with limited resources and no full-time employees, we may not be able to respond effectively to competitive pressures. Any failure to compete successfully could materially and adversely affect our business, financial condition, results of operations, and growth prospects.

Our proprietary technologies may not perform as expected in commercial applications, and we face significant risks related to product development, testing, and validation.

Our water remediation systems integrate advanced electrochemical, catalytic, and AI-driven monitoring technologies that are still in the development and early pilot stages. While we have conducted internal testing and limited field trials, there can be no assurance that our systems will perform reliably or cost-effectively under varying real-world conditions, such as different contaminant profiles, flow rates, or industrial operating environments. Delays or failures in ongoing pilot projects, independent third-party validation (including meat-packing industry testing), or scaling from pilot to commercial deployment could significantly delay revenue generation or require costly redesigns.

We also rely on third-party partners and testing facilities for validation. Any negative results, technical issues, or delays in these programs could harm our reputation and customer confidence. If our technologies do not meet performance expectations or regulatory standards in commercial settings, we may face customer claims, lost contracts, or the need to refund pilot or early commercial deployments. These risks are heightened by our limited operating history and small team of consultants.

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We may be unable to adequately protect our intellectual property or may face claims that we infringe the intellectual property rights of others.

Our success depends in large part on our ability to protect our proprietary water remediation technologies, processes, and trade secrets. We rely on a combination of patents, copyrights, trademarks, and confidentiality agreements, but these protections may not be sufficient to prevent unauthorized use or disclosure. Third parties may independently develop similar or superior technologies, or our patents may be challenged, invalidated, or circumvented.

We may also face claims that our technologies or products infringe on the intellectual property rights of others. Intellectual property litigation can be costly and time-consuming, regardless of the outcome. If we are found to infringe, we could be required to pay substantial damages, obtain expensive licenses (which may not be available on acceptable terms), or redesign our products. Any of these outcomes could materially and adversely affect our business, financial condition, and results of operations.

Our international expansion efforts expose us to additional operational, regulatory, and geopolitical risks.

We have formed wholly-owned subsidiaries in Turkey and the United Arab Emirates and are evaluating opportunities in the Middle East and other international markets. International operations subject us to risks not typically faced in the United States, including geopolitical instability, military conflicts, sanctions, trade restrictions, currency exchange rate fluctuations, differences in regulatory environments, and challenges related to local business practices and cultural differences. Our efforts to conduct business in these regions may be delayed or disrupted by changes in government approvals, banking limitations, travel restrictions, or regional security concerns especially in light of the recent conflict between the United States and Iran.

Any material adverse event in our international operations could delay revenue growth, increase costs, or require us to redirect resources towards our core U.S. developmental efforts.

Manufacturing, supply chain, and third-party dependency risks could delay or impair commercialization of our technologies and new product lines.

We rely on third-party manufacturers, suppliers, and partners for components, assembly, and certain aspects of product development. We recently entered into a manufacturing and distribution agreement with AirPower USA for compressed-air-powered energy generation systems. Any disruption in these relationships, delays in component availability, quality issues, or increases in costs could delay commercial launches, pilot projects, or customer deliveries. Because we are an early-stage company with limited resources, we have limited ability to quickly qualify alternative suppliers or absorb higher costs. Any failure by third parties to meet our specifications or timelines could materially harm our ability to commercialize our technologies and meet customer expectations.

Risks Related to Regulatory, Legal and Environmental Matters

Our operations are subject to extensive environmental and regulatory requirements, and changes in laws or failure to comply could materially harm our business.

Our water remediation and filtration technologies are subject to extensive federal, state, and local environmental regulations, including the Clean Water Act, National Pollutant Discharge Elimination System (NPDES) permits, Effluent Limitations Guidelines, and similar requirements in international markets such as Turkey and the UAE. We must obtain and maintain various permits and approvals to conduct pilot projects, commercial deployments, and manufacturing activities. Any failure to comply with these regulations, or any changes in laws, standards, or enforcement policies, could result in significant fines, penalties, operational restrictions, costly remediation obligations, or delays in bringing our products to market.

Regulatory approval processes can be lengthy and uncertain, particularly for new or innovative treatment technologies. Delays or denials of required permits could prevent us from completing pilot projects or scaling to commercial operations. In addition, our international expansion exposes us to differing and sometimes more stringent regulatory regimes. Any material regulatory violation or change could increase our costs, limit our ability to operate, damage our reputation, and materially and adversely affect our business, financial condition, and results of operations.

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We are currently involved in litigation that could divert management attention and result in material losses.

We are engaged in ongoing litigation with West Fox SWD, LLC relating to a terminated saltwater disposal well lease near Ratliff City, Oklahoma. The dispute arose after we determined the property was unsuitable for our purposes due to environmental concerns and terminated the lease for cause. The latest settlement offer from West Fox is for $80,000. Settlement negotiations are in progress, but there can be no assurance that the matter will be resolved favorably or without significant expense.

In addition to this specific lawsuit, we may in the future face additional claims or disputes related to contracts, intellectual property, environmental compliance, product performance, or other matters. Litigation can be costly, time-consuming, and distracting to management, regardless of the outcome. An adverse resolution of the current lawsuit or any future litigation could result in substantial damages, injunctive relief, or reputational harm. Given our limited resources and early-stage status, even moderate legal expenses or an unfavorable outcome could materially and adversely affect our business, financial condition, and results of operations.

Risks Related to Management and Control

We depend heavily on a very small number of key personnel and consultants, and we have no full-time employees.

As of the date of this prospectus, we had no full-time employees and relied entirely on a small group of seven full-time and part-time consultants, together with our executive officers. Our business depends heavily on the continued services of Kim D. Southworth (our Chief Executive Officer and Chairman), Dan Leboffe (our Chief Financial Officer), Don Gritten (Director), Winston P. McKellar (Director of Investor Relations and Public Relations), and a limited number of key consultants who perform critical functions in technology development, pilot testing, regulatory compliance, international operations, and investor relations.

We do not currently maintain key-man life insurance on any of these individuals. The loss of any key person — due to illness, disability, death, resignation, or other reasons — could cause a material disruption to our operations, delay product development and pilot projects, impair our ability to secure or maintain customer relationships, and hinder our international expansion efforts. Given our early-stage status and limited resources, we may not be able to attract and retain qualified replacements on acceptable terms, or at all. Any such loss would likely have a material adverse effect on our business, financial condition, results of operations, and growth prospects.

In addition, we have recently experienced turnover in our executive team. On April 30, 2026, Deborah Casper-Stone resigned as Chief Financial Officer, and Dan Leboffe was reinstated in that role. Such transitions can create short-term operational uncertainty and may adversely affect our ability to execute our business plan.

Insiders will continue to have substantial control over us after this offering, which may limit the ability of other stockholders to influence corporate decisions.

Kim D. Southworth, our Chief Executive Officer and Chairman, holds one share of our Special 2025 Series A Preferred Stock. This single share entitles him to voting power equal to approximately 60% of the total voting power of all classes of our capital stock on most matters submitted to stockholders. As a result, Mr. Southworth currently has, and is expected to continue to have, the ability to control the outcome of matters requiring stockholder approval, including the election of directors, approval of significant corporate transactions (such as mergers, acquisitions, or sales of assets), amendments to our governing documents, and the approval or prevention of a change of control.

This concentration of voting power may discourage third parties from initiating potential merger, takeover, or change-of-control transactions that might otherwise be beneficial to our common stockholders. It may also discourage activist investors or other stockholders from attempting to influence corporate governance or strategy. Because Mr. Southworth’s interests may not always align with those of our common stockholders, decisions made by him could be contrary to the best interests of the broader stockholder base. This structure could adversely affect the market price of our common stock and limit the ability of other stockholders to influence corporate matters.

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Risks Related to Our Securities and the Market for Our Common Stock

Our common stock is subject to penny stock rules, which may limit liquidity and make it more difficult for investors to sell their shares.

Our common stock is quoted on the OTCQB under the symbol “CETI” and currently trades at prices well below $5.00 per share. As a result, it is classified as a “penny stock” under SEC rules. Broker-dealers must provide detailed risk disclosures to potential purchasers and obtain written suitability determinations before executing any penny stock transaction. These requirements significantly limit the number of broker-dealers willing to trade our stock, reduce liquidity, and make it more difficult for existing stockholders to sell their shares at desired prices or times. The penny stock rules may also increase the volatility of our stock price and discourage new investors from purchasing our shares.

The market for our common stock is limited, highly volatile, and has experienced wide price fluctuations.

Our common stock is thinly traded on the OTCQB. The market price has been, and may continue to be, subject to wide fluctuations in response to a number of factors, including our limited operating history, nominal revenues, going-concern uncertainty, announcements regarding pilot projects or regulatory developments, changes in the water remediation industry, and general market and economic conditions. These fluctuations may cause our stock price to decline sharply, even in the absence of any adverse changes in our business. There can be no assurance that an active trading market will develop or be sustained, or that the market price will reflect the value of our business.

Future sales of our common stock, or the perception that such sales may occur, could depress our stock price.

We are registering a substantial number of shares for resale by the Selling Stockholders (including Purchase Shares, Initial Commitment Shares, Note Shares, Warrant Shares, and Note Commitment Shares). In addition, we have outstanding warrants, convertible notes, and equity incentive awards that may result in the issuance of additional shares. Sales of a large number of shares in the public market, or the perception that such sales could occur, could cause the market price of our common stock to decline significantly. This “overhang” may also make it more difficult for us to raise additional capital through future equity offerings at prices we consider reasonable.

We do not intend to pay dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. As a result, we do not expect to pay any cash dividends on our common stock for the foreseeable future. Any return on investment may therefore be limited to appreciation in the market price of our common stock, if any.

We may need to implement a reverse stock split in the future, which could further depress our stock price and reduce liquidity.

If our stock price remains below certain minimum thresholds required by market makers or for potential uplisting to a national exchange, we may be required or elect to implement a reverse stock split. A reverse stock split could reduce the number of shares available for trading, increase volatility, and negatively affect investor perception, even if it is intended to maintain our OTCQB quotation or facilitate future uplisting. There is no assurance that any reverse stock split would achieve its intended benefits.

Our common stock may be subject to delisting or removal from quotation if we fail to meet OTCQB requirements.

Continued quotation on the OTCQB requires us to satisfy ongoing financial, disclosure, and governance standards. If we fail to meet these standards (including minimum bid price, shareholder equity, or timely SEC reporting), our common stock could be removed from quotation or downgraded to the Pink Sheets. Any such action would further reduce liquidity, increase volatility, and make it significantly more difficult for stockholders to sell their shares.

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Risk Factors Related to the Offering

Our management has broad discretion as to the use of the net proceeds from this offering.

We intend to use any net proceeds we receive from the sale of shares to Monroe Street Capital Partners, LP under the Equity Purchase Agreement for working capital, manufacturing of compressed air units, and other general corporate purposes. However, our management has broad discretion over the allocation of these proceeds, and you may not agree with the ways in which we choose to spend or invest them. The failure of our management to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline. See “Use of Proceeds.”

Sales of shares pursuant to the Equity Purchase Agreement may cause substantial dilution to our existing stockholders.

Under the Equity Purchase Agreement dated March 20, 2026, we have the right, but not the obligation, to sell up to $30,000,000 of our common stock to Monroe Street Capital Partners, LP over a 24-month period through periodic “Puts.” The number of shares issued in each Put will be determined by a formula based on our stock’s trading price, at an effective discount of up to 15% to the market price. Because the purchase price is variable and tied to the lowest trading prices during the applicable Valuation Period, issuing a large number of shares at lower prices could result in substantial dilution to existing stockholders, reducing their proportionate ownership and voting power. Given our current market capitalization and trading volume on the OTCQB, full utilization of the $30 million commitment could result in significant dilution.

The issuance of the Initial Commitment Shares and any additional Commitment Shares may result in immediate dilution.

Upon execution of the Equity Purchase Agreement, we issued 3,000,000 Initial Commitment Shares to the Investor, which were earned in full and are not contingent on future performance. Additional Commitment Shares may become issuable upon reaching certain funding milestones. These shares, together with Put Shares issued at a discount, will be immediately dilutive to existing stockholders and may be resold into the market, potentially exerting downward pressure on our stock price.

Resales of shares by the Selling Stockholders could depress the market price of our common stock.

The Selling Stockholders (Monroe Street Capital Partners, LP and Lambda Ventures, LLC) may resell the Purchase Shares, Initial Commitment Shares, Note Shares, Warrant Shares, and Note Commitment Shares at any time after the registration statement becomes effective. If they sell a substantial number of shares in the open market, particularly in a thinly traded market such as the OTCQB, this could cause a significant decline in our stock price. The discounted pricing mechanisms in both the Equity Purchase Agreement and the convertible notes may incentivize rapid resales, which could exacerbate volatility and make it more difficult for us to raise additional capital on favorable terms.

The conversion of our outstanding convertible promissory notes and the exercise of related warrants will cause substantial dilution.

We are registering up to 2,750,000 Note Shares issuable upon conversion of three unsecured convertible promissory notes with an aggregate principal amount of $275,000, up to 1,833,333 Warrant Shares issuable upon exercise of the related warrants, and 500,000 Note Commitment Shares. The notes are convertible at the lesser of $0.10 per share or 70% of the lowest traded price during the twenty trading days preceding conversion. This variable conversion price, combined with the $0.15 warrant exercise price, could result in significant dilution to existing stockholders if the notes are converted or the warrants are exercised when our stock price is low. In addition, upon an event of default the notes accelerate at 150% of the outstanding amount, which could further increase the number of shares issuable.

The terms of the convertible notes and warrants contain features that may discourage or prevent future financings or strategic transactions.

The convertible notes contain covenants, most-favored-nation provisions, and restrictions on variable-rate transactions and certain other activities. The warrants contain anti-dilution adjustments. These provisions could deter potential investors, make future financings more difficult or expensive, or interfere with strategic transactions such as mergers or acquisitions.

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We face risks from the registration and resale of all securities covered by this prospectus.

All of the securities being registered (Purchase Shares, Initial Commitment Shares, Note Shares, Warrant Shares, and Note Commitment Shares) are being registered for resale by the Selling Stockholders. Large-scale resales by these investors, especially in a low-volume OTCQB market, could materially depress our stock price, increase volatility, create a substantial “overhang,” and harm our ability to raise future capital. In addition, the presence of a large number of registered shares available for resale may negatively affect investor perception of our common stock.

Our stock price must remain above certain levels to utilize the Equity Purchase Agreement effectively.

Each Put is subject to volume limitations (generally up to 200% of the average daily trading volume during the prior seven trading days, excluding the highest and lowest volume days) and other conditions. If our stock price declines significantly or our trading volume remains low, we may be unable to deliver effective Put Notices or access the full $30 million commitment. This could limit our ability to obtain needed liquidity and force us to seek alternative financing on less favorable terms.

Volatility in our stock price could limit our ability to draw on the Equity Purchase Agreement.

The purchase price for Put Shares is based on the lowest traded price during the Valuation Period (the Put Date plus five trading days following the Clearing Date). High volatility or sustained price declines could result in a lower effective purchase price, increasing the number of shares we must issue and thereby amplifying dilution to existing stockholders.

If the registration statement covering the resale of shares is not declared effective or becomes ineffective, we may be unable to access funding under the Equity Purchase Agreement.

The Investor is not obligated to purchase shares unless the registration statement covering the resale of the Put Shares and Commitment Shares is effective and remains effective. Any delay in effectiveness, the need for additional registration statements, or a suspension of the registration statement could prevent us from issuing Puts and accessing capital. If the registration statement ceases to be effective during the Commitment Period, the agreement may terminate, materially limiting our liquidity.

We may become overly reliant on the Equity Purchase Agreement for liquidity, exposing us to financing risks.

While the Equity Purchase Agreement provides a potential source of up to $30 million, it is not committed or guaranteed funding. The Investor may decline to purchase shares if conditions precedent are not satisfied (including no Material Adverse Effect, DWAC eligibility, and other requirements). If we rely heavily on this facility and it becomes unavailable (due to termination events, market conditions, or other factors), we may need to seek alternative financing on less favorable terms, which could be highly dilutive or unavailable given our current financial position and going concern status.

The Equity Purchase Agreement restricts our ability to engage in other financing transactions.

During the Commitment Period, we are generally prohibited from entering into other equity lines of credit or variable rate transactions without the Investor’s prior written consent. This restriction may limit our financing flexibility and prevent us from pursuing potentially more favorable or less dilutive funding opportunities.

The Investor may engage in hedging or other transactions that could depress our stock price.

Although the Investor has represented that it is acquiring the shares for investment and not with a view to distribution, it may hedge its economic exposure or engage in other transactions involving our common stock. Such activities could increase volatility or place downward pressure on our stock price, adversely affecting existing stockholders and our ability to raise capital in the future.

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Termination of the Equity Purchase Agreement could occur unexpectedly, limiting our access to capital.

The Equity Purchase Agreement may terminate prior to full utilization of the $30 million commitment upon the occurrence of certain events, including the passage of 24 months, our election to terminate (subject to limitations), ineffectiveness of the registration statement, or certain bankruptcy or delisting events. An unexpected termination could disrupt our funding plans at a critical time.

We may need to file additional registration statements, which could delay funding and increase costs.

If the number of shares required under the Equity Purchase Agreement exceeds the amount registered (e.g., due to low stock prices increasing share issuance), we must file and obtain effectiveness for additional registration statements. This process could delay access to capital, incur legal and accounting expenses, and expose us to SEC scrutiny or market uncertainty.

Buy-In provisions could result in cash penalties if we fail to deliver shares timely.

If we fail to deliver Put Shares as DWAC Shares by the required deadline, the Investor may purchase shares in the open market to cover the position and require us to reimburse any excess costs (including commissions and other expenses). In a rising stock price environment, this could impose unanticipated cash liabilities and further strain our liquidity.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

▪	our ability to successfully commercialize our water remediation and filtration technologies;
▪	our ability to expand operations in the Middle East, Texas, and other markets;
▪	our ability to complete testing and secure commercial contracts in the meat packing industry and with municipalities;
▪	our ability to successfully perform under our manufacturing and distribution agreement with AirPower USA and commercialize compressed-air-powered energy systems;
▪	our ability to secure additional debt or equity financing, including under the Equity Purchase Agreement;
▪	our ability to meet our working capital needs and address our going concern uncertainty;
▪	the performance and acceptance of our water and oil/soil remediation systems in industrial applications;
▪	the competitive environment in the water science and environmental remediation industry;
▪	changes in government regulations affecting water treatment, oil & gas operations, and environmental compliance;
▪	general economic conditions, including inflation, interest rates, and industrial spending on wastewater remediation; and
▪	our ability to attract and retain key personnel and consultants necessary to execute our business plan.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” or “continue,” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond our control and which could materially affect results.

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Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. We do not intend to update or otherwise revise the forward-looking statements in this prospectus to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by applicable law.

THE EQUITY FINANCING

Description of the Purchase Agreement

On March 20, 2026, we entered into the Equity Purchase Agreement (the “Purchase Agreement”) with Monroe Street Capital Partners, LP (“Monroe Capital” or the “Selling Stockholder”), pursuant to which Monroe Capital committed to purchase, at our sole discretion and subject to the conditions set forth therein, up to $30,000,000 of shares of our common stock, par value $0.001 per share (the “Total Commitment” or “Maximum Commitment Amount,” and shares of common stock sold pursuant to the Purchase Agreement, the “Purchase Shares” or “Put Shares”), subject to certain limitations and conditions set forth therein.

This prospectus covers the resale by Monroe Capital of up to 28,000,000 shares of our common stock, consisting of (i) up to 25,000,000 Purchase Shares that we may sell to Monroe Capital under the Purchase Agreement from time to time and (ii) 3,000,000 Initial Commitment Shares issued to Monroe Capital as consideration for entering into the facility. The number of Purchase Shares registered represents a good-faith estimate covering near-term potential draws while keeping registered overhang modest; we may register additional shares via post-effective amendment or a new registration statement as we utilize more of the facility.

The following is a description of the material terms of the issuance and sale of securities pursuant to the Purchase Agreement. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Purchase Agreement and the related Registration Rights Agreement, including the definitions of certain terms used therein. We urge you to read the Purchase Agreement and the Registration Rights Agreement because they, and not this description, define your rights as holders of our common stock. Copies of these agreements are filed as exhibits to the registration statement of which this prospectus forms a part and will be made available upon request as set forth under “Where You Can Find Additional Information.”

As consideration for Monroe Capital’s commitment to purchase shares of common stock in accordance with the Purchase Agreement, we issued 3,000,000 Initial Commitment Shares upon execution of the Agreement. These shares were earned in full on the Execution Date and are not contingent upon any future draws, the effectiveness of the registration statement, or other events. We will also issue up to an additional 9,000,000 Fulfillment Commitment Shares (3,000,000 shares upon each Trigger Event) if and when we receive aggregate gross proceeds of $2,500,000, $5,000,000, and $7,500,000 under the Purchase Agreement. In addition, the Company paid $10,000 to legal counsel of the Investor on the date of the Agreement for the Investor’s expenses relating to the preparation of the Agreement.

Purchase and Sale of Common Stock

Upon the initial satisfaction of the conditions to our right to commence sales of Purchase Shares to Monroe Capital set forth in the Purchase Agreement (including effectiveness of the registration statement), we will have the right, but not the obligation, from time to time at our sole discretion during the Commitment Period (up to 24 months, subject to earlier termination as set forth in the Purchase Agreement), to direct Monroe Capital to purchase Purchase Shares by delivering a Put Notice on any Trading Day, provided certain conditions are met.

The purchase price of the Purchase Shares (the “Purchase Price”) will be equal to 85% of the lowest traded price during the applicable Valuation Period, subject to a minimum price floor of $0.0005 per share and the other terms and conditions of the Purchase Agreement. We may specify in each Put Notice a minimum Investment Amount of $25,000 (calculated using the Initial Purchase Price) and a maximum amount up to the lesser of $500,000 or 200% of the Average Daily Trading Value. By mutual agreement, the parties may increase any individual purchase amount.

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From and after initial satisfaction of conditions, we will control the timing and amount of any sales of Purchase Shares to Monroe Capital. Actual sales of Purchase Shares to Monroe Capital under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including market conditions, the trading price of our common stock, and determinations by us as to the appropriate sources of funding for our operations. We may ultimately decide to sell to Monroe Capital all, some, or none of the Purchase Shares that may be available for us to sell pursuant to the Purchase Agreement.

Beneficial Ownership Limitation

The Purchase Agreement prohibits us from issuing Purchase Shares if such issuance would result in Monroe Capital and its affiliates beneficially owning more than 4.99% of our then-outstanding common stock (calculated pursuant to Section 16 of the Exchange Act and the regulations thereunder).

Proceeds

Because the Purchase Price per share will fluctuate based on the market price of our common stock during the Valuation Period for each purchase, it is not possible for us to predict the number of Purchase Shares we will sell to Monroe Capital, the actual Purchase Price per share, or the gross proceeds we will receive, if any.

The proceeds from sales of Purchase Shares, if any, will depend on the frequency and prices at which we sell shares to Monroe Capital. We will not receive any proceeds from the resale of shares by Monroe Capital or any other Selling Stockholder. To the extent we sell Purchase Shares under the Purchase Agreement, we plan to use any net proceeds for working capital and general corporate purposes.

Conditions Precedent to Commencement and For Delivery of Put Notices

Our right to deliver Put Notices to Monroe Capital, and Monroe Capital’s obligation to purchase shares, are subject to the initial satisfaction (and ongoing satisfaction) of customary conditions (among others), including:

  Accuracy of representations and warranties;
  Effectiveness of the registration statement (including this prospectus) and absence of any stop order;
  No trading suspension or delisting from the Principal Market;
  No material adverse effect or prohibitive legal proceedings;
  Compliance with the beneficial ownership limitation;
  DWAC eligibility and no DTC chill;
  Timely SEC filings; and
  Other conditions set forth in the Purchase Agreement (including a minimum price floor of $0.0005 per share).

Covenants

The Purchase Agreement contains customary representations, warranties, covenants (including reservation of shares, listing maintenance, and restrictions on other variable rate transactions or equity lines without consent), and indemnification obligations of the parties.

Restrictions

The Purchase Agreement requires Monroe Capital to comply with applicable securities laws, FINRA rules, and Principal Market regulations in connection with its activities related to our common stock, but does not impose specific prohibitions on short sales or hedging beyond such compliance requirements.

Termination

The Purchase Agreement will terminate upon the earliest of (i) the end of the 24-month Commitment Period, (ii) Monroe Capital’s purchase of the full Total Commitment, or (iii) certain termination events (including if the registration statement ceases to be effective, bankruptcy events, or other specified conditions). We may terminate the Purchase Agreement at any time upon written notice (subject to restrictions during any Valuation Period or while Monroe Capital holds Put Shares), at no cost or penalty, provided certain conditions are met.

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Existing Stockholders; Dilution

All shares registered in this offering that may be issued or sold to Monroe Capital under the Purchase Agreement are expected to be freely tradable (subject to any applicable securities laws). Issuances to Monroe Capital will not affect the rights or privileges of existing stockholders except through dilution of economic and voting interests. There are substantial risks to our stockholders from the sale and issuance of common stock to Monroe Capital under the Purchase Agreement. See “Risk Factors” and “Dilution.”

Effect of Performance of the Purchase Agreement on Our Stockholders

Shares registered in this offering may be sold over a period starting on the date this registration statement is declared effective and continuing for up to 24 months (or until the facility is fully utilized or terminated). Sales by Monroe Capital could cause the market price of our common stock to decline and be highly volatile. The existence of the facility may create perceived overhang, further impacting the stock price. If we sell a substantial number of shares to Monroe Capital, or if investors expect significant sales, it may impair our ability to raise capital in the future on favorable terms. However, we control the timing and amount of sales and may terminate the Purchase Agreement at our discretion (subject to the terms thereof) without cost.

Registration Rights Agreement

Concurrently with the execution of the Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Monroe Capital. Under the Registration Rights Agreement, we agreed to file with the SEC an initial registration statement (of which this prospectus forms a part) covering the resale by Monroe Capital of the Registrable Securities (which include the Put Shares and Commitment Shares) as soon as practicable. We are required to use reasonable best efforts to cause such registration statement to be declared effective within the deadlines set forth in the Registration Rights Agreement.

The Registration Rights Agreement requires us to keep the registration statement continuously effective during the Registration Period (until all Registrable Securities have been sold or the Maximum Commitment Amount has been fully drawn, subject to certain exceptions). If the number of shares registered becomes insufficient, we must promptly file a new or amended registration statement to cover the shortfall. We must also take other actions to facilitate resale, including qualifying under blue sky laws (subject to limitations), providing copies of filings, and notifying Monroe Capital of certain events.

The Registration Rights Agreement includes customary indemnification provisions (we indemnify Monroe Capital against certain losses from misstatements or omissions, subject to exceptions; Monroe Capital provides reciprocal indemnification). Expenses of registration (other than sales commissions) are borne by us.

The Registration Rights Agreement is governed by Delaware law and includes arbitration provisions consistent with those in the Purchase Agreement. This summary is qualified in its entirety by reference to the full Registration Rights Agreement, a copy of which will be made available upon request as set forth under “Where You Can Find Additional Information.”

USE OF PROCEEDS

We will not receive any proceeds from the resale of shares of our common stock by the Selling Stockholders.

However, we may receive up to an aggregate of $30,000,000 in gross proceeds from the sale of our common stock to Monroe Street Capital Partners, LP pursuant to the Equity Purchase Agreement dated March 20, 2026. The actual proceeds may be substantially less than this amount depending on the number of shares sold, the prices at which the shares are sold, the frequency and timing of any Puts we elect to make, and other factors described in this prospectus.

We intend to use any net proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes. These purposes may include, but are not limited to:

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Assuming sales of all 28,000,000 of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $1,400,000 (.05 per share). The proceeds are expected to be disbursed, in the priority set forth below.

  funding ongoing operations and the continued development and commercialization of our water purification and industrial wastewater remediation technologies;
  supporting research, testing, and deployment of our proprietary electrochemical, catalytic, and AI-integrated monitoring systems for contaminated water, sludge, and oil & gas applications;
  advancing international market expansion, including operations and partnerships in Turkey, the UAE, and other targeted regions;
  funding the manufacture and distribution of the compressed-air-powered, zero-emission energy generation systems pursuing strategic acquisitions or investments in complementary technologies, intellectual property, or assets that enhance our remediation platform; and
  other general corporate needs, including working capital, infrastructure, marketing, personnel, and compliance with regulatory and reporting requirements.

	100%	70%	40%	10%
Total Proceeds to the Company	$1.400,000	$980,000	$560,000	$140,000

Middle East projects ***	200,000	140,000	20,000	—
General Public Company expenses	200,000	140,000	50,000	14,000

CETI, Manufacturing compressed air units:
Manufacturing facility	120,000	100,000	60,000	36,000
Machinery	80,000	50,000	25,000	5,000
Hand Tools	20,000	15,000	10,000	5,000
Labor	200,000	140,000	55,000	20,000
Materials	400,000	270,000	240,000	40,000

General corporate needs	180,000	125,000	100,000	20,000

Total Use of Net Proceeds	$1.400,000	$980,000	$560,000	$140,000

*** Middle East projects are under evaluation by management due to the ongoing conflict with Iran and aligned entities. We may have to refocus and redeploy these funds to domestic projects based upon that evaluation.

Although we continuously evaluate potential acquisitions, investments, or strategic opportunities, we currently have no specific agreements, commitments, or understandings with respect to any particular transaction. Our expected use of the net proceeds represents our intentions based upon our current plans and business conditions as of the date of this prospectus. We cannot specify with certainty the particular uses for the net proceeds we may receive, or the respective amounts we may allocate to those uses. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, the progress of our technology validation and commercial pilots, the availability and terms of any acquisition or partnership opportunities, our operating cash needs, military conflicts, and any unforeseen developments.

As a result, our management will retain broad discretion over the allocation of the net proceeds. Pending the uses described above, we plan to invest any net proceeds in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, or other high-quality, liquid securities.

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MARKET INFORMATION

Market Information

Our common stock is quoted under the symbol “CETI” on the OTCQB operated by OTC Markets Group, Inc.

The market for our common stock is limited and highly volatile. There can be no assurance that an active trading market will develop or be sustained. The trading price of our common stock has been, and may continue to be, subject to wide fluctuations in response to a number of factors, including our operating results, changes in earnings estimates by analysts, market conditions in the industries in which we operate, and general economic conditions. As a result, our stockholders may be unable to resell their shares at or above the price at which they acquired them, or at all.

The following table shows the reported high and low bid quotations per share for our common stock based on information provided by the OTCQB for the periods indicated. Quotations reflect inter-dealer prices, without markup, markdown or commissions and may not represent actual transactions.

Fiscal Year Ended December 31, 2025	HIGH	LOW
Fourth Quarter	$0.19	$0.01
Third Quarter	$0.38	$0.13
Second Quarter	$0.75	$0.29
First Quarter	$0.31	$0.18

First three months ending March 31, 2026	$0.15	$0.004

Penny Stock

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

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Holders of Our Common Stock

As of July 2, 2026, we had 161,388,095 shares of our common stock issued and outstanding, held by approximately 508 shareholders of record, with others holding shares in street name. The actual number of stockholders is greater than the number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare and pay dividends will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions (including those under our outstanding indebtedness), and other factors that our board of directors may deem relevant. In addition, the terms of our existing and any future outstanding indebtedness may limit our ability to pay dividends. See “Risk Factors—Risks Related to This Offering and Ownership of Our Securities—We have no current plans to pay cash dividends on our common stock for the foreseeable future, and you may not receive any return on investment unless you sell our common stock for a price greater than that which you paid for it.”

Issuer Repurchases

We have not repurchased any of our equity securities during the periods presented.

Securities Authorized for Issuance under Equity Compensation Plans

As of the date of this prospectus, we have not adopted a formal equity compensation plan for our officers, directors, or employees. However, we have granted equity awards to certain consultants as part of their compensation arrangements.

On July 27, 2025 the Company entered into a consulting agreement with Marshall Welch, for professional services wherein the Company paid 50,000 common shares.

On August 23, 2025 the Company entered into a consulting agreement with Deborah Casper-Stone, for professional services wherein the Company paid 50,000 common shares.

On May 28, 2026, the Company approved the issuance of 200K of Series D Convertible Preferred stock to Dan Leboffe, CFO, 20K of Series D Convertible Preferred stock to Brook Brost, office manager and 25K of Series D Convertible Preferred stock to Donald Gritten, director.

We may in the future adopt a formal equity incentive plan and grant additional options, restricted stock, or other equity awards to employees, directors, consultants, or advisors. Any such future grants would be made in accordance with the terms of the applicable plan and would be subject to approval by our board of directors and, if required, our stockholders.

Unregistered Sales of Equity Securities

During the two years preceding the date of this prospectus, we issued shares of our common stock in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. These issuances were made primarily in connection with the conversion of outstanding convertible promissory notes and accrued interest, the issuance of shares for consulting and other services, and certain cash sales to accredited investors.

All recipients represented that they were acquiring the securities for investment purposes only and not with a view to distribution. No general solicitation or advertising was used, and appropriate restrictive legends were placed on the securities issued. The issuances complied with the requirements for a private placement exemption.

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The following summarizes the material unregistered sales of equity securities during this period:

▪	In March and April 2026, we issued three unsecured convertible promissory notes with an aggregate principal amount of $275,000 to accredited investors (including Lambda Ventures, LLC). These notes carry 7% guaranteed interest, mature in 12 months, and are convertible into shares of common stock at the lesser of $0.10 per share or 70% of the lowest traded price during the twenty trading days preceding conversion. In connection with these notes, we issued warrants to purchase up to 1,833,333 shares of common stock at an exercise price of $0.15 per share and 500,000 Note Commitment Shares.
▪	In connection with the Equity Purchase Agreement dated March 20, 2026, we issued 3,000,000 Initial Commitment Shares to Monroe Street Capital Partners, LP as consideration for entering into the facility. These shares were issued in reliance on Section 4(a)(2) and Regulation D.
▪	One share of our Special 2025 Series A Preferred Stock was issued to our Chief Executive Officer, Kim D. Southworth, granting super-voting rights (approximately 60% of total voting power) with no economic rights.
▪	Additional shares were issued upon conversion of earlier convertible debentures, promissory notes, cash, deposit on AirPower USA, a related party, agreement, as well as for services provided by consultants and advisors totaling $3,455,357 and 47,601,289 common shares of stock and $601,940 and 1,980,417 preferred shares of stock.. These issuances occurred on various dates throughout 2025 and 2026 and were made to accredited investors or service providers who represented their investment intent.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to finance the operation and expansion of our business, including funding ongoing operations, the continued development and commercialization of our water purification and industrial wastewater remediation technologies, international market expansion, research and pilot projects, and general working capital needs. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Any future determination to declare and pay dividends will be made at the sole discretion of our board of directors and will depend on a number of factors, including:

▪	our results of operations and financial condition;
▪	our capital requirements and liquidity position, including our ongoing need for working capital and funds to support technology development and commercial growth;
▪	contractual restrictions and covenants in our existing and future indebtedness, including any convertible promissory notes or other debt instruments that may restrict or prohibit dividend payments without lender consent;
▪	general economic and business conditions;
▪	applicable legal requirements under Wyoming law; and
▪	other factors that our board of directors may deem relevant.

In addition, our ability to pay dividends may be further limited by the terms of any future debt or equity financings we undertake, including potential senior securities that could have dividend preferences over our common stock.

Please see “Risk Factors — We have no current plans to pay cash dividends on our common stock for the foreseeable future, and you may not receive any return on investment unless you sell our common stock for a price greater than that which you paid for it” for additional discussion of the risks associated with the absence of dividends.

As a result, investors in this offering should not expect to receive any cash dividends in the near term and may only realize a return on their investment through appreciation in the market price of our common stock, if any, or by selling their shares at a price higher than their purchase price.

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DILUTION

The sale of our common stock to the Selling Stockholders pursuant to the Equity Purchase Agreement and the registration of the Initial Commitment Shares, Note Shares, Warrant Shares, and Note Commitment Shares will have a dilutive impact on our existing stockholders. In addition, the lower our stock price is at the time we sell shares under the Equity Purchase Agreement or when the notes are converted or warrants exercised, the more shares we will issue, resulting in greater dilution to existing stockholders.

The following table illustrates the potential dilution to new investors purchasing shares in this offering, based on the maximum number of shares being registered (33,083,333 shares) and assuming all such shares are issued or sold. This illustration uses our net tangible book value as of March 31, 2026 and assumes an illustrative average issuance price of $0.20 per share for the registered shares.

Description	Amount
Assumed offering price per share	$0.20
Historical net tangible book value per share as of March 31, 2026	$(0.0285)
Increase per share attributable to this offering	$0.0413
As adjusted net tangible book value per share after this offering	$0.0128
Dilution per share to new investors	$0.1872

The foregoing discussion and tables assume no exercise of outstanding stock options or warrants and no conversion of convertible securities other than the registered securities in this offering. The number of shares of our common stock to be outstanding after this offering is based on 149,860,845 shares outstanding as of March 31, 2026, and excludes:

  1 share of Special 2025 Series A Preferred Stock (which entitles the holder to approximately 60% of the total voting power of the Company but has no conversion rights into common stock);
  56,671 shares of Series A Convertible Preferred Stock (convertible into an aggregate of 170,013,000 shares of common stock);
  1,940,417 shares of Series D Convertible Preferred Stock (convertible into an aggregate of 19,404,168 shares of common stock);
  35,589,293 shares of common stock issuable upon conversion of convertible notes payable; and
  4,254,113 shares of common stock to be issued.
  2,422,222 shares of common stock issuable upon exercise of outstanding warrants (other than the Warrant Shares being registered in this offering);
  up to 70,008,281 shares of common stock potentially issuable in connection with embedded derivatives related to our outstanding convertible notes; and
  Any additional shares that may become issuable under the Equity Purchase Agreement upon the occurrence of future Trigger Events.

To the extent that any of these outstanding warrants or options are exercised, or additional convertible securities are converted or new awards are granted and exercised, there will be further dilution to new investors and existing stockholders. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The as-adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of any future sales under the Equity Purchase Agreement.

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SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time by the Selling Stockholders (Monroe Street Capital Partners, LP and Lambda Ventures, LLC) of up to 33,083,333 shares of our common stock, par value $0.001 per share. The shares being registered consist of:

  up to 28,000,000 shares issuable to Monroe Street Capital Partners, LP under the Equity Purchase Agreement dated March 20, 2026 (up to 25,000,000 Purchase Shares and 3,000,000 Initial Commitment Shares); and
  up to 5,083,333 shares issuable under the three Securities Purchase Agreements dated March 17, 2026, March 20, 2026, and April 9, 2026 (up to 2,750,000 Note Shares, 1,833,333 Warrant Shares, and 500,000 Note Commitment Shares).

All such shares of common stock that are being registered under the Securities Act for resale by the Selling Stockholders in this offering are expected to be freely tradable (subject to compliance with applicable securities laws). The resale by the Selling Stockholders of a significant number of shares of our common stock that are registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. We are filing the registration statement of which this prospectus forms a part to satisfy our registration rights obligations under the Equity Purchase Agreement, the related Registration Rights Agreement, and the three Securities Purchase Agreements.

Sales of Purchase Shares, if any, to Monroe Capital under the Equity Purchase Agreement will depend upon market conditions, the trading price of our common stock, determinations by us as to the appropriate sources of funding for our operations, and other factors to be determined by us. We may ultimately decide to sell to Monroe Capital all, some, or none of the Purchase Shares that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell Purchase Shares or issue Commitment Shares to Monroe Capital, or when shares are issued under the Securities Purchase Agreements, the Selling Stockholders may resell all, some, or none of those shares at any time or from time to time in their discretion, and such resales may be at different prices. As a result, investors who purchase shares of our common stock from the Selling Stockholders in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares of our common stock they purchase from the Selling Stockholders as a result of future sales made by us at prices lower than the prices such investors paid for their shares of our common stock in this offering. In addition, if we sell a substantial number of shares to Monroe Capital or issue shares under the Securities Purchase Agreements, or if investors expect that we will do so, the actual sales of those shares, or the mere existence of these arrangements, may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Although the Equity Purchase Agreement provides that we may sell up to an aggregate of $30,000,000 of Purchase Shares to Monroe Capital, only 28,000,000 shares of our common stock are being registered for resale under this prospectus from the Equity Purchase Agreement (consisting of the 3,000,000 Initial Commitment Shares and up to 25,000,000 Purchase Shares). This registration represents a good-faith estimate covering near-term potential capital needs while limiting immediate registered overhang. If we elect to sell more shares to Monroe Capital in the future, we will register additional shares via post-effective amendment or a new registration statement as required. The number of shares of our common stock ultimately offered for resale by the Selling Stockholders under this prospectus is dependent upon the number of Purchase Shares we ultimately sell to Monroe Capital under the Purchase Agreement, the number of Commitment Shares issued, and the shares issuable under the three Securities Purchase Agreements.

The table below presents information regarding the Selling Stockholders and the shares of common stock that they may from time to time offer for resale under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders and reflects their holdings as of July 2, 2026. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholders may offer for resale under this prospectus.

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus (1)	Number of Shares of Common Stock Owned After Offering (2)	Percent (3)
Monroe Street Capital Partners, LP	200,000	31,050,000	—	Less than 1%
Lambda Ventures, LLC	200,000	2,033,333	—	Less than 1%
Total	400,000	33,083,333

(1) Represents the maximum number of shares of common stock that the Selling Stockholders may offer for resale under this prospectus, consisting of (i) up to 28,000,000 shares for Monroe Street Capital Partners, LP under the Equity Purchase Agreement (up to 25,000,000 Purchase Shares and 3,000,000 Initial Commitment Shares) and (ii) up to 5,083,333 shares under the three Securities Purchase Agreements (up to 2,750,000 Note Shares, 1,833,333 Warrant Shares, and 500,000 Note Commitment Shares). The amounts set forth in this column do not reflect the application of the 4.99% Beneficial Ownership Limitation contained in the Purchase Agreement.

(2) Assumes the issuance and resale of all shares of our common stock being offered for resale pursuant to this prospectus.

(3) Applicable percentage ownership is based on 161,388,095 shares of our common stock outstanding as of July 2, 2026. Monroe Street Capital Partners, LP is a Delaware limited partnership. Brian Goldberg is the Authorized Signatory of Monroe Street Capital Partners, LP and has voting control and investment discretion over the securities held by Monroe Street Capital Partners, LP. Lambda Ventures, LLC is a Nevada limited liability company. Andrew Avitan is the Authorized Signatory of Lambda Ventures, LLC and has voting control and investment discretion over the securities held by Lambda Ventures, LLC.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

As an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. Accordingly, our financial statements may not be comparable to those of companies that do not elect to use this extended transition period.

 Results of Operations for the Years Ending December 31, 2025 and  2024

	Twelve Months Ended December 31, 2025	Twelve Months Ended December 31, 2024	$	%
Revenue:
Gross sales	$—	$—	$—	0.00%
Cost of sales	—	—	—	0.00%
Gross margin	—	—	—	0.00%

Operating Expenses:
Professional fees	343,498	131,054	212,444	162.1%
General and administrative	993,291	1,051,798	(58,507)	-5.6%
Consulting	1,779,681	1,666,553	113,128	6.8%
Total operating expenses	3,116,470	2,849,405	267,065	9.4%

Loss from continuing operations	(3,116,470)	(2,849,405)	(267,065)	9.4%

Other Income (Expense):
Change in fair value of derivatives	(179,252)	161,122	(340,374)	-211.3%
Loss on issuance of derivative	(2,068,536)	(191,162)	(1,877,374)	1193.5%
Gain on extinguishment of derivative liability	1,431,541	264,539	1,167,002	441.1%
Unrealized loss on investment WTXR	(147,435)	—	(147,435)	100.0%
Change in fair value of contingent liability	(47,500)	(437,500)	390,000	-89.1%
Loss on impairment of assets	(579,957)	(957,377)	377,420	-39.4%
Amortization of intangible assets	—	(112,850)	112,850	-100.0%
Interest income	12,564	10,768	1,796	16.7%
Interest expense	(1,464,963)	(759,013)	(705,950)	93.0%
Total other income (expense)	(3,043,538)	(2,021,473)	(1,022,065)	50.6%

Loss from continuing operations	(6,160,008)	(4,870,878)	(1,289,130)	26.5%

Discontinued Operations:
Loss from discontinued operations	(1,462,514)	(1,495,106)	32,592	-2.2%
Loss on sale of Axenic	(18,451)	—	(18,451)	100.0%
Loss from discontinued operations	(1,480,965)	(1,495,106)	14,141	-0.9%

Net loss	(7,640,973)	(6,365,984)	(1,274,989)	20.0%

Net loss attributable:
Net loss attributable to noncontrolling interest	(89,057)	(12,815)	(76,242)	594.9%
Net loss attributable to common stockholders	(7,551,916)	(6,353,169)	(1,198,747)	18.9%
Net loss	$(7,640,973)	$(6,365,984)	$(1,274,989)	20.0%

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General and Administrative Expenses. General and administrative expenses for the year ended December 31, 2025 were down by $58,507 or 5.6% vs 2024 largely due to a decrease in Meat Packing Testing of $150k and decrease in Advertising & Marketing expenses of $90k which were offset by increase of $61k for travel. The Meat Packing Plant testing fees were paid to Texas Tech to provide independent validation of our process and products in the meat packing industry. The Advertising was from payments to a company to assist in the marketing of CETI stock.

Professional fees. These fees increased by $212,444 or 162.1%, due to increased audit and audit-related fees of $44k, legal fees of $156k and professional fees of $15k which include fees for the S1 preparation and supervision of soil testing. Legal fees include costs related to a lawsuit which arose from the Company’s withdrawal of a project of a salt water disposal facility in Oklahoma and general legal services related to standard corporate compliance.

Consulting fees. The increase of $113,128 or 6.8% primarily due to consulting fees related to international business efforts offset by the reduction in consulting fees associated with the Alvey oil field efforts. A total of $497k and $238k are from non-cash, stock-based compensation, for the years ended December 31, 2025 and 2024, respectively. This compensation is mostly due to marketing services and the increase in 2025 is mostly due to amortization of warrants given for these services (approximately $164K).

Other Income (Expense). Total decline in other income and expense, net increased by $1,022,065 or 50,6%. Other income and expense items are primarily made up of items related to interest expense and derivative accounting. For the derivative related accounts, these are driven by loans whereas the lender has a conversion component if the loan is not paid off. Historically the Company has always repaid the debt instead of allowing a conversion. However, for accounting purposes, we must account for the potential conversion. During the year ended December 31, 2025, seven new loans were executed resulting in a $2.1M increase in loss on issuance of derivatives. Additionally, during the twelve months ended December 31, 2025, three loans were paid off resulting in a $1.4M increase in gain on extinguishment of derivative liability. The decline in amortization of intangible assets relates to assets which were acquired in 2023 and fully amortized as of December 31, 2024. Lastly, interest expense increased by $706k due to a larger number of convertible notes with derivative components outstanding during full year 2025 as compared to 2024.

Two other significant items in this category relate to the loss on impairment of assets and the change in fair value of contingent liabilities. There is a loss on impairment of assets of $580K in 2025 which is due to the write down to market value of equipment while the 2024 write off of $957k is due to a write off of intangible assets due to insolvency of the company from which CETI purchased licensing rights. While the intellectual property acquired by the Company still has value to CETI, it was decided to take the conservative approach and write off the rest of the value of $957,377 as of December 31, 2024. The change in fair value of contingent liability is largely related to stock guarantees to certain investors and represents the additional stock compensation that would have been due as of December 31, 2025 and 2024, respectively, if the guarantee were valued at that time.

Discontinued Operations. Effective October 14, 2025 the Company completed its spinoff of the Alvey oil field operation to Texas Coastal Energy, Corp. (TCEC).

The Alvey oil field was originally acquired by CETI as a pilot site to test and refine its proprietary oil production enhancement technologies. Those efforts proved instrumental in demonstrating broader applications—extending beyond oil field optimization into large-scale remediation of contaminated oil, sludge, soil, and wastewater. As CETI’s technology and strategy have evolved, the Alvey asset no longer aligned with the Company’s core focus. By spinning off the Alvey asset, CETI can fully dedicate its resources to advancing a growing portfolio of domestic and international remediation projects. At the same time, CETI and its shareholders retain the opportunity to participate in the future value of the Alvey oil field through its continued development by a company with expertise in oil and gas production—ensuring the asset has a better chance to realize its full potential while CETI concentrates on its primary growth markets.

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The assets, liabilities and results of operations related to Alvey, previously shown in discontinued operations, have been removed from Cyber Enviro-Tech, Inc. consolidated results of operations.

Net Loss. The above changes resulted in a year over year increase in net loss of $1,274,989.

Results of Operations for the Three Months Ended March 31, 2026 and 2025

	2026	2025	$ Change	% Change
Revenue:
Gross sales	$—	$—	$—	0.00%
Cost of sales	—	—	—	0.00%
Gross margin	—	—	—	0.00%

Operating Expenses:
Professional fees	62,913	151,120	(88,207)	-58.4%
General and administrative	173,843	218,648	(44,805)	-20.5%
Consulting	176,534	515,189	(338,655)	-65.7%
Total operating expenses	413,290	884,957	(471,667)	-53.3%

Loss from continuing operations	(413,290)	(884,957)	471,667	-53.3%

Other Income (Expense):
Change in fair value of derivatives	(366,009)	(202,710)	(163,299)	80.6%
Loss on issuance of derivatives	(1,086,158)	(17,676)	(1,068,482)	6044.8%
Gain on extinguishment of derivative liability	28,573	351,971	(323,398)	-91.9%
Change in fair value of contingent liability	174,675	15,000	159,675	1064.5%
Interest income	3,366	3,288	78	2.4%
Interest expense	(402,897)	(331,723)	(71,174)	21.5%
Total other income (expense)	(1,648,450)	(181,850)	(1,466,600)	806.5%

Loss from continuing operations	(2,061,740)	(1,066,807)	(994,933)	93.3%

Discontinued Operations:
Loss from discontinued operations	—	(81,274)	81,274	-100.0%
Loss from discontinued operations	—	(81,274)	81,274	-100.0%

Net loss	(2,061,740)	(1,148,081)	(913,659)	79.6%

Net loss attributable:
Net loss attributable to noncontrolling interest	—	(4,530)	4,530	-100.0%
Net loss attributable to common stockholders	(2,061,740)	(1,143,551)	(918,189)	80.3%
Net loss	$(2,061,740)	$(1,148,081)	$(913,659)	79.6%

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General and administrative Expenses. General and administrative expenses for the three months ended March 31, 2026 were down by -20.5% versus 2025 largely due to a decrease in advertising and promotion of $16,554 and decrease in travel expense of $108,794 offsetting an increase in water sampling of $73,700. The Company resources were more constrained in 2026 and therefore travel was curtailed. The water sampling was done for a specific client in 2026 that the Company did not have in the first quarter of 2025.

Professional fees. These fees are largely made up of audit and audit-related fees ($32,913 and $48,920 during the periods ending March 31, 2026 and 2025 respectively) and legal fees ($30,000 and $31,500 during the periods ending March 31, 2026 and 2025, respectively) and, in 2025, another $66,250 worth of fees related to the Green Bond fundraising project.

Consulting Fees. Decreased by 65.7% or $338,655 due to a number of factors impacting 2025 and not 2026: Two consultants had amortization of their stock compensation finish in 2025, there were consulting expenses associated with the pursuit of the Green Bond, TJ Agardy, former President was still employed in the first quarter of 2025 and, lastly, a marketing expense plus cost of warrants totaled $137,981. These four items account for almost the entire decrease in 2026 vs 2025.

Other income (expense). Much of this increased loss of $1,466,600 relates to derivative accounting – changes in fair value of derivatives of $163,299, loss on issuance of derivative of $1,068,482, and a decrease in gain on extinguishment of $323,398. This derivative accounting is largely associated with commercial debt of which there was $1,063,469 as of March 31, 2026 versus $104,075 as of March 31, 2025. In addition, the increased commercial debt also impacted the increase in interest expense of $71,174 since the non-commercial convertible debentures were virtually unchanged between March 31, 2026 and 2025 at $2,437,500 and $2,487,000, respectively. Also, the change in fair value of the contingent liability improved and decreased by around $175,000 due to completion of the three year stock guarantee period and CETI’s share price being close to the guarantee during the last three years. All of this resulted in an increased loss of $1,466,600 year over year.

Net income (loss) from continuing operations. The above changes resulted in net loss of $2,061,740 in the first three months of 2026 compared to a net loss of $1,066,807 in 2025. Decreases in operating expenses of $471,667 were offset by the increase in other expense as noted above.

Liquidity and Capital Resources

As of March 31, 2026, the Company had total assets of $2,772,856 including current assets of $922,296.  CETI also has current liabilities of $3,252,435 which consist of accounts payable of $561,800, accrued interest of 389,450 and short-term convertible notes payable of $1,796,152, net of discount of $675,018, notes payable of $420,433 and convertible notes payable related party of $84,600. The Company also has $3,786,290 of long-term liabilities which consists convertible notes payable of $721,953, net of discount of $161,047, a derivative liability of $2,980,138 and notes payable long term of $84,199.

CETI believes its ability to achieve commercial success and continued growth will be dependent upon its continued access to capital either through sale of additional convertible debentures, sale of our equity or cash generated from operations. The Company will attempt to obtain additional capital through private investors; however, CETI has no agreements or understandings with third parties at this time in regards to investing additional monies. To help fund operations, the Company is in the process of filing this registration statement to give it the ability to raise funds through sale of stock. While the Company believes that it will be successful in obtaining the necessary financing and generating revenue to fund the Company’s operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding will be achieved and that the Company will succeed in its future operations. As explained in Note 3, the Company does not yet have sufficient revenue to cover its operating expenses. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

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BUSINESS

CYBER ENVIRO-TECH, INC. ("the Company", "CETI") was founded in the State of Wyoming as Electronic Biotek, Inc in April 1986 (“Inception”).

Cyber Enviro-Tech, Inc is a water science technology company focusing on the remediation of contaminated industrial wastewater with an initial emphasis on the oil & gas industry. We are an emerging growth company with limited revenues and operating history. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. We owned the mineral rights to an oil field in Callahan County in West Texas, which we identified as our pilot project, and it consisted of a 479 acre, 33-well property, called the Alvey oil field, This oil field operation was sold to a West Texas Resources, Inc (WTXR) on October 14, 2025 in exchange for 8.6M shares of WTXR. The Alvey project was shown as discontinued operation in the accompanying consolidated financial statements for the year ended December 31, 2024. In addition, the Company is continuing the development and testing of its water filtration machine as well as looking to place its oil and soil remediation systems in the Middle East and its water remediation systems in the meat packing industry and with municipalities.

CETI is a 51% owner of CETI Axenic (“Axenic”). Axenic was formed in 2024 and focused on water remediation in the commercial laundry industry. Axenic shut down operations effective December 31, 2025.

During 2026, CETI entered into a manufacturing and distribution agreement with Air Power USA, a related party, to commercialize deployable, zero-emission energy systems. Powered by compressed air and designed for off-grid applications, these systems provide scalable, continuous power with no fuel and no emissions. This capability complements CETI’s environmental solutions and strengthens its value proposition to industrial clients.

GENERAL OVERVIEW

Form and year of organization;

Cyber Enviro-Tech, Inc., was founded in the State of Wyoming as Electronic Biotek, Inc in April 1986.

Bankruptcy, receivership;

The Company has never filed Bankruptcy or been involved in any receiverships or similar proceedings.

Material reclassification;

The Company has been known by a variety of names since its inception in the State of Wyoming as Electronic Biotek, Inc. In 2020, CETI through its previous name, Globel Technologies, Inc. (“Global”) acquired NexGen Holdings Corp via a reverse merger. Subsequent to the reverse merger, the Company changed its name to Cyber Enviro-Tech, Inc. Below lists the names that the Company has been known as since inception as well as the dates those names were active:

Cyber Enviro-Tech, Inc - CURRENT.

NexGen Holdings Corp - Until October 6, 2020

WindPower Innovations, Inc. until January 2014

Educational Services International, Inc. until November 2009

Bio-Life Systems, Inc. until November 2001

Biolectronics, Corp. to April 1992

Electronic Biotek, Inc April 1986

Business of Cyber Enviro-Tech, Inc.;

Cyber Enviro-Tech, Inc. (CETI) is an environmental technology company focused on sustainable solutions for the remediation of contaminated industrial wastewater, with an initial emphasis on the oil and gas sector. The Company develops and deploys proprietary equipment, biochemical products, and treatment processes to address complex hazardous waste and environmental challenges across global markets.

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Our pilot project was an oil field in West Texas. We owned the mineral rights to an oil field in Callahan County, Texas, and it consisted of a 479 acre, 33-well property, called the Alvey oil field, This oil field operation was sold to a West Texas Resources, Inc (WTXR) on October 14, 2025 in exchange for 8.6M shares of WTXR. The Alvey project was shown as discontinued operation in the accompanying consolidated financial statements for the year ended December 31, 2024. In addition, the Company is continuing the development and testing of its water filtration machine as well as looking to place its oil and soil remediation systems in the Middle East and its water remediation systems in the meat packing industry and with municipalities.

Our focus for the current fiscal year will be on water/oil remediation as opposed to oil production and we will focus on developing and expanding our water and oil/soil remediation technologies both domestic and foreign as well as growing its environmental footprint through its manufacturing and distribution agreement with Air Power USA to commercialize deployable, zero-emission energy systems.

Sales Strategy – CETI’s B2B Sales Strategy includes partnering with individuals and companies who have many years of experience and developed relationships within their respective targeted vertical markets. Prior knowledge of those specific industry issues, water filtration needs, history and relationships developed over many years will enable them to shorten the sales cycle for our water filtration system.

Market Demand and Size - The Company participates in the global industrial water treatment market. According to Grand View Research, this market was estimated at approximately $46.1 billion in 2024 and is projected to reach approximately $71.6 billion by 2033. CETI’s water filtration system can be modified to address many of the water contamination issues that exists worldwide. The markets envisioned for the CETI water filtration system, when funds permit, would be both domestic (U.S.) and global. In addition, through its manufacturing and distribution agreement with Air Power USA, the Company is developing and commercializing deployable, zero-emission energy systems for off-grid, backup, emergency response, military, industrial, and microgrid applications. Management believes the addressable market for such distributed and off-grid energy solutions is substantial; however, the Company has not yet obtained independent third-party market research to quantify the size of this opportunity.

Government Regulation

We are subject to various federal, state, and local laws and regulations in the United States that affect our business operations, including those relating to environmental protection, workplace safety, and labor relations. Our water remediation and energy system technologies are also subject to environmental regulations, including permitting and compliance requirements under federal and state environmental laws.

In addition, to the extent we expand our operations internationally, including in Turkey, the United Arab Emirates, and other countries in the Middle East, we will be subject to the laws and regulations of those jurisdictions. These may include foreign environmental regulations, import and export controls, foreign investment restrictions, data privacy laws, and anti-corruption regulations such as the U.S. Foreign Corrupt Practices Act. Compliance with international regulations may be more complex and costly than compliance with U.S. regulations, and any changes in foreign laws or regulations, or our failure to comply with them, could adversely affect our business.

Research and Development

For the years ending December 31, 2025 and 2024, we spent approximately $396k and $1.5 million in research and development of our oil/water filtration products and process, respectively. In addition, from 2021 through December 31, 2024, approximately $3.4 million was invested in the Alvey Ranch Oil field to test our new technologies in opening up the downhole fractures and removing contaminants from the reservoir for increased oil production. The former has been expensed and the latter capitalized. Effective October 14, 2025, the Alvey oil field was sold to West Texas Resource, Inc as the Company intends to focus its efforts on water and oil/soil remediation.

For the three months ended March 31, 2026, we incurred no research and development expenses.

Effective October 14, 2025, the Alvey oil field was spun off to West Texas Resource, Inc as the Company intends to focus its efforts on water and oil/soil remediation.

Personnel

As of March 31, 2026, we have no employees but the Company does have 7 full-time and part-time consultants.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages, and positions of our current directors and executive officers as of the date of this prospectus. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors.

Name	Age	Position	Served Since
Kim D. Southworth	65	Chief Executive Officer, President, and Chairman of the Board	September 2020
Dan Leboffe	68	Chief Financial Officer and Director	February 2022 (reappointed April 30, 2026)
Don Gritten	43	Director	July 3, 2025
Winston P. McKellar	75	Director of Investor Relations and Public Relations	January 2021
Brianna Stoecklein	38	Director	April 7, 2026

Biographies of Our Officers and Directors

Kim D. Southworth, Chief Executive Officer and Director

Mr. Southworth has served as Chief Executive Officer, President, and a Director since September 2020 and is a co-founder of the Company. During the past five years, Mr. Southworth has been primarily focused on building and leading Cyber Enviro-Tech, Inc. He has directed the Company’s overall strategy, including the development and commercialization of its water remediation and filtration technologies, international expansion efforts in Turkey and the UAE, and the planned spin-off of the Alvey oil field assets into a separate entity. He also oversees corporate finance, capitalization, investor relations, regulatory compliance, and strategic partnerships.

Prior to his full-time leadership at CETI, from August 2017 to April 2020, Mr. Southworth served as founder, director, and CEO of Applied Logic Filtration, LLC, a Utah limited liability company focused on research and development of industrial wastewater filtration systems. In that role, he led the integration of multiple technologies to develop a proprietary water remediation platform. From 2016 to 2018, he also served as a director and President of Gold Standard Mining Company, a blank-check company that filed an S-1 registration statement with the SEC.

Mr. Southworth has more than 37 years of experience in business development, operations, corporate finance, and strategic planning, with a focus on environmental technologies and resource management. He is the founder and senior partner of Advanced Business Strategies, a venture catalyst firm that assists early-stage, high-growth technology companies. In March 2026, the Company issued one share of Special 2025 Series A Preferred Stock to Mr. Southworth, granting him voting control representing approximately 60% of the total voting power on matters submitted to stockholders (with no economic or dividend rights attached to the share).

Dan Leboffe – CFO and former Advisory Board Member

Mr. Leboffe first served as Chief Financial Officer from February 2022 until March 17, 2026 and was elected to the Board of Directors in June 2025. He was reappointed Chief Financial Officer effective April 30, 2026. During the past five years, Mr. Leboffe has focused on financial leadership, capital advisory, and strategic consulting roles. From 2022 until his resignation in March 2026, he served as CETI’s Chief Financial Officer, overseeing financial reporting, SEC compliance, budgeting, and capital market activities. He also served on the Board of Directors from June 2025 until his resignation from that role.

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Mr. Leboffe brings more than 40 years of diverse business experience to CETI. His background includes audit and tax work with Price Waterhouse, over ten years of marketing and sales leadership with various Fortune 1000 consumer packaged goods companies, and oversight of training programs for the publicly traded real estate company ZipRealty. His entrepreneurial ventures include serving as a reseller of construction accounting software, co-founder of a high-performance boat manufacturer (Spectre), real estate development, and business consulting.

From 2017 to 2020, he co-founded two business consulting firms — Path Capital Advisors, LLC and AscentCore Group LLC — both focused on growth and capital advisory services for CEOs, boards of directors, and business owners. He has also provided individual consulting services to Realogy, Inc. and Homeward Inc. in the real estate industry.

Mr. Leboffe holds a B.S. in Accounting from the University at Albany and an M.B.A. from The Wharton School of the University of Pennsylvania. He is a former Certified Public Accountant in the State of New York. For the last eight years, he has served as Treasurer for Everybody Matters, an organization that teaches coping skills to emotionally vulnerable youths in the public school system.

Donald “Don” Gritten, Consultant and Director

Mr. Gritten has served as a consultant for CETI since December 2024 and was elected as a Director on July 3, 2025. During the past five years, he has focused on executive leadership and operational management in the wellness and consumer products sectors. He previously served as Co-Founder and President/CEO of Botanic Wellness Ltd. (listed on the Australian Securities Exchange) and Live Opulent Inc. (U.S. OTC), where he led strategy, operational scaling, turnarounds, and growth initiatives.

Mr. Gritten is a results-driven business leader and strategist with over 20 years of experience leading multi-state and international ventures. He specializes in turnarounds, post-M&A integration, operational excellence, restructuring, and scaling operations. He brings a disciplined, mission-focused leadership style from his background as a U.S. Army Sergeant.

Winston P. McKellar, Director of IR/PR (Non-Board)

Mr. McKellar has served as Director of Investor Relations and Public Relations since January 2021. During the past five years, he has been a key member of the senior management team at Cyber Enviro-Tech, Inc., where he is responsible for the majority of communication between management and shareholders, investor relations, public relations, and capital markets outreach.

Mr. McKellar has close to 50 years of experience in both the entrepreneurial and corporate world, including brokerage, development, management, and syndication of commercial real estate throughout the Southwest. He has also been active in corporate finance and marketing strategy for early-stage companies for over three decades. He has served as a consultant for numerous companies, primarily at the early-stage level, helping them expand their businesses and connect with outside growth capital.

Prior to joining CETI, from December 2015 to October 2020, Mr. McKellar was an integral member of Vizi Healthcare, where he helped insurers of Medicare and Medicaid with their care management programs to reduce costs. He played a key role in raising equity growth capital and identifying strategic opportunities while serving on the company’s advisory board. From February 2012 to November 2015, he served as a consultant for YipTV, a company that developed a software platform for the streaming of real-time content targeted at the Hispanic and Latino population. He also served on YipTV’s advisory board.

Brianna Stoecklein, Director

Brianna Stoecklein is the CEO of AirPower USA, which has recently entered an exclusive manufacturing and distribution agreement with CETI. This appointment strengthens CETI’s strategic alignment with the AirPower partnership. Ms. Stoecklein brings over 17 years of executive leadership experience in large-scale operations, client relations, and commercialization of advanced energy technologies.

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Other Significant Employees

Other than our executive officers, we do not currently have any significant employees.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Term of Office

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board following the next annual meeting of stockholders and until their successors have been elected and qualified.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current executive officers, nominees for directors, or current directors have been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

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7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

We are not currently a “listed company” under SEC rules and are therefore not required to have a Board comprised of a majority of independent directors or separate committees comprised of independent directors. We currently do not have any independent directors as the term “independent” is defined by the rules of the Nasdaq Stock Market.

Code of Ethics

Our Board has not adopted a Code of Ethics due to the Company’s size and lack of employees.

EXECUTIVE COMPENSATION

 The following table sets forth the compensation of our Executive Officers for the years ending December 31, 2025 and 2024 these amounts were paid as consulting fees.

Summary Compensation Table:

Name And Principal position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total($)

Kim D. Southworth, Director & CEO	2025	$120,000	$0	$0	$0	$0	$0	$0	$120,000
	2024	$120,000	$0	$0	$0	$0	$0	$0	$120,000

Dan Leboffe, CFO & Treasurer	2025	$102,000	$0	$0	$0	$0	$0	$0	$102,000
	2024	$102,000	$0	$0	$0	$0	$0	$0	$102,000

Don Gritten, Director	2025	$50,400	$0	$0	$0	$0	$0	$0	$50,400
	2024	$0	$0	$0	$0	$0	$0	$0	$0

TJ Agardy, (Former President)	2025	$49,000	$0	$0	$0	$0	$0	$0	$49,000
	2024	$120,000	$0	$0	$0	$0	$0	$0	$120,000

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Employment Agreements

None

Consulting Agreements

The officers of the Company are currently paid as consultants of the Company.

On July 27, 2025 the Company entered into a consulting agreement with Marshall Welch, for professional services wherein the Company paid 50,000 common shares.

On August 23, 2025 the Company entered into a consulting agreement with Deborah Casper-Stone, for professional services wherein the Company paid 50,000 common shares. Deborah Casper-Stone was appointed Chief Financial Officer on March 17, 2026.

Director Compensation

We do not currently have a formal cash compensation program for our non-employee directors. Our directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings. Directors may also receive equity-based compensation, including stock options or restricted stock, as determined by the Board of Directors from time to time. During the year ended December 31, 2025 and the three months ended March 31, 2026, our non-employee directors did not receive any cash compensation for their service on the Board. Certain directors received equity compensation or were compensated pursuant to consulting agreements, as described under “Certain Relationships and Related Party Transactions.” We expect to implement a more formal director compensation program in the future as our business develops.

CURRENT RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Convertible Notes and Loans

As of December 31, 2025 and 2024, we had a convertible promissory note in the principal amount of $22,000 outstanding to a related party. The note is unsecured, non-interest bearing, and convertible into shares of our common stock at a conversion price of $0.001 per share.

In September 2023, TJ Agardy, then the President of CETI, loaned the Company $153,989. The loan bears interest at a rate of 12.5% per annum and is currently due and payable. This loan is in default. During the three months ended March 31, 2026, we issued additional convertible promissory notes to related parties, including to the spouse of our Chief Executive Officer. As of March 31, 2026, the aggregate principal amount of related party convertible notes payable was approximately $84,600. These notes contain conversion features and other terms substantially similar to our other convertible note financings.

Consulting and Professional Services

During the years ended December 31, 2025 and 2024, we paid $421,510 and $409,850, respectively, to related parties for consulting services. These payments were made to individuals or entities affiliated with our officers or directors.

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Other Related Party Arrangements

From time to time, we have entered into other financing and service arrangements with the spouse of our Chief Executive Officer. We believe all such transactions were conducted on terms no less favorable to the Company than those that could have been obtained from unaffiliated third parties.

On April 7, 2026, Brianna Stoeklein, the CEO of Air Power USA, was elected to the board of directors of CETI. While the manufacturing and distribution agreement was signed before this date, any transactions with Air Power subsequent to this date will be considered related party transactions.

Principal Stockholders

The following table sets forth, as of July 2, 2026, certain information as to shares of our common stock and preferred stock beneficially owned by (i) each person known by us to beneficially own more than 5% of any class of our outstanding voting stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, the address for each beneficial owner is 6991 E. Camelback Road, Suite D-300, Scottsdale, Arizona 8525.1.

Beneficial Ownership of Common Stock and Voting Preferred Stock.

	Common Stock		Special 2025 Series A Preferred Stock		Series A Convertible Preferred Stock		Series D Convertible Preferred Stock
Beneficial Owner	# of Shares Beneficially Owned	Percent of Class (1)(2)	# of Shares Beneficially Owned	Percent of Class (1)(2)	# of Shares Beneficially Owned	Percent of Class (1)(2)	# of Shares Beneficially Owned	Percent of Class (1)(2)
Kim D. Southworth, CEO, Chairman and Director	—	—	1	100%	6,667	11.8%	998,333	51.4%
Dan Leboffe, CFO	600,000	0.37%	—	—	3,133	5.5%	404,835	20.9%
Don Gritten, Director	—	—	—	—	—	—	—	—
Brianna Stoecklein, Director	—	—	—	—	—	—	—	—
AirPower USA, Brianna Stoecklein, CEO, San Diego, CA	5,500,000	3.40%	—	—	40,000	70.6%	—	—
All directors and executive officers as a group (4 persons)	6,100,000	3.78%	—	—	49,800	87.9%	1,403,168	72.3%
5%+ Holders (other than named above)					—	—	—	—
DePrima Donnelly Family Trust, Anthony DePrima, Trustee, 12647 N. 2nd Place, Phoenix, AZ 85022	12,710,768	7.89%	—	—	—	—	—	—
TJ Agardy, 1702 Belmont Blvd, Abilene, TX 79602	—	—			6,667	11.8%
Chris Ivey, 3675 N. Avenida Dos Vistas, Tucson, AZ 85745	—	—			200	0.4%	537,249	27.7%

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights to acquire common stock that are currently exercisable or exercisable within 60 days of July 2, 2026 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentages are based on 161,388,095 shares of common stock issued and outstanding as of July 2, 2026.

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(2) Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by such person, subject to applicable community property laws.

(3) Voting power percentage reflects the super-voting rights attached to the Special 2025 Series A Preferred Stock. This single share entitles its holder to voting power equal to approximately 60% of the total voting power of all classes of capital stock entitled to vote on any matter submitted to the stockholders. The Special 2025 Series A Preferred Stock carries no economic rights, no dividend rights, and no rights to distributions upon liquidation beyond its par value.

DESCRIPTION OF CAPITAL STOCK

General

Our common stock is quoted on the OTCQB Venture Market under the symbol “CETI.” Our common shares trade and have traded on a limited or sporadic basis and should not be deemed to constitute an established public trading market. Broker-dealers often decline to trade in over-the-counter stocks quoted on the OTCQB Venture Market because the market for such securities is often limited, the stocks are more volatile, and the risk to investors is greater. These factors may reduce the potential market for our common shares by limiting the number of potential investors. This may make it more difficult for investors to sell shares to third parties or otherwise dispose of their shares. This could cause our share price to decline, and there is no assurance that there will be liquidity in our common shares.

In addition, the Securities Enforcement Remedies and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC has adopted regulations that generally define a penny stock as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions that we do not meet. Unless an exception is available, these regulations require delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with it.

Authorized Capital Stock

We are a Wyoming corporation governed by our Amended and Restated Articles of Incorporation (the “Articles”), the Wyoming Business Corporation Act (the “Act”), and our Bylaws.

As of the date of this prospectus, we are authorized to issue 650,000,000 shares of common stock, par value $0.001 per share, and 10,000,001 shares of preferred stock, par value $0.001 per share. The preferred stock may be issued in one or more series as designated by our Board of Directors, with such powers, preferences, rights, qualifications, limitations, and restrictions as the Board may determine prior to issuance.

Our Board of Directors has designated the following series of preferred stock:

  Series A Convertible Preferred Stock — up to 200,000 shares authorized (56,671 shares issued and outstanding);
  Series B Convertible Preferred Stock — 85,000 shares authorized (1 share issued and outstanding);
  Series C Non-Convertible Preferred Stock — 50,000 shares authorized (0.5 shares issued and outstanding);
  Series D Convertible Preferred Stock – 5,000,000 authorized (1,940,417 shares issued and outstanding);
  Special 2020 Series A Preferred Stock — 1 share authorized (currently held as treasury stock);
  Special 2025 Series A Preferred Stock — 1 share authorized and issued (see detailed description below).

Common Stock

Each share of common stock entitles the holder to one vote on each matter submitted to a vote at a meeting of stockholders (or by written consent). All shares of common stock are of the same class and have identical rights and preferences. Holders of common stock are entitled to receive dividends, if any, as declared by the Board of Directors from funds legally available. In the event of liquidation, dissolution, or winding up of the Company, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities and any preferential rights of outstanding preferred stock.

Our common stock is fully paid and non-assessable. The private property of stockholders is not liable for the Company’s debts or obligations.

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Preferred Stock – General

Our Board of Directors has broad authority, without further stockholder action (subject to applicable law and any series-specific rights), to establish the rights, preferences, and limitations of any series of preferred stock, including dividend rights, conversion rights, voting rights, redemption terms, and liquidation preferences.

Series A Convertible Preferred Stock

We have designated up to 200,000 shares of Series A Convertible Preferred Stock. As of the date of this prospectus, 56,671   shares were issued and outstanding.

Key terms (per the Amended and Restated Certificate of Designation):

  Dividends: Holders participate pro-rata with common stock on an as-converted basis when dividends are declared.
  Liquidation Preference: Holders have a preference over common stock (and junior securities) equal to the original issue price plus accrued and unpaid dividends. Remaining assets are shared pro-rata with common stock.
  Voting Rights: Holders vote together with common stock on an as-converted basis.
  Conversion Rights: Each share is convertible into 3,000 shares of common stock (subject to anti-dilution adjustments). Conversion is subject to a four-year lock-up period (generally December 31, 2025 through December 31, 2029), with an optional two-year extension that the Board may elect with majority holder consent. During the lock-up, transfers and conversions are restricted except in limited cases (e.g., family transfers, change of control, or with majority consent). The lock-up is intended to reduce potential dilution.
  Redemption: Generally not redeemable except in connection with a liquidation event.
  Anti-Dilution: Standard adjustments apply for stock splits, dividends, recapitalizations, etc.

Special 2025 Series A Preferred Stock

On or about March 2026, the Company designated and issued one (1) share of Special 2025 Series A Preferred Stock to Kim D. Southworth, our CEO and Chairman. This share was issued in a private transaction with no cash consideration as part of a board and capital restructuring.

Key terms (per the Certificate of Designation):

  Voting Rights: The holder is entitled to 60% of the total voting power of all issued and outstanding voting securities of the Company (voting together with common stock and other preferred stock as a single class on most matters). This provides significant voting control while the share remains outstanding.
  No Conversion Rights: The share is not convertible into common stock or any other securities.
  No Economic Rights: The share has no dividend rights, no liquidation preference or participation rights beyond its par value, and no economic value. Upon liquidation, dissolution, or winding up, the holder receives no consideration from Company assets.
  Protective Provisions: The Company may not adversely amend the rights of this series without the consent of the holder voting separately as a class.
  Other: The share is not redeemable and carries no other rights except as expressly provided or required by Wyoming law.

This structure separates voting control from economic interests and is intended to provide governance stability.

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Special 2020 Series A Preferred Stock

The Company previously designated one share of Special 2020 Series A Preferred Stock. This share was acquired by the Company and is currently held as treasury stock. As a result, it is shown as issued but not outstanding in our financial statements. Its specific rights are governed by the original Certificate of Designation and any applicable amendments.

Other Preferred Series (B, C and D)

Series B Convertible Preferred Stock — 85,000 shares authorized; 1 share issued and outstanding. This series is convertible into one share of common stock and has limited voting rights.

Series C Non-Convertible Preferred Stock — 50,000 shares authorized; 0.5 shares issued and outstanding. This series is non-convertible and carries enhanced voting rights (historically 1,600 votes per share).

Series D Convertible Preferred Stock — 5,000,000 shares authorized; 1,940,417 shares issued and outstanding. This series is convertible into ten shares of common stock and has enhanced voting rights (10 votes per share).

Stock Options and Equity Incentives

We have granted equity awards to certain consultants as part of their compensation arrangements. On June 3, 2023, we granted options to purchase 1,000,000 shares of common stock at a weighted average exercise price of $0.36   per share to consultant Ken Waters. These options were fully vested on the grant date. We may in the future adopt a formal equity incentive plan and grant additional options, restricted stock, or other equity awards.

Section 16(a) Beneficial Ownership Reporting Compliance

Because our common stock is not registered under Section 12 of the Securities Exchange Act of 1934, our directors, executive officers, and beneficial owners of more than 10% of our common stock are not required to file reports of ownership and changes in ownership (Forms 3, 4, and 5) with the SEC pursuant to Section 16(a).

Anti-Takeover and Other Provisions

Our Articles and Bylaws contain provisions that may have the effect of delaying, deferring, or discouraging a change in control, including the Board’s authority to issue preferred stock with superior voting or other rights, the existence of the Special 2025 Series A Preferred Stock’s voting control, and standard indemnification and limitation of liability provisions for directors and officers. We are subject to the Wyoming Business Corporation Act, which includes provisions regarding business combinations and control share acquisitions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, 6725 Via Austin Parkway, Suite 300, Las Vegas, Nevada 89119.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered for resale from time to time by the Selling Stockholders (Monroe Street Capital Partners, LP and Lambda Ventures, LLC). The shares may be sold or distributed by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our common stock offered by this prospectus could be effected in one or more of the following methods:

  ordinary brokers’ transactions;
  transactions involving cross or block trades;
  through brokers, dealers, or underwriters who may act solely as agents;
  “at the market” into an existing market for our common stock on the OTCQB;
  in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
  in privately negotiated transactions; or
  any combination of the foregoing.

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The Selling Stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of common stock by other means not described in this prospectus.

If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Purchase Agreement prohibits Monroe Capital from engaging in short sales or hedging transactions that establish a net short position with respect to our common stock. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

Monroe Capital is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares issuable under the Equity Purchase Agreement. As an underwriter, Monroe Capital is required to comply with certain requirements of the Securities Act and the Exchange Act, including Regulation M. With certain exceptions, Regulation M precludes Monroe Capital, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution, from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

Except as disclosed in this prospectus, we know of no existing arrangements between the Selling Stockholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus. Monroe Capital has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Monroe Capital has informed us that each such broker-dealer will receive commissions from Monroe Capital that will not exceed customary brokerage commissions.

To the extent required by the Securities Act and the rules and regulations thereunder, any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

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The Selling Stockholders and any other person participating in the distribution of the shares of common stock will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.

LEGAL MATTERS

The validity of the issuance of our common stock offered in this prospectus will be passed upon for us by The Doney Law Firm, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements for the Company as of December 31, 2025 and 2024 and for the years then ended included in this prospectus have been audited by Astra Audit & Advisory LLC as set forth in its report appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S-1 with the SEC relating to this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with the registration statement. For further information pertaining to us and the securities to be sold in this offering, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents.

We are subject to the information and periodic requirements of the Exchange Act and, in accordance therewith, file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov. We also maintain a website at www.cyberenviro.tech. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

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FINANCIAL STATEMENTS

F-1	Report of Independent Registered Public Accounting Firm;
F-2	Consolidated Balance Sheets at December 31, 2025 and 2024;
F-3	Consolidated Statements of Operations for the years ended December 31, 2025 and 2024;
F-4	Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2025 and 2024;
F-5	Consolidated Statements of Cash Flows for the years ended December 31, 2025 and 2024; and
F-6	Notes to Consolidated Financial Statements.

F-19	Consolidated Balance Sheets at (unaudited) March 31, 2026 and (audited) December 31, 2025;
F-20	Unaudited Consolidated Statements of Operations for the three months ended March 31, 2026 and 2025;
F-21	Unaudited Consolidated Statements of Changes in Stockholders’ Equity for the three months ended March 31, 2026 and 2025;
F-22	Unaudited Consolidated Statements of Cash Flows for three months ended March 31, 2026 and 2025; and
F-23	Notes to Consolidated Unaudited Financial Statements.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 To the Board of Directors and
Stockholders of Cyber Enviro-Tech, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cyber Enviro-Tech, Inc. (the Company) as of December 31, 2025 and 2024, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes and schedules (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has not begun to generate sufficient revenues to fund operations and will need additional financing in order to execute its business plan. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

 Astra Audit & Advisory

Tampa, Florida

May 19, 2026

F-1

CYBER ENVIRO-TECH, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2025 AND 2024

	December 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$50,230	$59,411
Accounts receivable	—	—
Loans receivable	215,000	190,000
Investment in WTXR	203,368	—
Prepaid expenses and other current assets	269,519	457,768
Total current assets	738,117	707,179

Property and equipment, net	1,151,231	776,560
Long term deposit	100,000	—
Assets of discontinued operations, non-current	—	2,081,952
Total Assets	$1,989,348	$3,565,691

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$359,490	$105,042
Accounts payable - related parties	210,170	137,690
Accrued interest	309,487	204,760
Note payable, current maturities	199,001	188,061
Note payable, related party, net of discount of nil 0 at December 31, 2025 and $8,277 at December 31, 2024	168,471	145,712
Convertible notes payable, net of discount of $263,018 at December 31, 2025 and $24,400 at December 31, 2024	1,169,944	815,863
Convertible notes payable – related parties	22,000	22,000
Contingent liabilities	190,000	437,500
Liabilities of discontinued operations, current	—	369,000
Liabilities of discontinued operations, current – related parties	—	30,000
Total current liabilities	2,628,563	2,455,628

Convertible notes payable, net of discount of $274,416 at December 31, 2025 and $318,779 at December 31, 2024	1,390,065	1,127,621
Derivative liability	1,071,944	387,238
Liabilities of discontinued operations, non-current	—	97,463
Total Liabilities	5,090,572	4,067,950

Commitments and contingencies (Note 4)

Stockholders’ Deficit:
Series A Convertible Preferred Stock, par value $0.001, 200,000 shares authorized; 16,671 shares issued and outstanding	17	17
Series B Convertible Preferred Stock, par value $0.001, 85,000 shares authorized; 1 share issued and outstanding	—	—
Series C Non-convertible, Preferred Stock, par value $0.001, 50,000 shares authorized; 0.5 shares issued and outstanding	—	—
Special 2020 Series A Preferred Stock, par value $0.0001, 1	—	—
share authorized; 1 share issued and 0 outstanding
Common Stock, par value $0.001, 350,000,000 shares authorized; 128,889,309 and 108,159,556 shares issued and outstanding, for the period ended December 31, 2025 and December 31, 2024, respectively	128,904	108,120
Additional paid-in capital	15,978,681	12,165,669
Common stock to be issued	1,611,148	373,443
Treasury stock, at cost	(66,400)	(66,400)
Accumulated deficit	(20,753,574)	(13,129,093)
Controlling interest	(3,101,224)	(548,244)
Non-controlling interest	—	45,985
Total Stockholders’ Deficit	(3,101,224)	(502,259)
Total Liabilities and Stockholders’ Deficit	$1,989,348	$3,565,691

The accompanying notes are an integral part of these audited consolidated financial statements

F-2

CYBER ENVIRO-TECH, INC.

CONSOLIDATED STATEMENTS   OF OPERATIONS

FOR THE YEARS ENDING DECEMBER 31, 2025 AND 2024

	Twelve Months Ending
	December 31, 2025	December 31, 2024
Revenue:
Gross Sales	$—	$—
Cost of Sales	—	—
Gross Margin	—	—

Operating Expenses:
Professional fees	343,498	131,054
General and administrative	993,291	1,051,798
Consulting	1,779,681	1,666,553
Total operating expenses	3,116,470	2,849,405

Operating loss from continuing operations	(3,116,470)	(2,849,405)

Other Income (Expense):
Change in fair value of derivatives	(179,252)	161,122
Change in fair value of contingent liabilities	(47,500)	(437,500)
Loss on issuance of derivative	(2,068,536)	(191,162)
Loss on impairment of assets	(579,957)	(957,377)
Unrealized loss on investment in WTXR	(147,435)	—
Gain on extinguishment of derivative liability	1,431,541	264,539
Amortization of intangible assets	—	(112,850)
Interest income	12,564	10,768
Interest expense	(1,464,963)	(759,013)
Total other expense, net	(3,043,538)	(2,021,473)

Loss from continuing operations	(6,160,008)	(4,870,878)

Discontinued Operations:
Loss from discontinued operations	(1,462,514)	(1,495,106)
Loss from shutdown of Axenic	(18,451)	—
Total Discontinued Operations	(1,480,965)	(1,495,106)

Net loss before income taxes	(7,640,973)	(6,365,984)
Provision for income taxes	—	—
Net Loss	$(7,640,973)	$(6,365,984)

Net loss attributable:
Loss attributable to noncontrolling interest	$(89,057)	$(12,815)
Net loss attributable to common stockholders	(7,551,916)	(6,353,169)
Net loss	$(7,640,973)	$(6,365,984)

Loss per share, basic and diluted	$(0.07)	$(0.07)

Weighted average shares outstanding, basic and diluted	115,064,908	92,515,600

The accompanying notes are an integral part of these audited consolidated financial statements

F-3

CYBER ENVIRO-TECH, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDING DECEMBER 31, 2025 AND 2024

	Preferred		Common Stock			Common Stock to be Issued			Unrealized	Accumulated	Non-Controlling
Description	Shares	Amt	Shares	Amt	APIC	Shares	Amt	Treasury	Loss	Deficit	Interest	Total
Balance, December 31, 2023	16,671	$17	77,467,573	$77,468	$7,801,868	8,173,019	$933,489	$(66,400)	0	$(6,775,924)	—	$1,970,518

Warrants issued for services	—	—	—	—	215,962	—	—	—	—	—	—	215,962
Warrants issued for convertible notes payable	—	—	—	—	33,056	—	—	—	—	—	—	33,056
Shares issued for cash	—	—	834,000	834	149,166	—	—	—	—	—	—	150,000
Shares issued for services	—	—	250,000	250	77,250	990,668	261,400	—	—	—	—	338,900
Shares issued for interest	—	—	1,437,918	1,396	182,302	(9,730)	(1,409)	—	—	—	—	182,289
Shares issued for conversion of convertible notes payable	—	—	28,170,065	28,172	3,644,865	(7,199,707)	(820,037)	—	—	—	—	2,853,000
Noncontrolling interest	—	—	—	—	61,200	—	—	—	—	—	58,800	120,000
Net loss	—	—	—	—	—	—	—	—	—	(6,353,169)	(12,815)	(6,365,984)
Balance, December 31, 2024	16,671	$17	108,159,556	$108,120	$12,165,669	1,954,250	$373,443	$(66,400)	$—	$(13,129,093)	$45,985	$(502,259)

Balance, December 31, 2024	16,671	$17	108,159,556	$108,120	$12,165,669	1,954,250	$373,443	$(66,400)	0	$(13,129,093)	$45,985	$(502,259)
Shares issued for cash	—	—	900,000	900	179,100	100,000	20,000	—	—	—	—	200,000
Shares issued for services	—	—	457,675	459	90,033	256,430	86,643	—	—	—	—	177,135
Warrants issued for services	—	—	4,728,515	4,781	24,206	—	—	—	—	—	—	28,987
Shares issued for interest	—	—	847,554	848	116,450	1,349,341	151,062	—	—	—	—	268,360
Shares issued for conversion of notes payable	—	—	1,000,000	1,000	199,000	(1,000,000)	(200,000)	—	—	—	—	—
Shares issued for conversion of convertible notes payable	—	—	12,796,008	12,796	2,946,238	11,003,331	1,180,000	—	—	—	—	4,139,034
Net loss	—	—	—	—	—	—	—	—	—	(7,551,916)	(89,057)	(7,640,973)
Liquidation of noncontrolling interest	—	—	—	—	257,984	—	—	—	—	(72,567)	43,072	228,489
Balance, December 31, 2025	16,671	$17	128,889,308	$128,904	$15,978,681	13,663,352	$1,611,148	$(66,400)	$(147,435)	$(20,753,574)	$(0)	$(3,101,224)

The accompanying notes are an integral part of these audited consolidated financial statements

F-4

CYBER ENVIRO-TECH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	For the Twelve Months Ending
	December 31, 2025	December 31, 2024
Cash Flows from Operating Activities
Net loss	$(7,640,973)	$(6,365,984)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	26,722	112,850
Change in fair value of derivatives	179,252	(161,122)
Change in fair value of contingent liability	47,500	—
Loss on issuance of derivative	2,068,536	191,162
Gain on extinguishment of derivative liability	(1,431,541)	(264,539)
Loss on impairment of assets	579,957	957,377
Loss on shutdown of Axenic	18,451	—
Loss on sale of Alvey oil field	1,241,110	—
Loss on investment in WTXR	147,435	—
Bad debt expense	123,076	—
Shares issued for services	—	267,500
Stock compensation	177,135	—
Warrants issued for services	28,987	53,991
Amortization of debt discount	933,116	294,222
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	163,250	395,737
Contingent liability	(100,000)	437,500
Accounts payable	272,227	222,587
Accrued interest	280,420	361,979
Net cash used in operating activities	(2,885,340)	(3,496,740)

Cash Flows from Investing Activities
Purchase or capitalization of property and equipment	(861,350)	(338,001)
Cash issued for deposit on asset	(100,000)	—
Cash issued for loans receivable	(25,000)	(90,000)
Cash received from non-controlling interest contribution	—	120,000
Net cash used from investing activities	(986,350)	(308,001)

Cash Flows from Financing Activities
Shares issued for cash	200,000	—
Proceeds from issuance of common stock	—	150,000
Proceeds from notes payable	517,562	183,061
Proceeds from convertible notes payable	3,570,800	2,582,650
Proceeds from notes payable, related party	14,482	—
Repayment of convertible notes payable	(284,313)	(277,638)
Repayment of note payable	(129,242)	(95,000)
Net cash provided by financing activities	3,889,289	2,543,073

Net change in cash and cash equivalents from continuing operations	$17,599	$(1,261,668)

Cash Flows from Discontinued Operations
Net change in operating activities from discontinued operations	(26,780)	1,301,882
Net change in investing activities from discontinued operations	—	(220,220)
Net change in cash and cash equivalents from discontinued operations	$(26,780)	$1,081,662

Net change in cash and cash equivalents	(9,181)	(180,006)

Cash at beginning of period	59,411	239,417

Cash at end of period	$50,230	$59,411

Supplemental Cash Flow Information
Cash paid for interest	$19,156	$—

Non-cash investing and financing activities:
Shares issued for conversion of convertible notes payable and accrued interest	$4,139,034	$1,695,000
Shares issued for accrued interest	$268,360	$253,842
Shares issued for contingent liability	$195,000	$—
Derivative liability	$1,035,000	$—
Debt discount on convertible notes payable	$(1,504,245)	$337,889

The accompanying notes are an integral part of these audited consolidated financial statements.

F-5

CYBER ENVIRO-TECH, INC.

CONSOLIDATED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Cyber Enviro-Tech, Inc. (the “Company”) (CETI) Cyber Enviro-Tech, Inc is a water science technology company focusing on the remediation of contaminated industrial wastewater with an initial emphasis on the oil & gas industry. We do this by integrating technologies to include cyber, aerospace, satellite, industrial and AI engineering telemetry. Our water filtration, wastewater and alternative energy systems will have neural sensors, controls and networks - all connected to a cellular device. The corporate headquarters is in Scottsdale, Arizona and it also has satellite offices in Istanbul, Turkey and Dubai, UAE.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of CETI and CETI Axenic, Inc (“Axenic”). Axenic is a majority owned subsidiary of CETI which discontinued operations on December 31, 2025. All significant intercompany balances and transactions have been eliminated for 2025 and 2024. As of December 31, 2025, the investment in Axenic has been written off resulting in a nil balance.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers,” (“Topic 606”). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Topic 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company expects to recognize revenues as the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied.

The Company recognizes sales when oil is picked up by the delivery company and control passes to the customer.

Advertising Policy

The Company expenses advertising and public relations costs, including costs associated with press release distribution and investor awareness activities, as incurred. Such costs are included in general and administrative expenses in the consolidated statements of operations. Advertising and promotional costs were not significant for the years ended December 31, 2025 and 2024.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at December 31, 2025 and 2024.

F-6

Investments

The Company accounts for investments in accordance with U.S. GAAP. Equity securities are measured at fair value, with changes in fair value recognized in earnings as a component of other income (expense), net. Equity investments without readily determinable fair values are recorded at cost, less impairment, and adjusted for observable price changes in orderly transactions for identical or similar securities of the same issuer. The Company reviews investments for impairment each reporting period.

The Company determines the fair value of its investments in accordance with ASC 820, Fair Value Measurement. Investments are classified within the fair value hierarchy based on the lowest level of input that is significant to the fair value measurement. Investments valued using quoted prices in active markets for identical securities are classified as Level 1. Investments valued using observable inputs other than quoted prices in active markets are classified as Level 2. Investments valued using significant unobservable inputs, including management assumptions, discounts for lack of marketability, limited trading volume, restrictions on transfer, or valuation techniques prepared with the assistance of a valuation specialist, are classified as Level 3.

As of December 31, 2025, the Company’s investment in West Texas Resources, Inc. (“WTXR”) was measured at fair value and classified as a Level 3 investment. Although WTXR’s common stock is quoted on the OTC market, the stock is thinly traded and the Company’s fair value determination was not based solely on the quoted market price. The Company considered available market data and other valuation inputs, including the limited trading activity of WTXR’s common stock and other relevant factors, in determining fair value. As of December 31, 2025, the carrying value of the Company’s investment in WTXR was $203,368. During the year ended December 31, 2025, the Company recognized an unrealized loss of $147,435 related to its investment in WTXR, which is included in other income (expense), net in the consolidated statements of operations.

Property and Equipment

Property and equipment is recorded at cost. Cost of improvements that substantially extend the useful lives of the assets are capitalized. Maintenance and repair costs are expensed when incurred. When other property and equipment is sold or retired, the capitalized costs and related accumulated depreciation are removed from their respective accounts. Assets are depreciated over a five to twenty year period of time, depending upon the estimated useful life of the assets, on a straight-line basis.

Discontinued Operations

A component of an entity that is disposed of by sale or abandonment is reported as discontinued operations if the transaction represents a strategic shift that will have a major effect on an entity's operations and financial results. The results of discontinued operations are aggregated and presented separately in the Consolidated Statement of Operations. Assets and liabilities of the discontinued operations are aggregated and reported separately as assets and liabilities of discontinued operations in the Consolidated Balance Sheets, including the comparative prior year period.

Loans Receivable

In November 2023 and March 2024, CETI provided two Short-Term Capital Bridge Loan totaling $190,000 to Sedar Gurel, Founder and CEO of DELTA Cervresel Solusyonlari ve Makinalar A.S. a Turkish Corporation ("DELTA"). The notes are currently due and are accruing simple interest at 6% per annum. Interest income was $11,400 and $10,425 for years ending December 31, 2025 and 2024, respectively. DELTA is a significant partner in CETI’s overseas operations and the Company does not have any concern about the collectability of the Company’s loans. Interest income receivable is part of prepaid and other current assets on the balance sheets.

CETI provided a Short-Term Capital Bridge Loan totaling $25,000 to Donald Goree, CEO of West Texas Resources, Inc. (OTCID: WTXR). The loan is currently due and is accruing simple interest at 9% per annum. Interest income was $1,479 for the year ended December 31, 2025. Interest income receivable is part of prepaid and other current assets on the balance sheets.

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

F-7

Accounting for Majority-Owned Subsidiary

The Company consolidates the financial statements of majority-owned subsidiaries in accordance with U.S. GAAP. A subsidiary is classified as majority-owned when the Company owns more than 50% of its voting shares, giving it control over the subsidiary's operations and financial policies.

In the consolidated financial statements, all intercompany transactions, balances, and unrealized gains and losses on transactions between the Company and its subsidiaries have been eliminated. The financial position, results of operations, and cash flows of each majority-owned subsidiary are fully consolidated with the portion attributable to non-controlling interests presented as a separate line item in the equity section of the consolidated balance sheets and as a separate component of net loss in the Consolidated Statements of Operations.

CETI is a 51% owner of Axenic which was formed in 2024 and to focus on water remediation in the commercial laundry industry. Its day-to-day operations are run by other personnel who are not officers of CETI which provides the ability for CETI to expand into another industry while not burdening its current focus on water remediation for oil and gas, meat packing and municipalities.

The consolidated financial statements include the accounts of CETI and Axenic. Axenic is a majority owned subsidiary of CETI which discontinued operations on December 31, 2025. All significant intercompany balances and transactions have been eliminated for 2025 and 2024. As of December 31, 2025, the investment in Axenic has been written off resulting in a nil balance. The Company had non-controlling interest of $45,985 as of December 31, 2024.

Stock-based Compensation

The Company applies the fair value method of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, “Share Based Payment”, in accounting for its stock-based compensation. This standard states that compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. The Company values stock-based compensation at the market price for the Company’s common stock and other pertinent factors at the grant date. During the years ended December 31, 2025 and 2024, the Company recorded $496,664 and $694,328 in stock-based compensation expense, respectively.

Fair Value of Financial Instruments

The Company adopted ASC 820, “Fair Value Measurements.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments as the notes bear interest rates that are consistent with current market rates.

The Company evaluates convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC 815, “Derivatives and Hedging”. The result of this accounting treatment is that the fair value of the derivative is marked to market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the Consolidated Statements of Operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

F-8

The following table classifies the Company’s liability measured at fair value on a recurring basis into the fair value hierarchy as of December 31, 2025:

Description	Level 1	Level 2	Level 3	Total
Derivative	$—	$—	$1,071,944	$1,071,944
Total	$—	$—	$1,071,944	$1,071,944

The following table classifies the Company’s liability measured at fair value on a recurring basis into the fair value hierarchy as of December 31, 2024:

Description	Level 1	Level 2	Level 3	Total
Derivative	$—	$—	$387,238	$387,238
Total	$—	$—	$387,238	$387,238

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measures using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. The Company’s federal tax return and any state tax returns are not currently under examination.

The Company has adopted ASC 740, “Accounting for Income Taxes,” which requires an asset and lability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net income (loss) per common share

Under the provisions of ASC 260, “Earnings per Share”, basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. The following potential common shares were excluded from the calculation of diluted net income (loss) per share available to common stockholders because their effect would have been antidilutive:

	Year ended December 31,
	2025	2024
Warrants	677,778	4,950,000
Stock options	1,000,000	1,000,000
Convertible notes payable	35,856,883	34,842,243
Common stock to be issued	13,663,352	2,973,132
Preferred stock	50,012,000	50,012,000
Embedded derivatives	31,204,555	3,543,165
Total	132,414,568	97,320,540

F-9

Concentration of credit risks

The Company maintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully secured by the Federal Deposit Insurance Corporation (FDIC). At times, cash balances may exceed the maximum coverage provided by the FDIC on insured depositor accounts. The Company believes it mitigates its risk by depositing its cash and cash equivalents with major financial institutions.

Segment Reporting

The Company has determined that it has one reportable segment, which includes industrial water remediation. The single segment was identified based on how the Chief Operating Decision Maker, who was determined to be the Chief Executive Officer, manages and evaluates performance and allocates resources.

The Company operates as one reportable segment: industrial water remediation. The Company’s Chief Executive Officer has been identified as the chief operating decision maker (“CODM”). The CODM assesses performance and allocates resources based on the Company’s consolidated operating results. The measure of segment profit or loss reviewed by the CODM is consolidated net loss, as reported in the consolidated statements of operations. Because the Company has one reportable segment, all required segment financial information is presented in the consolidated financial statements. The Company does not separately report significant segment expenses to the CODM other than those reflected in the consolidated statements of operations. The Company’s segment assets are consistent with total assets reported in the consolidated balance sheets.

Geographic Information

The Company had no revenue from customers outside the United States during the year ended December 31, 2025. As of December 31, 2025, long-lived assets located outside the United States consisted of a demonstration machine used in the Company’s water filtration process located in Mardin, Turkey, with a carrying value of $916,512 plus equipment for a Cl02 plant of $115,000 for a total of $1,031,512. The Company also maintains offices in Istanbul, Turkey and Dubai, United Arab Emirates; however, these offices did not generate revenue and did not incur significant expenses during the year ended December 31, 2025.

Derivatives

The Company evaluates convertible debt and other financial instruments to determine whether they contain embedded features requiring separate accounting as derivative liabilities under U.S. GAAP. Derivative liabilities, including embedded conversion features that do not qualify for equity classification, are initially recorded at fair value and remeasured at fair value at each reporting date, with changes in fair value recognized in earnings. Upon conversion, settlement, or extinguishment, the related derivative liability is remeasured and any resulting gain or loss is recognized in earnings.

Convertible Debt

Effective January 1, 2025, the Company adopted ASU 2024-04, Induced Conversions of Convertible Debt Instruments, which clarifies the accounting guidance for settlements of convertible debt instruments that occur after the adoption of ASU 2020-06. The amendments specify that an issuer must apply the induced-conversion model when it offers a sweetener or other consideration that is incentive-based and is not required under the original contractual terms of the instrument, regardless of whether the settlement is structured as a conversion or as an extinguishment of the debt. The Company adopted the amendments using the prospective approach. Adoption of ASU 2024-04 did not have a material impact on the Company’s consolidated financial statements for the year ended December 31, 2025.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

In July 2025, the FASB issued ASU 2025-05, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets”. The update introduces two major simplifications to the CECL model for current accounts receivable and contract assets, aiming to reduce cost and complexity—especially for private companies and NFPs. This pronouncement becomes effective for fiscal years beginning after December 15, 2025. The Company does not believe this accounting pronouncement will have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company’s consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities and commitments in the normal course of business for the foreseeable future. The Company does not yet have sufficient revenue to cover its operating expenses . These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon generating profitable operations in the future and/or to obtain the necessary financing to meet the Company’s obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with increased revenue and private placement loans or institutional investors. While the Company believes that it will be successful in obtaining the necessary financing and generating revenue to fund the Company’s operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding will be achieved and that the Company will succeed in its future operations.

The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2025 and December 31, 2024, the Company is not aware of any contingent liabilities related to potential litigation that should be reflected in the consolidated financial statements.

In February 2022 and February 2023, CETI entered into agreements with two different investors offering them a stock guarantee on share price within a three-year period of time. The first investor’s shares in February 2022, came due in February 2025 and CETI entered into an agreement to pay $100,000 in cash and shares to satisfy that guarantee. For the second investor, the Company accrued a liability as of December 31, 2025 and 2024 for the difference between share price on those dates and the guaranteed share price. The remaining guarantee is reported as Contingent liability of $190,000 at December 31, 2025. The two guarantees were reported as Contingent liabilities of $437,500 at December 31, 2024.
F-10

On December 9, 2024, CETI entered into an agreement with a company to provide consulting services to obtain funding of at least $25 million or more to fund CETI’s projects in the Middle East. The compensation under this agreement was $65,000 plus 0.5% of any monies raised. As of April 14, 2026, no money has been raised and the Company does not expect to raise capital under this agreement.

On December 21, 2024, CETI entered into a Financial Consulting Engagement Agreement (FCEA) to provide consulting services and identify potential sources of private and/or public financing of up to 50 million in British pound sterling The retainer fee was $35,000 and the success fee is 5% of the total money raised payable at 1% a year for five years. As of April 14, 2026, no money has been raised and the Company does not expect to raise capital under this agreement.

NOTE 5 – PROPERTY AND EQUIPMENT

As of December 31, 2025 and December 31, 2024, property and equipment consisted of the following:

	December 31, 2025	December 31, 2024	Useful lifes
Equipment	$140,441	$600,398	5 to 20 years
Equipment - Turkey	1,031,512	170,162	5 to 20 years
Vehicles	6,000	6,000	5 to 15 years
Less accumulated depreciation	(26,722)	—
Total	$1,151,231	$776,560

Depreciation expense for 2025 was $26,722. In 2024, no assets were placed in service for continuing operations so there is no depreciation expense.

NOTE 6 – INTANGIBLE ASSETS

The intangible assets consist of exclusive licenses for United States distribution obtained by the Company from KAM Biotechnology Ltd (“KAM”) in May 2023 and the agreement has a term of ten years. The asset is stated at the fair value of $758,501, less amortization from May to December of $50,567, for a net of $707,934. In October 2023, CETI signed an additional agreement with KAM for secured worldwide rights to most the licenses over a ten-year period of time and outright purchase of one license. CETI gave KAM 1,000,000 share of common stock which were valued at $0.37/share at the date of the transaction for a total of $370,000, less amortization from October to December of $7,708, for a net of $362,292. This, combined with the initial license acquisition, resulted in a total Intangible assets net balance of $1,070,226 as of December 31, 2023. For the year ending December 31, 2024, there was a total amortization of intangible assets of $112,850 resulting in net tangible asset balance of $957,377 at December 31, 2024. However, during 2024, KAM was declared insolvent. Intellectual property acquired by the Company was written off in the amount of $957,377 as of December 31, 2024.

NOTE 7 – DEBT

	December 31, 2025	December 31, 2024
Notes Payable	$199,001	$188,061
Note payable - related party	168,471	153,989
Convertible notes payable	3,097,443	2,262,263
Convertible notes payable - related party	22,000	22,000
	3,486,916	2,626,313
Debt discount	(537,434)	(327,056)
Total Debt	$2,949,481	$2,299,257

Short term	2,045,166	1,171,636
Long term	904,315	1,127,621
Total Debt	$2,949,481	$2,299,257

The following is a schedule of long-term debt and the years in which it is scheduled to mature:

Amount
2026	$2,045,166
2027	904,315
2028	—
$2,949,481

F-11

Notes payable

In February 2021, the Company purchased certain oil and gas production equipment in the Alvey Oil Field. The total purchase price was $450,000 ($389,046 after discount). As of December 31, 2024 and 2023, the Company had repaid $106,500 leaving a balance of $343,500. The remaining amount due was to be paid in installments. However, no further payments have been made as the parties are discussing the amount due the Company for operational expenses which exceed the amount the Company owes to the Estate of Danny Hyde, the creditor. This debt was sold to West Texas Coastal as part of the Alvey spin off which was effective October 14, 2025.

In September 2023, a related party issued a loan to the Company for a total amount of $153,989. The loan has a 12.5% interest rate and is currently past due as of December 31,2025 and is currently in default. In addition, in 2025, there was $14,482 accrued for expenses owed in the wind down of Axenic and part of this incurs interest at 8%.

In December 2023, the Company borrowed $100,000 from an individual with $62,000 and $100,000 outstanding as of December 31, 2025 and 2024, respectively. This loan does not have an expiration date and accrues interest at $250 day, of which $50 will be paid in cash and $200 in stock at $0.15 a share, when paid plus an additional $7,500 in cash. Accrued interest was $34,375 and $16,125 at December 31, 2025 and 2024, respectively.

In March 2024, the Company had two loans payable to an individual totaling $90,000. One loan of $50,000 was paid off in September 2024 and the other note principal balance was paid off in January 2025 and accrued interest of $35,900 remains due as of December 31, 2025. Accrued interest was $69,500 as of December 31, 2024. Each loan accrued interest at $125 a day and $39,000 and $6,500 of interest was paid in 2025 and 2024, respectively.

In December 2025, the Company had four loans payable to four individuals totaling $60,000. Each loan will have monthly payments beginning first full month following the commencement of revenues from a project with an amount equal to 10% of net revenue. Payments shall continue until 200% of the original loan principal is paid. Two loans will also each have 30,000 shares of common stock at par value ($0.001), one loan will have 60,000 shares of common and the last loan will have 160,000 shares of common. The term will remain open until earlier of capital is paid in full or 5 years. The value of the shares for the first two loans is $5,025, the third loan is $6,000 and the last loan is $9,600.

The Company had an outstanding balance on its line of credit of $54,381 and $48,061 as of December 31, 2025 and 2024, respectively, included in the notes payable, current maturities line of the balance sheet of $199,001 and $188,081. This is a revolving line of credit with a total line of $55,000 and an interest rate of 8.5%.

Convertible notes payable

In 2020, the Company executed a convertible note payable with a related party for $25,000 that is unsecured, non-interest bearing and convertible into shares of common stock at $0.001. In 2023, $3,000 of this note was converted into 3,000,000 shares of common stock. The note matured on September 23, 2020 and is currently in default.

During 2024, the Company raised a net of $2,582,650 from 47 convertible notes payable. The notes included a 8% interest rate and conversion rate between $0.10 - $0.25, with the exception of eight notes – For six notes totaling $750,000, they have the following terms, $150,000 of these notes bear interest at 10% and were payable at maturity of September 2024. The notes are convertible into common stock at issuer’s option beginning thirty days after issuance at $0.35 share. In addition, a total of 150,000 common shares were issued in April 2024 as additional loan incentive. For $300,000 of these notes, the interest rate was 9% with varying maturities in 2026 plus a total of 300,000 warrants priced at $0.80/share. The remaining $300,000 of these notes were at 10% interest with varying maturities in 2025 and 2026. For the two notes totaling $173,650, they bear interest at 8% and are paid back in installments which began on October 30, 2024 and December 30, 2024, respectively. The outstanding balance as of December 31, 2024 was $2,262,263 including accrued interest of $68,750. Amortization discount totaling $294,222 was recorded during the year ended December 31, 2024.

During 2024, the Company converted $3,673,037 of convertible notes payable, and accrued interest, into 28,170,065 shares of common stock. As of December 31, 2024, convertible notes payable outstanding consist of short-term convertible notes payable of $815,863 (net of discount of $24,400) and long-term convertible notes payable of $1,127,621 (net of discount of $318,779).

During 2025, the Company raised a net of $3,632,744 from 45 convertible notes payable. The notes included an 8% interest rate and conversion rate between $0.08 - $0.25, with the exception of seven notes totaling $714,744 which have a stated interest rate of 12% and are paid back in installments which began on July 15, 2025 and the final payment is due January 2027. The balance outstanding on these seven loans was $609,944 and $65,263 at December 31, 2025 and 2024, respectively.

During 2025, the Company converted $1,180,000 of convertible notes payable, and accrued interest, into 11,003,331 shares of common stock. As of December 31, 2025, $3,097,444 remain outstanding consisting of short-term convertible notes payable of $1,693,194, net of discount of $37,500 and long-term convertible notes payable of $1,404,250, net of discount of $499,935. Amortization discount of $536,495 was recorded during the year ended December 31, 2025.

NOTE 8 – DERIVATIVE FINANCIAL INSTRUMENTS

Embedded derivatives

Some of the Company’s convertible promissory notes gave rise to derivative financial instruments which are based upon potential conversion if the loan is not paid off in cash or if the lender converts to stock for repayment. Historically the Company has always repaid the debt instead of allowing a conversion. However, for accounting purposes, we must account for the potential conversion.

F-12

The following tables summarize the components of the Company’s derivative liabilities and linked common shares as of December 31, 2025 and 2024 and the amounts that were reflected in income related to derivatives for the year ended:

	December 31, 2025
The financings giving rise to derivative financial instruments	Indexed Shares	Fair Values
Embedded derivatives	31,204,555	$1,060,899
Warrant derivatives	277,778	11,045
Total	31,482,333	$1,071,944

	December 31, 2024
The financings giving rise to derivative financial instruments	Indexed Shares	Fair Values
Embedded derivatives	3,543,165	$387,238
Total	3,543,165	$387,238

The following table summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the years ended December 31, 2025 and 2024:

	For the Years Ended
	December 31, 2025	December 31, 2024
Embedded derivatives	$(204,186)	$161,122
Warrant derivatives	24,934	—
Loss on issuance of derivative	(2,068,536)	(191,162)
Total gain (loss)	$(2,247,788)	$(30,040)

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. The Company has selected the Monte Carlo Simulation Model, valuation technique to fair value the embedded derivative because it believes that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Monte Carlo Simulation Model technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators. For instruments in which the time to expiration has expired, the Company has utilized the intrinsic value as the fair value. The intrinsic value is the difference between the quoted market price on the valuation date and the applicable conversion price.

Significant inputs and results arising from the Monte Carlo Simulation process are as follows for the embedded derivatives that have been bifurcated from the convertible notes and classified in liabilities:

	Inception Date January 3, 2025 Note	Inception Date June 10, 2025 Note	Inception Date September 22, 2025 Note	Inception Date November 11, 2025 Note
Quoted market price on valuation date	$0.2400	$0.4625	$0.1680	$0.1400
Effective contractual conversion rates	$0.1495	$0.2665	$0.0960	$0.0840
Contractual term to maturity	0.87 Years	0.87 Years	0.85 Years	1.00 Year

Market volatility:
Volatility	116.47%-291.91%	148.93%-297.07%	139.46%-196.42%	108.20%-175.98%
Risk-adjusted interest rate	12%	12%	12%	12%

	Inception Date November 19, 2025 Note	Period Ended December 18, 2025	Period Ended December 26, 2025	Period Ended December 31, 2025
Quoted market price on valuation date	$0.1300	$0.0560	$0.0480	$0.0400
Effective contractual conversion rates	$0.0860	$0.0050	$0.0310	$ 0.005-0.0339
Contractual term to maturity	0.75 Years	2.00 Years	0.84 Years	0.29-1.96 Years

Market volatility:
Volatility	181.77%-321.83%	182.95%-307.62%	202.62%-346.00%	189.30%-380.88%
Risk-adjusted interest rate	12%	8%	12%	8%-12%

F-13

The following table reflects the issuances of embedded derivatives and changes in fair value inputs and assumptions related to the embedded derivatives as of December 31, 2025 and 2024.

	As of December 31, 2025	As of December 31, 2024
Balances at beginning of year	$387,238	$217,177
Issuances:
Embedded derivatives	2,259,520	595,722
Warrant derivatives	35,979	—
Gain on extinguishment	(1,431,541)	(264,539)
Changes in fair value inputs and assumptions reflected in income	(179,252)	(161,122)
Balances at end of year	$1,071,944	$387,238

NOTE 9 – RELATED PARTY TRANSACTIONS

At December 31, 2025 and 2024, the Company had a convertible note payable for $22,000 with a related party. The note is unsecured, non-interest bearing and is convertible into shares of common stock at $0.001 and is in default.

In September 2023, a related party loaned $153,989 to CETI. The loan term was two years and had interest only payments at 12.5%. The first six months interest plus closing costs were paid at time of closing. The closing costs and interest are being amortized over a six month and twenty-four month period of time, respectively. This resulted in expenses of $8,277 and $15,638 as of December 31, 2025 and 2024, respectively. The net outstanding balance is $153,989 and $145,712 at December 31, 2025 and 2024, respectively. This note is currently in default.

The Company paid various related parties for consulting services in the amounts of $421,510 and $409,850, during years ended December 31, 2025 and 2024, respectively. Some of these consulting fees were capitalized in property and equipment under well development costs for the years ended December 31, 2025 and December 31, 2024, nil and $30,000, respectively. Well Development costs were included in the spin off sale to West Texas Coastal which was effective October 14, 2025 and no longer shows as discontinued operations on the consolidated balance sheets.

At December 31, 2025 and 2024, the Company had accounts payable to various related parties for a total of $210,170 and $137,690.

The above transactions and amounts are not necessarily what third parties would have agreed to.

NOTE 10 – PREFERRED STOCK

Series A Convertible Preferred Stock

The Company previously designated 200,000 shares of Preferred Stock as Series A Convertible Preferred Stock and had issued 200,000 shares. Voting Rights had been established whereby one (1) share of Series A Convertible Preferred Stock has ten (10) equivalent votes of stockholders of the Company's common stock for an aggregate of 10 votes. Each share of Series A Convertible Preferred Stock previously was convertible into ten (10) shares of the Company's common stock. In event of the liquidation of the Company, the shareholders of Series A Convertible Preferred Stock would have preference over the shareholders of the Company's common stock and all other series of Preferred Stock.

During 2023, the Company changed the terms of this series of stock whereby one (1) share of Series A Convertible Preferred, after a minimum two-year holding period, can be converted into three thousand (3,000) shares of the Company’s common stock and has the same equivalent voting rights. In October 2023, the three top shareholders cancelled 50,000,000 shares of common stock and were issued 16,667 shares of Series A Convertible Preferred Stock. As of December 31, 2025 and 2024, there are 16,671 shares of Series A Convertible Stock issued and outstanding.

During 2025, the lockup period for this series of stock was extended for four more years, plus optional two-year extension, for any transfer or conversion applicable to all current Series A shareholders as of December 19, 2025. This lockup period would also be applicable to any future holders of this stock.

F-14

Series B Convertible Preferred Stock

The Company previously designated 85,000 shares of Preferred Stock as Series B Convertible Preferred Stock and had issued 67,448 shares. Holders of Series B Convertible Preferred Stock had no voting Rights. Each share of Series B Preferred Stock previously was convertible into one (1) share of the Company's Common Stock. In event of the liquidation of the Company, the shareholders of Series B Convertible Preferred Stock would have preference over the shareholders of the Company's Common Stock and all other series of Preferred Stock except for the shareholders of Series A Convertible Preferred Stock. As of December 31, 2025 and 2024, there is one share of Series B Convertible Stock issued an outstanding.

Series C Non-Convertible Preferred Stock

The Company previously designated 50,000 shares of Preferred Stock as Series C Non-Convertible Preferred Stock and issued all 50,000 shares. Holders of Series C Non-Convertible Preferred Stock have 1,600 shares of voting Rights per share. Series C Non-Convertible Preferred Stock is not convertible into any of the Company's Common Stock or other Series of Preferred Stock. In event of the liquidation of the Company, the shareholders of Series C Non-Convertible Preferred Stock would have preference over the shareholders of the Company's Common Stock and all other series of Preferred Stock except for the shareholders of Series A and Series B Convertible Preferred Stock. As of December 31, 2025 and 2024, there is one-half share of Series C Convertible Stock issued an outstanding.

Special 2020 Series A Preferred

The Company has one share of preferred stock designated as Special 2020 Series A Preferred, par value $0.0001. The holder for the Special 2020 Series A Preferred shall vote with the holders of both preferred and common stockholders as a single class. The holder is entitled to 60% of all votes. The one share of Series A is convertible into 150,000,000 shares of common stock at any time and is not entitled to dividends. The Company purchased that one series A preferred share for $66,400. This share is now recorded as a Treasury stock. As of December 31, 2025 and 2024, there is 1 share of Special 2020 Series A Preferred issued and 0 outstanding.

NOTE 11 – STOCK OPTIONS AND WARRANTS

Stock option activity for the years  ended December 31, 2025 and 2024 summarized as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Options outstanding December 31, 2023	—	—	—
Issued	1,000,000	$0.3600	1.42
Exercised	—	—	—
Cancelled	—	—	—
Options outstanding December 31, 2024	1,000,000	0.3600	0.93
Issued	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Options outstanding December 31, 2025	1,000,000	0.3600	0.42
Options exercisable December 31, 2025	1,000,000	$0.3600	0.42

In connection with a different consulting agreement dated March 1, 2023, the Company initially agreed to pay 2,000,000 shares of common stock, along with a monthly consulting fee. This common stock was valued at $0.42 on the date of the agreement and was amortized equally over the six-month agreement. On July 1, 2023, the Company and consultant decided to amend the agreement so that the consultant would receive 3,250,000 warrants valued at $0.001 in replacement for the stock and extend the agreement until June 30, 2024. The agreement was amended again on September 15, 2023 resulting in an additional 500,000 warrants being issued and the agreement extended until September 15, 2024. This resulted in an additional $602,179 in consulting expenses which will be equally amortized over the following twelve months. The agreement was extended again on November 1, 2024 with another 800,000 warrants being issued valued at $215,962 and amortized equally over the eight-month term of the extended agreement.

During the years ended December 31, 2025 and 2024, the Company issued an aggregate 277,778 and 1,200,000 warrants in connection with convertible notes, respectively.

Significant range of inputs and results arising from the Black-Scholes process are as follows for the warrants:

Quoted market price on valuation date	$0.231-0.3100
Effective contractual strike price	$0.0013 - 0.80
Market volatility	373% - 401%
Contractual term to maturity	2 Years
Risk-adjusted interest rate	3.98% - 4.87%

Stock warrant activity for the years ended December 31, 2025 and 2024 is summarized as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Warrants exercisable December 31, 2023	3,750,000	$0.001	1.50
Issued	1,200,000	—	—
Exercised	—	—	—
Cancelled	—	—	—
Warrants outstanding December 31, 2024	4,950,000	0.001	0.82
Warrants outstanding December 31, 2024	4,950,000	$0.001	0.82

Warrants exercisable December 31, 2024	4,950,000	$0.001	3.00
Issued	277,778	0.200	—
Exercised	4,550,000	—	—
Cancelled	—	—	—
Warrants outstanding December 31, 2025	677,778	0.550	1.65
Warrants exercisable December 31, 2025	677,778	0.550	1.65

NOTE 12 – DISCONTINUED OPERATIONS

In 2023, CETI was planning to spin-off the Alvey oil field operations into a new entity. Accordingly, the Company has categorized Alvey as discontinued operations in the consolidated financial statements for the years ended December 31, 2025 and 2024  .

Effective October 14, 2025 the Company completed its spinoff of the Alvey oil field operation to Texas Coastal Energy, Corp. (TCEC) in exchange for 8,600,000 shares of West Texas Resources, Inc (OTCID: WTXR).     While this transaction was being negotiated, TCEC completed a reverse merger through which it assumed control and operational stewardship of West Texas Resources, Inc. Operating under the WTXR banner, the company has expanded its portfolio of producing oil and gas wells and reinforced its strategy to revitalize legacy oil fields across Texas. The acquisition of the Alvey oil field further accelerates WTXR’s growth trajectory.

The Alvey oil field was originally acquired by CETI as a pilot site to test and refine its proprietary oil production enhancement technologies. Those efforts proved instrumental in demonstrating broader applications—extending beyond oil field optimization into large-scale remediation of contaminated oil, sludge, soil, and wastewater. As CETI’s technology and strategy have evolved, the Alvey asset no longer aligned with the Company’s core focus. By spinning off the Alvey asset, CETI can fully dedicate its resources to advancing a growing portfolio of domestic and international remediation projects. At the same time, CETI and its shareholders retain the opportunity to participate in the future value of the Alvey oil field through its continued development by a company with deep expertise in oil and gas production—ensuring the asset has a better chance to realize its full potential while CETI concentrates on its primary growth markets.

F-15

The assets, liabilities and results of operations related to Alvey, previously shown in discontinued operations, have been removed from Cyber Enviro-Tech, Inc. consolidated results of operations for the year ended December 31, 2025 and 2024.

	Years Ended December 31,
	2025	2024
Total revenue	$9,951	$20,362
Total cost of revenue	(2,409)	(5,707)
Gross profit	7,182	14,655
Operating expenses	(244,297)	(1,509,761)
Loss on sale of Alvey oil field	(1,225,399)	—
Loss from operations	(1,462,514)	(1,495,106)
Other income (expenses)	—	—
Loss before tax expense	(1,462,514)	(1,495,106)
Tax expense	—	—
Loss from operations of discontinued operations	$(1,462,514)	$(1,495,106)

The assets and liabilities of the discontinued operations at December 31, 2025 and 2024 are summarized below:

	As of December 31,
	2025	2024
Property and equipment, net	$—	$2,019,415
Texas Railroad Commission bond	—	62,537
Assets of discontinued operations, non-current	—	2,081,952
Total assets	$—	$2,081,952

Accounts payable	$—	$25,500
Accounts payable - related party	—	30,000
Note payable, current maturities	—	343,500
Liabilities of discontinued operations, current	—	399,000
Estimated asset retirement obligation	—	97,463
Liabilities of discontinued operations, non-current	—	97,463
Total liabilities	$—	$496,463

Property and equipment, at cost, for the discontinued operations consisted of the following at December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024	Useful Lives
Equipment	$—	$802,016	5 to 20 years
Vehicles	—	61,000	5 to 15 years
Well development costs	—	1,395,461	*
Less accumulated depreciation	—	(176,525)	—
Property and equipment, net	$—	$2,081,952	—

* Once full production begins, Well development costs were to be depreciated using the units-of-production method based on barrels of oil produced. Full production did not occur so no depreciation was ever taken on this asset. In addition, as of December 31, 2024, it was determined the fair value of the Well Development costs exceeded their fair value and were written down by $1,395,980.

Depreciation expense for the discontinued operations for the years ended December 31, 2025 and 2024 was $nil and $73,272, respectively.

Oil and Gas Producing Activities

The Company uses the successful efforts method of accounting for oil and gas activities. Under this method, the costs of productive exploratory wells, all development wells, related asset retirement obligation assets, and productive leases are capitalized and amortized, principally by field, on a units-of-production basis over the life of the remaining proved reserves. Exploration costs, including personnel costs, geological and geophysical expenses, and delay rentals for oil and gas leases are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The sale of a partial interest in a proved property is accounted for as a cost recovery, and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production amortization rate. A gain or loss is recognized for all other sales of producing properties. There were capitalized costs of nil and $1,395,461 at December 31, 2025 and 2024, respectively. The amount for 2024 is after a write down of $1,395,980 to estimated fair value.

F-16

Unproved oil and gas properties are assessed annually to determine whether they have been impaired by the drilling of dry holes on or near the related acreage or other circumstances, which may indicate a decline in value. When impairment occurs, a loss is recognized. When leases for unproved properties expire, the costs thereof, net of any related allowance for impairment, is removed from the accounts and charged to expense. During the years ended December 31, 2025 and 2024, there was no impairment to unproved properties. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to the ultimate recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent that the sales price exceeds the carrying amount of the unproved property. A gain or loss is recognized for all other sales of unproved properties. For the years ending December 31, 2025 and 2024, there was no gain or loss recognized for sales of unproved properties.

Costs associated with development wells that are unevaluated or are waiting on access to transportation or processing facilities were reclassified into developmental wells-in-progress ("WIP"). These costs are not put into a depletable field basis until the wells are fully evaluated or access is gained to transportation and processing facilities. Costs associated with WIP are included in the cash flows from investing as part of investment in oil and gas properties. At December 31, 2025 and 2024, no capitalized developmental costs were included in WIP.

Depreciation, depletion and amortization of proved oil and gas properties is calculated using the units-of- production method based on proved reserves and estimated salvage values. During the years ended December 31, 2025 and 2024, the Company recorded no depreciation, depletion and amortization expense on oil and gas properties. The Company will start using the units-of-production method when the field is continuously operational and there are material sales.

The Company reviews its proved oil and natural gas properties for impairment whenever events and circumstances indicate that a decline in the recoverability of its carrying value may have occurred. It estimates the undiscounted future net cash flows of its oil and natural gas properties and compares such undiscounted future cash flows to the carrying amount of the oil and natural gas properties to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will adjust the carrying amount of the oil and natural gas properties to fair value. During the years ended December 31, 2025 and 2024, there was no impairment to proved properties.

To cover the estimated future asset retirement obligations ("ARO") related to its oil and gas properties, the Company maintains a $62,337 bond with the Railroad Commission of Texas (“RRC”). With the help of an outside consultant, the Company estimates it would take $5,000 to cap each of the 32 wells on the property so there is a potential liability of $97,463 to account for the total estimated cost if the Company decided to cap the wells. The bond ensures that the Company will cap any wells on the Alvey Oil Field that it decides are no longer productive.

Effective October 14, 2025 the Company completed its spinoff of the Alvey oil field operation to Texas Coastal Energy, Corp. (TCEC).  The assets, liabilities and results of operation including the aforementioned bond, related to the Alvey oil field, previously shown in discontinued operations, have been removed from Cyber Enviro-Tech, Inc. consolidated results of operations.

NOTE 13 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss, and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used as the effective tax rate. The Company filed an extension for Federal Income taxes for the year ended December 31, 2025 and the federal corporate tax return for 2024 has not been filed as of May 19, 2026.

Income taxes consist of the following components as of:

	December 31, 2025	December 31, 2024
Federal income tax benefit attributable to:
Current Operations	$1,270,465	$1,294,226
Less: Valuation Allowance	(1,270,465)	(1,294,226)
Net provision for Federal income taxes	$—	$—

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2025 and 2025, due to the following:

	December 31, 2025	December 31, 2024
Deferred tax asset attributable to:
Net operating loss carryover	$3,976,675	$2,706,210
Less: Valuation Allowance	(3,976,675)	(2,706,210)
Net deferred tax asset	$—	$—

F-17

At December 31, 2025, the Company had a total net operating loss carry forwards of $18,936,548 which would result in a deferred tax asset of $3,976,675, an increase of $1,270,465 from 2024. At December 31, 2024, the Company had net operating loss carry forwards of $12,886,715 which would result in a deferred tax asset of $2,706,210, an increase of $1,294,226 from 2023. Net operating losses generated in tax years beginning after December 31, 2017 may be carried forward indefinitely, subject to applicable limitations, including the limitation that such losses may generally offset no more than 80% of taxable income in future taxable years. No tax benefit has been reported in December 2025 and 2024 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Utilization of the Company’s net operating loss carryforwards may be subject to annual limitations under Section 382 of the Internal Revenue Code if the Company has experienced, or experiences in the future, an ownership change. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 14 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 19, 2026, the date the consolidated financial statements were available to be issued. The following subsequent events were identified as potentially being material and requiring disclosure:

Subsequent to December 31, 2025, the Company entered into new loan arrangements with various lenders totaling $320,600. These borrowings consisted of the following:

•	a $35,000 loan repayable in equal weekly installments of $2,226 over 25 weeks;
•	a $110,000 convertible promissory note maturing on March 17, 2027, which is immediately convertible into shares of the Company’s common stock based on a variable conversion formula tied to market prices;
•	a $110,000 convertible promissory note maturing on March 30, 2027, which becomes convertible 165 days after issuance and includes variable conversion pricing based on market prices, with interest payable in shares of the Company’s common stock; and
•	three additional notes totaling $65,600 from Kim N Southworth, the wife of CETI’s CEO, consisting of: (i) a $28,000 note bearing interest at 25% per month for the first two months; (ii) a $17,600 note with an upfront loan fee of $2,000 plus $1,000 per month for two months; and (iii) a $20,000 note with an upfront loan fee of $2,000 plus $1,000 per month for two months.

On January 12, 2026, the Company commenced a Regulation A offering of up to 1,000,000,000 shares of common stock, par value $0.001 per share, at an offering price of $0.005 per share. On February 13, 2026, the Company reduced the offering price to $0.004 per share. On March 13, 2026, the Company terminated the Regulation A offering after raising $137,192.

On March 11, 2026, the Company issued one share of Special 2025 Series A Preferred Stock to Kim D. Southworth, the Company’s Chief Executive Officer. The Special 2025 Series A Preferred Stock was issued for voting control purposes.

On March 17, 2026, Dan Leboffe resigned as Chief Financial Officer, and Deborah Casper-Stone was appointed Chief Financial Officer. On April 30, 2026, Deborah Casper-Stone resigned as Chief Financial Officer, and Dan Leboffe was reinstated as Acting Chief Financial Officer.

On March 20, 2026, the Company entered into an Equity Purchase Agreement with Monroe Street Capital Partners, LP. Pursuant to the agreement, the Company has the right, but not the obligation, to sell to Monroe Street Capital Partners, LP up to $30,000,000 of the Company’s common stock from time to time during the commitment period, subject to the terms, conditions, limitations, and procedures set forth in the agreement.

On April 3, 2026, the Company created a new class of preferred stock designated as Series D Convertible Preferred Stock, with 5,000,000 shares authorized and a par value of $0.001 per share. The Series D Convertible Preferred Stock has a one-year lockup period from the date of issuance and is convertible into shares of common stock at a ratio of ten shares of common stock for each share of Series D Convertible Preferred Stock. The Series D Convertible Preferred Stock also has voting rights equivalent to the common stock on an as-converted basis. In 2026, three shareholders agreed to convert an aggregate of 19,404,168 shares of common stock into 1,940,417 shares of Series D Convertible Preferred Stock.

On April 6, 2026, Dan Leboffe resigned from the Company’s Board of Directors and joined the Company’s newly created Advisory Board. Also on April 6, 2026, the Company announced the creation of its Advisory Board and appointed Brian Feingold and Dan Leboffe as members. Mr. Leboffe, the Company’s former Chief Financial Officer and former director, transitioned to the Advisory Board. Mr. Feingold has over 30 years of experience across emerging technologies and global markets, including strategic alliances, mergers and acquisitions, capital formation, and electrical engineering.

On April 7, 2026, the Company appointed Brianna Stoecklein, Chief Executive Officer of AirPower USA, to the Company’s Board of Directors. Ms. Stoecklein’s appointment is intended to support the Company’s strategic alignment with its exclusive AirPower manufacturing and distribution agreement. In addition, the Company provided AirPower USA 5.5M common shares of stock and 40K shares of Series A Preferred stock as collateral on the agreement.

F-18

CYBER ENVIRO-TECH, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2026 (Unaudited)	December 31, 2025 (Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$263,336	$50,230
Loans receivable	215,000	215,000
Investment in WTXR	203,368	203,368
Prepaid expenses and other current assets	240,592	269,519
Total current assets	922,296	738,117

Property and equipment, net	1,150,560	1,151,231
Long-term deposits	700,000	100,000
Total Assets	$2,772,856	$1,989,348
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$296,130	$359,490
Accounts payable – related parties	265,670	210,170
Accrued interest	389,450	309,487
Notes payable, current maturities	167,763	199,001
Notes payable, related party	168,471	168,471
Convertible notes payable, net of discount of $675,018 and $263,018 at March 31, 2026 and December 31, 2025, respectively	1,880,351	1,169,944
Convertible notes payable – related party	84,600	22,000
Contingent liabilities	—	190,000
Total current liabilities	3,252,435	2,628,563

Notes payable - long term	84,199	—
Convertible notes payable, net of current maturities, and net of discount of $161,047 and $274,416 at March 31, 2026 and December 31, 2025, respectively	721,953	1,390,065
Derivative liability	2,980,138	1,071,944
Total Liabilities	7,038,725	5,090,572
Commitments and contingencies (Note 4)
Stockholders’ Deficit:
Series A Convertible Preferred Stock, par value $0.001, 200,000 shares authorized; 56,671 and 16,671 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	57	17
Series B Convertible Preferred Stock, par value $0.001, 85,000 shares authorized; 1 share issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Series C Non-convertible, Preferred Stock, par value $0.001, 50,000 shares authorized; 0.5 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Series D Convertible Preferred Stock, par value $0.001, 5,000,000 shares authorized; 1,940,417 and nil shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	1,940	—
Special 2020 Series A Preferred Stock, par value $0.0001, 1 share authorized; 1 share issued and 0 outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Special 2025 Series A Preferred Stock, par value $0.0001, 1 share authorized; 1 and nil share issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Common Stock, par value $0.001, 650,000,000 shares authorized, 149,860,845 and 128,889,309 shares issued and outstanding, as of March 31, 2026 and December 31, 2025, respectively	149,876	128,904
Additional paid-in capital	17,822,326	15,978,681
Common stock to be issued	641,646	1,611,148
Treasury stock, at cost	(66,400)	(66,400)
Accumulated deficit	(22,815,314)	(20,753,574)
Total Stockholders’ Deficit	(4,265,869)	(3,101,224)
Total Liabilities and Stockholders’ Deficit	$2,772,856	$1,989,348

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-19

CYBER ENVIRO-TECH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025
(Unaudited)

	2026	2025

Operating Expenses:
Professional fees	$62,913	$151,120
General and administrative	173,843	218,648
Consulting	176,534	515,189
Total operating expenses	413,290	884,957

Loss from continuing operations	(413,290)	(884,957)

Other Income (Expense):
Change in fair value of derivatives	(366,009)	(202,710)
Loss on issuance of derivatives	(1,086,158)	(17,676)
Gain on extinguishment of derivative liability	28,573	351,971
Change in fair value of contingent liability	174,675	15,000
Interest income	3,366	3,288
Interest expense	(402,897)	(331,723)
Total other expense, net	(1,648,450)	(181,850)

Loss from continuing operations	(2,061,740)	(1,066,807)

Discontinued Operations:
Loss from operations of discontinued operations	—	(81,274)
Total Discontinued Operations	—	(81,274)

Net loss before income taxes	(2,061,740)	(1,148,081)
Provision for income taxes	—	—
Net Loss	$(2,061,740)	$(1,148,081)

Net loss attributable:
Non-controlling interest	$—	$(4,530)
Common stockholders	(2,061,740)	(1,143,551)
Net loss	$(2,061,740)	$(1,148,081)

Loss per share, basic and diluted	$(0.01)	$(0.01)
Weighted average shares outstanding, basic and diluted	155,230,324	110,756,892

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-20

CYBER ENVIRO-TECH, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

(Unaudited)

	Preferred		Common Stock			CS to be Issued			Accum	Non Controlling
Description	Shares	Amt	Shares	Amt	APIC	Shares	Amt	Treasury	Deficit	Interest	Total

Balance, December 31, 2024	16,671	$17	108,159,556	$108,120	$12,165,669	1,954,250	$373,443	$(66,400)	$(13,129,093)	$45,985	$(502,259)
Shares issued for services	—	—	—	—	—	125,000	47,500	—	—	—	47,500
Shares issued for exercised warrants	—	—	1,991,930	2,011	26,976	—	—	—	—	—	28,987
Shares issued for interest	—	—	76,553	76	14,947	255,361	43,670	—	—	—	58,693
Shares issued for conversion of convertible notes payable	—	—	1,109,165	1,130	216,370	3,520,650	685,000	—	—	—	902,500
Net loss	—	—	—	—	—	—	—	—	(1,143,551)	(4,530)	(1,148,081)
Balance, March 31, 2025	16,671	$17	111,337,204	$111,337	$12,423,962	5,855,261	$1,149,613	$(66,400)	$(14,272,644)	$41,455	$(612,660)

Balance, December 31, 2025	16,671	$17	128,889,309	$128,904	$15,978,681	13,663,352	$1,611,148	$(66,400)	$(20,753,574)	$—	$(3,101,224)
Shares issued for cash			29,047,900	29,048	108,144	—	—	—	—	—	137,192
Shares issued for services	1	—	—	—	—	117,000	23,400	—	—	—	23,400
Shares issued pursuant to manufacturing and distribution agreement	40,000	40	—	—	599,960	—	—	—	—	—	600,000
Common shares exchanged for preferred shares	1,940,417	1,940	(19,404,168)	(19,404)	17,464	—	—	—	—	—	—
Shares issued to cover stock price guarantee	—	—	—	—	—	250,000	15,325	—	—	—	15,325
Shares issued for interest	—	—	827,804	828	78,577	(276,239)	(8,227)	—	—	—	71,178
Shares issued for conversion of convertible notes payable	—	—	10,500,000	10,500	1,039,500	(9,500,000)	(1,000,000)	—	—	—	50,000
Net loss	—	—	—	—	—	—	—	—	(2,061,740)	—	(2,061,740)
Balance, March 31, 2026	1,997,089	$1,997	149,860,845	$149,876	$17,822,326	4,254,113	$641,646	$(66,400)	$(22,815,314)	$—	$(4,265,869)

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-21

CYBER ENVIRO-TECH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

 (Unaudited)

	2026	2025
Cash flows from operating activities:
Net loss	$(2,061,740)	$(1,148,081)
Adjustments to reconcile net loss to net cash from operating activities:
Change in fair value of derivatives	366,009	202,710
Change in fair value of contingent liabilities	(174,675)	—
Loss on issuance of derivatives	1,086,158	17,676
Gain on extinguishment of derivative liability	(28,573)	(351,971)
Stock compensation	23,400	47,500
Warrants issued for services	—	28,987
Amortization of debt discount	225,493	228,449
Depreciation and amortization expense	671	1,965
Changes in operating assets and liabilities
Prepaid expenses and other current assets	28,927	(48,574)
Accounts payable	(63,360)	(34,215)
Accounts payable - related parties	55,500	23,275
Accrued interest	128,521	76,416
Contingent liabilities	(15,325)	(65,000)
Net cash used in operating activities from continuing operations	(428,994)	(1,020,863)

Cash flows from investing activities:
Purchase of property and equipment	—	(87,350)
Issuance of loan receivable	—	(5,000)
Net cash used in investing activities from continuing operations	—	(92,350)

Cash flows used financing activities:
Shares issued for cash	137,192	—
Repayment of convertible notes payable	(104,075)	(104,338)
Proceeds from convertible notes payable	495,000	922,500
Proceeds from related party convertible notes payable	65,600	—
Proceeds from notes payable	64,064	400,000
Repayment of notes payable	(12,681)	(68,500)
Repayment of notes payable from related party	(3,000)	—
Net cash provided by financing activities from continuing operations	642,100	1,149,662

Net change in cash and cash equivalents from continuing operations	213,106	36,449

Cash flow from discontinued operations:
Net cash from operating activities from discontinued operations	—	2,616
Net cash from investing activities from discontinued operations	—	—
Net cash from financing activities from discontinued operations	—	—
Net change in cash and cash equivalents from discontinued operations	—	2,616

Cash and cash equivalents at beginning of year	50,230	59,411
Cash and cash equivalents at end of period	$263,336	$98,476

Cash paid during the period for:
Interest	$19,156	$—
Income taxes	$—	$—

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Shares issued for conversion of convertible notes payable and accrued interest	$121,178	$961,193
Shares issued for deposit on distribution and manufacturing agreement	$600,000	$—
Derivative liability	$1,570,758	$56,585
Shares issued for stock price guarantee	$15,325	$—
Debt discount	$529,600	—
Preferred to common stock exchange	$19,404	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-22

CYBER ENVIRO-TECH, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Cyber Enviro-Tech, Inc. (CETI) is an environmental technology company focused on sustainable solutions for the remediation of contaminated industrial wastewater, with an initial emphasis on the oil and gas sector. The Company develops and deploys proprietary equipment, biochemical products, and treatment processes to address complex hazardous waste and environmental challenges across global markets.

CETI has entered into a manufacturing and distribution agreement with Air Power USA to commercialize deployable, zero-emission energy systems. Powered by compressed air and designed for off-grid applications, these systems provide scalable, continuous power with no fuel and no emissions. This capability complements CETI’s environmental solutions and strengthens its value proposition to industrial clients.

The Company is headquartered in Scottsdale, Arizona, with additional offices in Istanbul, Turkey, and Dubai, United Arab Emirates.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The unaudited consolidated financial statements and related disclosures as of March 31, 2026, are unaudited, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). In management’s opinion, these unaudited consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for the fair statement of the results for the interim periods. These unaudited consolidated financial statements should be read in conjunction with the audited financial statements of the Company for the years ended December 31, 2025, and 2024 included in the Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on May 20, 2025. The results of operations for the three months ended March 31, 2026, are not necessarily indicative of the results to be expected for the full year ended December 31, 2026.

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of CETI and CETI Axenic, Inc (“Axenic”). Axenic is a majority owned subsidiary of CETI which discontinued operations on December 31, 2025. All significant intercompany balances and transactions have been eliminated for 2025. As of December 31, 2025, the investment in Axenic has been written off resulting in a nil balance.

Use of estimates

The preparation of unaudited consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers,” (“Topic 606”). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Topic 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company expects to recognize revenues as the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied.

F-23

CYBER ENVIRO-TECH, INC. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

Advertising Policy

The Company expenses advertising and public relations costs, including costs associated with press release distribution and investor awareness activities, as incurred. Such costs are included in general and administrative expenses in the consolidated statements of operations. Advertising and promotional costs were nil 0 and $16,554 for the periods ended March 31, 2026 and March 31, 2025, respectively.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at March 31, 2026 and December 31, 2025.

Investments

The Company accounts for investments in accordance with U.S. GAAP. Equity securities are measured at fair value, with changes in fair value recognized in earnings as a component of other income (expense), net. Equity investments without readily determinable fair values are recorded at cost, less impairment, and adjusted for observable price changes in orderly transactions for identical or similar securities of the same issuer. The Company reviews investments for impairment each reporting period.

The Company determines the fair value of its investments in accordance with Accounting Standards Codification (“ASC”) 820, Fair Value Measurement. Investments are classified within the fair value hierarchy based on the lowest level of input that is significant to the fair value measurement. Investments valued using quoted prices in active markets for identical securities are classified as Level 1. Investments valued using observable inputs other than quoted prices in active markets are classified as Level 2. Investments valued using significant unobservable inputs, including management assumptions, discounts for lack of marketability, limited trading volume, restrictions on transfer, or valuation techniques prepared with the assistance of a valuation specialist, are classified as Level 3.

As of March 31, 2026, the Company’s investment in West Texas Resources, Inc. (“WTXR”) was measured at fair value and classified as a Level 3 investment. Although WTXR’s common stock is quoted on the OTC market, the stock is thinly traded and the Company’s fair value determination was not based solely on the quoted market price. The Company considered available market data and other valuation inputs, including the limited trading activity of WTXR’s common stock and other relevant factors, in determining fair value. As of March 31, 2026 and December 31, 2025, the carrying value of the Company’s investment in WTXR was $203,368.

Property and Equipment

Property and equipment is recorded at cost. Cost of improvements that substantially extend the useful lives of the assets are capitalized. These costs are depreciated starting when the asset is put into service and is depreciated on a straight-line basis over its estimated useful life. Maintenance and repair costs are expensed when incurred. When other property and equipment is sold or retired, the capitalized costs and related accumulated depreciation are removed from their respective accounts.

Discontinued Operations

A component of an entity that is disposed of by sale or abandonment is reported as discontinued operations if the transaction represents a strategic shift that will have a major effect on an entity's operations and financial results. The results of discontinued operations are aggregated and presented separately in the Consolidated Statements of Operations.

F-24

CYBER ENVIRO-TECH, INC. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

Loans Receivable

In November 2023 and March 2024, CETI provided two Short-Term Capital Bridge Loans totaling $190,000 to Sedar Gurel, Founder and CEO of DELTA Cervresel Solusyonlari ve Makinalar A.S. a Turkish Corporation ("DELTA"). The notes are currently due and are accruing simple interest at 6% per annum. Interest income was $2,811 for the periods ending March 31, 2026 and 2025. DELTA is a partner in CETI’s overseas operations and the Company does not have a concern about the collectability of the Company’s loans. Interest income receivable is part of prepaid and other current assets on the consolidated balance sheets.

CETI provided a Short-Term Capital Bridge Loan totaling $25,000 to Donald Goree, CEO of West Texas Resources, Inc. (OTCID: WTXR). The loan is currently due and is accruing simple interest at 9% per annum. Interest income was $555 and $57 for the periods ended March 31, 2026 and March 31, 2025, respectively. Interest income receivable is part of prepaid and other current assets on the consolidated balance sheets.

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its long-lived   assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Accounting for Majority-Owned Subsidiary

The Company consolidates the financial statements of majority-owned subsidiaries in accordance with U.S. GAAP. A subsidiary is classified as majority-owned when the Company owns more than 50% of its voting shares, giving it control over the subsidiary's operations and financial policies.

In the unaudited consolidated financial statements, all intercompany transactions, balances, and unrealized gains and losses on transactions between the Company and its subsidiaries have been eliminated. The financial position, results of operations, and cash flows of each majority-owned subsidiary are fully consolidated with the portion attributable to non-controlling interests presented as a separate line item in the equity section of the consolidated balance sheets and as a separate component of net income in the consolidated statements of operations. For the three-month period ended March 31, 2025, there was a non-controlling interest loss of $4,530 and no loss in 2026 since the subsidiary was closed down at the end of 2025.

F-25

CYBER ENVIRO-TECH, INC. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

Non-controlling interests represent the portion of equity in subsidiaries that is not attributable, directly or indirectly, to the Company.

Stock-based Compensation

The Company applies the fair value method of Financial Accounting Standards Board (“FASB”) ASC 718, “Share Based Payment”, in accounting for its stock-based compensation. This standard states that compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. The Company values stock-based compensation at the market price for the Company’s common stock and other pertinent factors at the grant date. During the three months ended March 31, 2026 and 2025, the Company recorded $23,400 and $47,500 in stock-based compensation expense, respectively.

Fair Value of Financial Instruments

The Company adopted ASC 820, “Fair Value Measurements.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments as the notes bear interest rates that are consistent with current market rates.

The Company evaluates convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC 815, “Derivatives and Hedging”. The result of this accounting treatment is that the fair value of the derivative is marked to market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statements of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

The following table classifies the Company’s liability measured at fair value on a recurring basis into the fair value hierarchy as of March 31, 2026:

Description	Level 1	Level 2	Level 3	Total
Derivative	$—	$—	$2,980,138	$2,980,138
Total	$—	$—	$2,980,138	$2,980,138

The following table classifies the Company’s liability measured at fair value on a recurring basis into the fair value hierarchy as of December 31, 2025:

Description	Level 1	Level 2	Level 3	Total
Derivative	$—	$—	$1,071,944	$1,071,944
Total	$—	$—	$1,071,944	$1,071,944

F-26

CYBER ENVIRO-TECH, INC. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expect to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. The Company’s federal tax return and any state tax returns are not currently under examination.

The Company has adopted ASC 740, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net income (loss) per common share

Under the provisions of ASC 260, “Earnings per Share”, basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. The following potential common shares were excluded from the calculation of diluted net income (loss) per share available to common stockholders because their effect would have been antidilutive:

	Three months ended March 31,
	2026	2025
Warrants	2,422,222	2,950,000
Stock options	1,000,000	1,000,000
Common stock to be issued	4,254,113	5,855,261
Convertible notes payable	35,589,293	36,550,875
Embedded derivatives	70,008,281	1,849,420
Preferred stock	189,417,168	50,013,000
Total	302,691,077	98,218,556

Concentration of credit risks

The Company maintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully secured by the Federal Deposit Insurance Corporation (FDIC). At times, cash balances may exceed the maximum coverage provided by the FDIC on insured depositor accounts. The Company believes it mitigates its risk by depositing its cash and cash equivalents with major financial institutions.

Segment Reporting

The Company has determined that it has one reportable segment, which includes industrial water remediation. The single segment was identified based on how the Chief Operating Decision Maker, who was determined to be the Chief Executive Officer, manages and evaluates performance and allocates resources.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the unaudited consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-27

CYBER ENVIRO-TECH, INC. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

NOTE 3 – GOING CONCERN

The Company’s unaudited consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities and commitments in the normal course of business for the foreseeable future. The Company does not yet have sufficient revenue to cover its operating expenses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon generating profitable operations in the future and/or to obtain the necessary financing to meet the Company’s obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with increased revenue and private placement loans or institutional investors. However, the Company is in the process of filing an S-1  to give it the ability to raise funds through sale of stock. While the Company believes that it will be successful in obtaining the necessary financing and generating revenue to fund the Company’s operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding will be achieved and that the Company will succeed in its future operations.

The unaudited consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of March 31, 2026 and December 31, 2025, the Company is not aware of any contingent liabilities related to potential litigation that should be reflected in the unaudited consolidated financial statements.

In February 2022 and February 2023, CETI entered into agreements with two different investors offering them a stock guarantee on share price within a three-year period of time. The first investor’s shares in February 2022, came due in February 2025 and CETI entered into an agreement to pay $100,000 in cash and shares to satisfy that guarantee. For the second investor, the Company accrued a contingent liability as of December 31, 2025 for the difference between share price on that date and the guaranteed share price. For March 31, 2026, the difference between the guaranteed share price of 80 cents and the high share price during the three year period ending was 6.13 cents so the Company issued additional common stock to cover the difference and there is no longer any contingent liability as of March 31, 2026. The balances were nil and $190,000 as of March 31, 2026 and December 31, 2025, respectively.

On December 9, 2024, CETI entered into an agreement with a company to provide consulting services to obtain funding of at least $25 million or more to fund CETI’s projects in the Middle East. The compensation under this agreement was $65,000 plus 0.5% of any monies raised. As of June 22, 2026, no money has been raised and the Company does not expect to raise capital under this agreement.

On December 21, 2024, CETI entered into a Financial Consulting Engagement Agreement (FCEA) to provide consulting services and identify potential sources of private and/or public financing of up to 50 million in British pound sterling The retainer fee was $35,000 and the success fee is 5% of the total money raised payable at 1% a year for five years. As of June 22, 2026, no money has been raised and the Company does not expect to raise capital under this agreement.

In April 2025, the Company received notice of litigation regarding its potential purchase of a salt water disposal facility in 2024 that it decided not to pursue. The outcome of this litigation is undetermined at this time but the Company believes that its counterclaims will exceed whatever the plaintiff is asking for therefore no accrual has been made as of March 31, 2026.

F-28

CYBER ENVIRO-TECH, INC. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

NOTE 5 – PROPERTY AND EQUIPMENT

As of March 31, 2026 and December 31, 2025, property and equipment consisted of the following:

	March 31, 2026	December 31, 2025	Useful Lives
Equipment	$140,441	$140,441	5 to 20 years
Equipment – Turkey	1,031,512	1,031,512	5 to 20 years
Vehicles	6,000	6,000	5 to 15 years
Less accumulated depreciation	(27,393)	(26,722)	—
Property and equipment, net	$1,150,560	$1,151,231	—

There was $671 and $1,964 of depreciation expense recorded for the periods ended March 31, 2026 and March 31, 2025, respectively. The assets in Turkey are not yet placed in service and have not been depreciated.

NOTE 6 – LONG TERM DEPOSIT

On February 26, 2026 CETI entered into a five-year manufacturing and distribution agreement with AirPower USA a related party as of April 7, 2026, securing exclusive rights to manufacture and distribute compressed-air-powered energy generation systems across key international markets in the Middle East and Africa. These regions represent areas of significant demand for reliable, off-grid, and environmentally sustainable energy solutions. The total purchase price is $2.5M and it is scheduled to close in July of 2026. An initial deposit of which $600k has already been made using Series A convertible preferred stock and is recorded in the consolidated balance sheet as a long term deposit. The remaining balances are due in two payments – one on July 15, 2026 for $300k and $1.6M on December 31, 2026. If payments are not made on a timely basis, AirPower may convert the amount due into stock at the following conversion price - 65% multiplied by the lowest trading price for the common stock during the ten (10) trading days prior to the conversion date which represents a discount rate of 35%.

NOTE 7 – DEBT

	March 31, 2026	December 31, 2025
Notes payable	$251,962	$199,001
Note payable – related party	168,471	168,471
Convertible notes payable	3,438,369	3,097,443
Convertible notes payable – related party	84,600	22,000
	3,943,402	3,486,915
Debt discount	(836,065)	(537,434)
	3,107,337	2,949,481

Short term	2,301,185	2,045,166
Long term	806,152	904,315
Total	$3,107,337	$2,949,481

The following is a schedule of debt maturity and the years in which the debt is scheduled to mature:

Year	Amount
2026	$1,816,203
2027	2,043,000
2028	—
2029	—
2030	84,199
$3,943,402

F-29

CYBER ENVIRO-TECH, INC. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

Notes payable

In September 2023, a related party issued a loan to the Company for a total amount of $153,939. The loan has a 12.5% interest rate and is currently past due as of March 31, 2026 and is in default. Accrued interest on this loan was $10,427 and $4,171 as of March 31, 2026 and December 31, 2025, respectively. In addition, in 2025, there was $14,482 accrued for expenses owed in the wind down of Axenic and part of this incurs interest at 8%. It is still due as of March 31, 2026 and the accrued interest expense as of March 31, 2026 is $248.

In December 2023, the Company borrowed $100,000 from an individual with $62,000 outstanding as of March 31, 2026 and December 31, 2025. This loan does not have an expiration date and accrues interest at $250 a day, of which $50 will be paid in cash and $200 in stock at $0.15 a share, when paid plus an additional $7,500 in cash. Accrued interest was $38,875 and $34,375 at March 31, 2026 and December 31, 2025, respectively.

In March 2024, the Company had two loans payable to an individual totaling $90,000. One loan of $50,000 was paid off in September 2024 and the other note principal balance was paid off in January 2025 and accrued interest of $36,786 and $35,900 remains due as of March 31, 2026 and December 31, 2025, respectively. Each loan accrued interest at $125 a day and nil and $39,000 was paid as of March 31, 2026 and December 31, 2025 respectively.

In December 2025, the Company had four loans payable to four individuals totaling $60,000. Each loan will have monthly payments beginning first full month following the commencement of revenues from a project with an amount equal to 10% of net revenue. Payments shall continue until 200% of the original loan principal is paid. Two loans will also each have 30,000 shares of common stock at par value ($0.001), one loan will have 60,000 shares of common and the last loan will have 160,000 shares of common. The term will remain open until earlier of capital is paid in full or 5 years. The value of the shares for the first two loans is $5,025, the third loan is $6,000 and the last loan is $9,600.

The Company had an outstanding balance on its line of credit of $53,642 and $54,381 as of March 31, 2026 and December 31, 2025, respectively, included in the notes payable, current maturities line of the consolidated balance sheets of $251,962 and $199,001. This is a revolving line of credit with a total line of $55,000 and an interest rate of 8.5%. This line of credit is personally guaranteed by Kim D. Southworth, CEO.

In February 2026, the Company took out a payments rights and purchase and sale agreement of $35,000 that was repayable at the rate of $2,226 per week over a 25-week period of time which equates to a total of $20,650 in interest. For the first quarter of 2026, $4,608 of interest has been recorded. Subsequent to quarter end, the Company took out a different short-term loan on May 12, 2026 that violated the terms of the February loan and the Company is in the process of resolving the issue.

In January and February 2026, three notes totaling $65,600 from Kim D. Southworth, the wife of CETI’s CEO, consisting of: (i) a $28,000 note bearing interest at 25% per month for the first two months; (ii) a $17,600 note with an upfront loan fee of $2,000 plus $1,000 per month for two months; and (iii) a $20,000 note with an upfront loan fee of $2,000 plus $1,000 per month for two months. These loans are collateralized by a $45,000 in equipment.

In March 2026, the Company took out a line of credit with QuickBooks via WebBank for $25,000 payable in equal installments of $2,428.56 over a 12 month period of time. The interest rate is 28.99% per annum. The balance as of March 31, 2026 was $25,000 since the first payment was not made until April 2026. This line of credit is personally guaranteed by Kim D. Southworth, CEO of CETI.

In March 2026, the Company took out a line of credit of $1,000 which was personally guaranteed by Kim D. Southworth, CEO. The balance was $935 as of March 31, 2026.

Convertible notes payable

In 2020, the Company executed a convertible note payable with a related party for $25,000 that is unsecured, non-interest bearing and convertible into shares of common stock at $0.001. In 2023, $25% per year. As of March 31, 2026 and December 31, 2025, the accrued interest was $6,856 and $5,500 respectively.

During 2025, the Company raised a net of $3,632,744 from 45 convertible notes payable. The notes included an 8% interest rate and conversion rate between $0.08 - $0.25, with the exception of seven notes totaling $714,744 which have a stated interest rate of 12% and are paid back in installments which began on July 15, 2025 and the final payment is due January 2027. The balance outstanding on these seven loans was $557,600 and $609,944 at March 31, 2026 and December 31, 2025, respectively.

During 2025, the Company converted $1,180,000 of convertible notes payable, and accrued interest, into 11,003,331 shares of common stock. As of December 31, 2025, $3,097,444 remain outstanding consisting of short-term convertible notes payable of $1,693,194, net of discount of $37,500 and long-term convertible notes payable of $1,404,250, net of discount of $499,935. Amortization discount of $536,495 was recorded during the year ended December 31, 2025. One of these loans was paid off in the first quarter of 2026 and the balance outstanding on these   loans was $505,869   and $609,944 at March 31, 2026 and December 31, 2025, respectively.

During the first three months of 2026, the Company converted $50,000 of convertible notes payable, and accrued interest, into 1,039,500 shares of common stock. As of March 31, 2026, $2,602,304 remain outstanding consisting of short-term convertible notes payable of $1,880,351, net of discount of $675,018 and long-term convertible notes payable of $721,953, net of discount of $161,047. Amortization discount of $230,970 was recorded during the three month period ended March 31, 2026.

In March 2026, the Company executed three convertible notes payable totaling $495,000. There were two notes of $110,000 each that had an original issue discount of 9.1% and one-time interest charge of $7,700. In addition, each note had a convertible feature of the lower of $0.10/share or 70% of the lowest trading price during the prior 20 trading day period of time. Both notes also had warrants convertible into 733,333 shares each of common stock at $0.15/share over the next five years. The remaining note payable of $275,000 had an original issue discount of $25,000 and 12% annual interest payable in common stock. The note is convertible after September 11, 2026 into common stock at 70% of lowest closing bid price during prior 10 trading days.

F-30

CYBER ENVIRO-TECH, INC. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

NOTE 8 – DERIVATIVE FINANCIAL INSTRUMENTS

Embedded derivatives

The Company’s convertible notes payable gave rise to derivative financial instruments. The notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the embedded conversion option.

The following tables summarize the components of the Company’s derivative liabilities and linked common shares as of March 31, 2026 and December 31, 2025 and the amounts that were reflected in income related to derivatives for the period ended:

	March 31, 2026
The financings giving rise to derivative financial instruments	Indexed Shares	Fair Values
Embedded derivatives	67,986,059	$2,754,852
Warrant derivatives	2,022,222	225,286
Total	70,008,281	$2,980,138

	December 31, 2025
The financings giving rise to derivative financial instruments	Indexed Shares	Fair Values
Embedded derivatives	31,204,555	$1,060,899
Warrant derivatives	277,778	11,045
Total	31,482,333	$1,071,944

The following table summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the three months ended March 31, 2026 and 2025:

	For the Three Months Ended
	March 31, 2026	March 31, 2025
Embedded derivatives	$(344,400)	$(202,710)
Loss on issuance of warrants derivatives	(14,194)	—
Loss on issuance of derivatives	(1,086,158)	(17,676)
Total gain (loss)	$(1,452,167)	$(220,386)

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. The Company has selected the Monte Carlo Simulation Model, which approximates the Monte Carlo Simulations, a valuation technique to fair value the embedded derivative because it believes that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Monte Carlo Simulation Model technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators. For instruments in which the time to expiration has expired, the Company has utilized the intrinsic value as the fair value. The intrinsic value is the difference between the quoted market price on the valuation date and the applicable conversion price.

Significant inputs and results arising from the Monte Carlo Simulation process are as follows for the embedded derivatives that have been bifurcated from the convertible notes and classified in liabilities:

	Inception Date January 10, 2026 Note	Inception Date January 25, 2026 Note	Inception Date February 13, 2026 Note	Inception Date March 17, 2026
Quoted market price on valuation date	$0.038	$0.0150	$0.00411	$0.09
Effective contractual conversion rates	$0.014	$0.007	$0.0102	$0.003
Contractual term to maturity	0.16 Year	0.038 Years	0.077 Years	0.62 Year
Market volatility:
Volatility	376.29%	327.88%	513.89%	357.17%
Risk-adjusted interest rate	3.65%	3.77%	3.71%	3.69%

F-31

CYBER ENVIRO-TECH, INC. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

	Inception Date March 20, 2026 Note	Inception Date March 30, 2026 Note	Period ended March 31, 2026
Quoted market price on valuation date	$0.1113	$0.0839	$0.075
Effective contractual conversion rates	$0.010	$0.054	$0.0018-0.05376
Contractual term to maturity	0.61 Year	0.59 Years	0.04-1.72 Years
Market volatility:
Volatility	360.77%	369.88%	253.50-492.25%
Risk-adjusted interest rate	3.79%	3.73%	3.68-3.76%

The following table reflects the issuances of embedded derivatives and changes in fair value inputs and assumptions related to the embedded derivatives as of March 31, 2026 and December 31, 2025.

	Period Ended March 31, 2026	Year Ended December 31, 2025
Balances at beginning of period	$1,071,944	$387,238
Issuances:
Embedded derivatives	1,378,124	2,259,520
Warrant derivatives	192,634	35,979
Gain on extinguishment of derivative liability	(28,573)	(1,431,541)
Changes in fair value inputs and assumptions reflected in income	366,009	(179,252)
Balances at end of period	$2,980,138	$1,071,944

NOTE 9 – RELATED PARTY TRANSACTIONS

At March 31, 2026 and December 31, 2025, the Company had a convertible note payable for $22,000 with a related party. The note is unsecured, non-interest bearing and is convertible into shares of common stock at $0.001 and is past due.

In September 2023, a related party loaned $153,989 to CETI. The loan was due in two years and had interest only payments at 12.5%. The first six months interest plus closing costs were paid at time of closing. The closing costs and interest are being amortized over a six month and twenty-four month period of time, respectively. This resulted in expenses of nil and $3,003 for the periods ended  March 31, 2026 and March 31, 2025, respectively. The net outstanding balance is $153,989 at March 31, 2026 and December 31, 2025, respectively. This note is currently in default.

In January and February 2026  , three notes totaling $65,600 from Kim N Southworth, the wife of CETI’s CEO, consisting of: (i) a $28,000 note bearing interest at 25% per month for the first two months; (ii) a $17,600 note with an upfront loan fee of $2,000 plus $1,000 per month for two months; and (iii) a $20,000 note with an upfront loan fee of $2,000 plus $1,000 per month for two months. These loans are collateralized by $45  ,000 of equipment.

On February 26, 2026, the Company entered into a manufacturing and distribution agreement with AirPower USA, securing exclusive territory rights to manufacture and distribute compressed-air-powered energy generation systems across key international markets. On April 7, 2026, the Company appointed Brianna Stoecklein, Chief Executive Officer of AirPower USA, to the Company’s Board of Directors. Ms. Stoecklein’s appointment is intended to support the Company’s strategic alignment with its exclusive AirPower manufacturing and distribution agreement and any transactions subsequent to this date would be considered related party transactions.

During periods ended March 31, 2026 and 2025, the Company paid various related parties for consulting services in the amounts of $55,500 and $127,875, respectively.

At March 31, 2026 and December 31, 2025, the Company had accounts payable to various related parties for a total of $265,670 and $210,170.

The above transactions and amounts are not necessarily what third parties would have agreed to.

F-32

CYBER ENVIRO-TECH, INC. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

NOTE 10 – PREFERRED STOCK

Series A Convertible Preferred Stock

The Company previously designated 200,000 shares of Preferred Stock as Series A Convertible Preferred Stock and had issued 200,000 shares. Voting Rights had been established whereby one (1) share of Series A Convertible Preferred Stock has ten (10) equivalent votes of stockholders of the Company's common stock for an aggregate of 10 votes. Each share of Series A Convertible Preferred Stock previously was convertible into ten (10) shares of the Company's common stock. In event of the liquidation of the Company, the shareholders of Series A Convertible Preferred Stock would have preference over the shareholders of the Company's common stock and all other series of Preferred Stock.

During 2023, the Company changed the terms of this series of stock whereby one (1) share of Series A Convertible Preferred, after a minimum two-year holding period, can be converted into three thousand (3,000) shares of the Company’s common stock and has the same equivalent voting rights. In October 2023, the three top shareholders cancelled 50,000,000 common shares of stock and were issued 16,667 shares of Series A Convertible Preferred Stock. During 2026, the Company issued 40,000 shares of this preferred stock to AirPower USA as a deposit on the Company’s manufacturing and distribution agreement with AirPower. As of March 31, 2026 and December 31, 2025, there are 56,671 and 16,671 shares, respectively, of Series A Convertible Stock issued and outstanding.

During 2025, the lockup period for this series of stock was extended for four more years, plus optional two-year extension, for any transfer or conversion applicable to all current Series A shareholders as of December 19, 2025. This lockup period would also be applicable to any future holders of this stock.

Series B Convertible Preferred Stock

The Company previously designated 85,000 shares of Preferred Stock as Series B Convertible Preferred Stock. Holders of Series B Convertible Preferred Stock had no voting Rights. Each share of Series B Preferred Stock is convertible into one (1) share of the Company's Common Stock. In event of the liquidation of the Company, the shareholders of Series B Convertible Preferred Stock would have preference over the shareholders of the Company's Common Stock and all other series of Preferred Stock except for the shareholders of Series A Convertible Preferred Stock. As of March 31, 2026 and December 31, 2025, there was one share of Series B Convertible Stock issued and outstanding.

Series C Non-Convertible Preferred Stock

The Company previously designated 50,000 shares of Preferred Stock as Series C Non-Convertible Preferred Stock. Holders of Series C Non-Convertible Preferred Stock have 1,600 shares of voting Rights per share. Series C Non-Convertible Preferred Stock is not convertible into any of the Company's Common Stock or other Series of Preferred Stock. In event of the liquidation of the Company, the shareholders of Series C Non-Convertible Preferred Stock would have preference over the shareholders of the Company's Common Stock and all other series of Preferred Stock except for the shareholders of Series A and Series B Convertible Preferred Stock. As of March 31, 2026 and December 31, 2025, there was one-half share of Series C Convertible Stock issued and outstanding.

Series D Convertible Preferred Stock

In 2026, the Company designated 5,000,000 shares of Preferred Stock as Series D Convertible Preferred Stock. Each share of Series D Convertible Preferred Stock shall be convertible into ten (10) shares of the Company’s Common Stock, subject to the terms and conditions set forth in the Certificate of Designation; that each share of Series D Convertible Preferred Stock shall have voting rights equal to  ten (10) votes per share, voting together with the Common Stock as a single class, all shares of Series D Convertible Preferred Stock shall be subject to a one (1) year transfer and conversion lockup period from the date of issuance, during which such shares may not be transferred or converted, with no extension period. In event of the liquidation of the Company, the shareholders of Series D Convertible Preferred Stock would have preference over the shareholders of the Company's Common Stock. As of March 31, 2026, there were 1,940,417 shares of Series D Convertible Stock issued and outstanding.

Special 2020 Series A Preferred

The Company has one share of preferred stock designated as Special 2020 Series A Preferred, par value $0.0001. The holder for the Special 2020 Series A Preferred shall vote with the holders of both preferred and common stockholders as a single class. The holder is entitled to 60% of all votes. The one share of Series A is convertible into 150,000,000 shares of common stock at any time and is not entitled to dividends. The Company purchased that one series A preferred share for $66,400. This share is now recorded as a Treasury stock. As of March 31, 2026 and December 31, 2025, there is 1 share of Special 2020 Series A Preferred issued and 0 outstanding.

Special 2025 Series A Preferred Stock

In 2026, the Company designated and issued one (1) share with 60 percent of the total voting power of the Company, on all matters, having no conversion rights, no dividends, no liquidation preference, and no economic rights, to be issued to the Chief Executive Officer, Kim D. Southworth, for voting control purposes only. This instrument was issued in lieu of the previously authorized Special 2020 Series A Preferred Stock, which included significant conversion rights. The current structure eliminates potential dilution while preserving voting control for governance purposes.

F-33

CYBER ENVIRO-TECH, INC. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

NOTE 11 – STOCKHOLDERS’ DEFICIT

Stock option activity, issued in 2023 in connection with a consulting agreement, for the three months ended March 31, 2026 and the year ended December 31, 2025 is summarized as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Options outstanding December 31, 2024	1,000,000	0.3600	0.93
Issued	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Options outstanding December 31, 2025	1,000,000	0.3600	0.42
Issued	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Options outstanding March 31, 2026	1,000,000	0.3600	0.18
Options exercisable March 31, 2026	1,000,000	$0.3600	0.18

In connection with a different consulting agreement dated March 1, 2023, the Company initially agreed to pay 2,000,000 shares of common stock, along with a monthly consulting fee. This common stock was valued at $0.42 on the date of the agreement and was amortized equally over the six-month agreement. On July 1, 2023, the Company and consultant decided to amend the agreement so that the consultant would receive 3,250,000 warrants valued at $0.001 in replacement for the stock and extend the agreement until June 30, 2024. The agreement was amended again on September 15, 2023 resulting in an additional 500,000 warrants being issued and the agreement extended until September 15, 2024. This resulted in an additional $602,179 in consulting expenses which will be equally amortized over the following twelve months. The agreement was extended again on November 1, 2024 with another 800,000 warrants being issued valued at $215,962 and amortized equally over the eight-month term of the extended agreement.

During the periods ended March 31, 2026 and December 31, 2025, the Company issued an aggregate 1,466,666 and 277,778 warrants in connection with convertible notes, respectively. Also, for the period ended March 31, 2026, the warrants issued in 2025 contained full ratchet price protection and an additional 277,778 warrants were issued to cover that at an expense of $7,415 and included as part of change in fair value of derivatives in the unaudited consolidated statements of operations.

.

F-34

CYBER ENVIRO-TECH, INC. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

Significant range of inputs and results arising from the Black-Scholes process are as follows for the warrants:

Quoted market price on valuation date	$0.15 - 0.2500
Effective contractual strike price	$0.20 – 0.80
Market volatility	256% - 401%
Contractual term to maturity	0.5 - 5 years
Risk-adjusted interest rate	3.75% - 4.21%

Stock warrant activity for three months ended March 31, 2026 and the year ended December 31, 2025 is summarized as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Warrants exercisable December 31, 2024	4,950,000	$0.001	3.00
Issued	277,778	0.200	—
Exercised	(4,550,000)	—	—
Cancelled	—	—	—
Warrants outstanding December 31, 2025	677,778	0.55	1.65

Warrants exercisable December 31, 2025	677,778	$0.55	1.65
Issued	1,466,666	0.15	5.00
Warrants issued under full ratchet protection	277,778	0.15	2.68
Exercised	—	—	—
Cancelled	—	—	—
Warrants outstanding March 31, 2026	2,422,222	0.29	3.60
Warrants exercisable March 31, 2026	2,422,222	$0.29	3.60

Common Stock

During the three months ended March 31, 2025, the Company issued 1,991,930 shares of stock for exercised warrants totaling $28,987, issued 125,000 shares for services for $47,500, and issued 4,961,709 shares for $961,193 worth of convertible debentures plus interest.

During the three months ended March 31, 2026, the Company conducted a Regulation A offering pursuant to Regulation A under the Securities Act of 1933, as amended, through which the Company offered and sold shares of its common stock to investors. The Company raised $137,192 from the sale of 29,047,900. The Company terminated this offering March 12, 2026.

Also during the 1st quarter of 2026, the Company issued 117,000 shares of stock for $23,400 to a consultant for services rendered, exchanged 19,404,168 shares of common stock for 1,940,417 shares of Series D Convertible preferred shares, issued 11,327,804 shares for $121,178 worth of convertible debentures plus interest and issued 250,000 shares for $15,325 to cover a stock price guarantee.

Equity Purchase Agreement

On March 20, 2026, the Company entered into an Equity Purchase Agreement with Monroe Street Capital Partners, LP, providing the Company the right to sell up to $30.0 million of common stock over a 24-month period, subject to certain conditions. In connection with the agreement, the Company issued 3,000,000 commitment shares and may issue additional shares upon the achievement of specified funding milestones. The related shares are subject to registration rights. No shares have been sold as of March 31, 2026.

NOTE 12 – DISCONTINUED OPERATIONS

Effective October 14, 2025 the Company completed its spinoff of the Alvey oil field operation to Texas Coastal Energy, Corp. (TCEC) in exchange for 8,600,000 shares of West Texas Resources, Inc (OTCID: WTXR). While this transaction was being negotiated, TCEC completed a reverse merger through which it assumed control and operational stewardship of West Texas Resources, Inc. Operating under the WTXR banner, the company has expanded its portfolio of producing oil and gas wells and reinforced its strategy to revitalize legacy oil fields across Texas. The acquisition of the Alvey oil field further accelerates WTXR’s growth trajectory.

The Alvey oil field was originally acquired by CETI as a pilot site to test and refine its proprietary oil production enhancement technologies. Those efforts proved instrumental in demonstrating broader applications—extending beyond oil field optimization into large-scale remediation of contaminated oil, sludge, soil, and wastewater. As CETI’s technology and strategy have evolved, the Alvey asset no longer aligned with the Company’s core focus. By spinning off the Alvey asset, CETI can fully dedicate its resources to advancing a growing portfolio of domestic and international remediation projects. At the same time, CETI and its shareholders retain the opportunity to participate in the future value of the Alvey oil field through its continued development by a company with deep expertise in oil and gas production—ensuring the asset has a better chance to realize its full potential while CETI concentrates on its primary growth markets.

	Three Months Ended March 31,
	2026	2025
Total revenue	$—	$—
Total cost of revenue	—	—
Gross profit	—
Operating expenses	—	81,274
Loss from operations	—	(81,274)
Other income (expenses)	—	—
Loss before tax expense	—	(81,274)
Tax expense	—	—
Loss from operations of discontinued operations	$—	$(81,274)

F-35

CYBER ENVIRO-TECH, INC. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

Since the Alvey oil field wass sold during 2025, there are no assets and liabilities of the discontinued operations at March 31, 2026 and December 31, 2025.

Oil and Gas Producing Activities

The Company uses the successful efforts method of accounting for oil and gas activities. Under this method, the costs of productive exploratory wells, all development wells, related asset retirement obligation assets, and productive leases are capitalized and amortized, principally by field, on a units-of-production basis over the life of the remaining proved reserves. Exploration costs, including personnel costs, geological and geophysical expenses, and delay rentals for oil and gas leases are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The sale of a partial interest in a proved property is accounted for as a cost recovery, and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production amortization rate. A gain or loss is recognized for all other sales of producing properties. There were capitalized costs of zero at March 31, 2026 and December 31, 2025.

Unproved oil and gas properties are assessed annually to determine whether they have been impaired by the drilling of dry holes on or near the related acreage or other circumstances, which may indicate a decline in value. When impairment occurs, a loss is recognized. When leases for unproved properties expire, the costs thereof, net of any related allowance for impairment, is removed from the accounts and charged to expense. During the three months ended March 31, 2026 and 2025, there was no impairment to unproved properties. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to the ultimate recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent that the sales price exceeds the carrying amount of the unproved property. A gain or loss is recognized for all other sales of unproved properties. For the three months ending March 31, 2026 and 2025, there was no gain or loss recognized for sales of unproved properties.

Costs associated with development wells that are unevaluated or are waiting on access to transportation or processing facilities are reclassified into developmental wells-in-progress ("WIP"). These costs are not put into a depletable field basis until the wells are fully evaluated or access is gained to transportation and processing facilities. Costs associated with WIP are included in the cash flows from investing as part of investment in oil and gas properties. At March 31, 2026 and December 31, 2025, no capitalized developmental costs were included in WIP.

Depreciation, depletion and amortization of proved oil and gas properties is calculated using the units-of-production method based on proved reserves and estimated salvage values. During the three months ended March 31, 2026 and 2025, the Company recorded no depreciation, depletion and amortization expense on oil and gas properties. The Company will start using the units-of-production method when the field is continuously operational and there are material sales.

The Company reviews its proved oil and natural gas properties for impairment whenever events and circumstances indicate that a decline in the recoverability of its carrying value may have occurred. It estimates the undiscounted future net cash flows of its oil and natural gas properties and compares such undiscounted future cash flows to the carrying amount of the oil and natural gas properties to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will adjust the carrying amount of the oil and natural gas properties to fair value. During the three months ended March 31, 2026 and 2025, there was no impairment to proved properties.

(2) Texas Railroad Commission Bond and Estimated Asset Retirement Obligation

To cover the estimated future asset retirement obligations ("ARO") related to its oil and gas properties, the Company maintains a $62,537 bond with the Railroad Commission of Texas (“RRC”). With the help of an outside consultant, the Company estimates it would take $5,000 to cap each of the 32 wells on the property so there is a liability of $97,463 to make up the difference. The bond ensures that the Company will cap any wells on the Alvey Oil Field that it decides are no longer productive. Once the Company decides it is finished working the Alvey Oil Field, it can apply to the RRC to have the bond repaid.

Revisions to the liability could occur due to changes in estimated abandonment costs, changes in well economic lives, or if federal or state regulators enact new requirements regarding the abandonment of wells

F-36

CYBER ENVIRO-TECH, INC. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

NOTE 13 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss, and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used as the effective tax rate. The Company filed an extension for Federal Income taxes for the year ended December 31, 2025 and the Federal corporate tax return for 2024 has not been filed as of June 22, 2026.

Income taxes consist of the following components as of:

	Three months ended March 31, 2026	Three months ended March 31, 2025
Federal income tax benefit attributable to:
Current Operations	$170,692	$271,880
Less: Valuation allowance	(170,692)	(271,880)
Net provision for Federal income taxes	$—	$—

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the periods ended March 31, 2026 and December 31, 2025, due to the following:

	March 31, 2026	December 31, 2025
Deferred tax asset attributable to:
Net operating loss carryover	$4,147,367	$3,976,675
Less: Valuation allowance	(4,147,367)	(3,976,675)
Net deferred tax asset	$—	$—

At March 31, 2026 and December 31, 2025, the Company had net operating loss carry forwards of $19,749,369 and $18,936,548, respectively. In addition, there was an increase of $170,692 in valuation allowance for the first three months of 2026.

Net operating losses generated in tax years beginning after December 31, 2017 may be carried forward indefinitely, subject to applicable limitations, including the limitation that such losses may generally offset no more than 80% of taxable income in future taxable years. No tax benefit has been reported in December 2025 and 2024 unaudited consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Utilization of the Company’s net operating loss carryforwards may be subject to annual limitations under Section 382 of the Internal Revenue Code if the Company has experienced, or experiences in the future, an ownership change. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 14 – SUBSEQUENT EVENTS

On April 3, 2026, the state of Wyoming recorded formation of a new class of preferred stock designated as Series D Convertible Preferred Stock, with 5,000,000 shares authorized and a par value of $0.001 per share. The Series D Convertible Preferred Stock has a one-year lockup period from the date of issuance and is convertible into shares of common stock at a ratio of ten shares of common stock for each share of Series D Convertible Preferred Stock. The Series D Convertible Preferred Stock also has voting rights equivalent to the common stock on an as-converted basis. On March 18, 2026, the board of the Company approved the formation of this stock and then on March 25, 2026 approved the issuance of this stock effective as of March 31, 2026, for three shareholders to convert an aggregate of 19,404,168 shares of common stock into 1,940,417 shares of Series D Convertible Preferred Stock. As such, this transaction was included in the Company’s March 31, 2026 unaudited consolidated statements of stockholders’ deficit.

F-37

CYBER ENVIRO-TECH, INC. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

On April 6, 2026, Dan Leboffe resigned from the Company’s Board of Directors and joined the Company’s newly created Advisory Board. Also on April 6, 2026, the Company announced the creation of its Advisory Board and appointed Brian Feingold and Dan Leboffe as members. Mr. Leboffe, the Company’s former Chief Financial Officer and former director, transitioned to the Advisory Board. Mr. Feingold has over 30 years of experience across emerging technologies and global markets, including strategic alliances, mergers and acquisitions, capital formation, and electrical engineering.

On April 7, 2026, the Company appointed Brianna Stoecklein, Chief Executive Officer of AirPower USA, to the Company’s Board of Directors. Ms. Stoecklein’s appointment is intended to support the Company’s strategic alignment with its exclusive AirPower manufacturing and distribution agreement. In addition, the Company provided AirPower USA 5.5M common shares of stock and 40K shares of Series A Preferred stock as collateral on the agreement.

On April 15, 2026, the Company borrowed $55,000 from a commercial lender at 7% interest rate and the ability of the lender at any time after issuance of the note to have the ability to convert at the lesser of 10 cents a share or 70% of the lowest traded price of the common stock on the OTCQB on any trading day during the twenty (20) trading days prior to the respective conversion date. In addition, the Company gave the lender 366,667 warrants priced at $0.15.

On April 30,2026, Deborah Casper-Stone resigned as CFO and Dan Leboffe was reinstated as CFO.

On May 5, 2026, the parties agreed to expand the distribution territory of CETI in consideration for 55 million shares of common stock held in reserve until completion of due diligence scheduled for July 2026.

May 5, 2026, for the AirPower agreement, the parties have agreed that the five year term will not begin until July 2026 and therefore any monies paid so far will be considered deposits.

On May 6, 2026, the Company borrowed $25,000 from an individual with a promise to pay back a total of $50,000 within twenty days. As of May 26, 2026, this loan is in default and is accruing a $300/day late penalty fee.

On May 11, 2026, the Company entered into a Sale of Future Receipts Agreement with Essentia Funding pursuant to which the Company received gross proceeds of $20,000. After deduction of a $2,000 origination fee, the Company received net proceeds of $18,000. Under the agreement, the Company sold $30,000 of future receivables and agreed to remit a specified percentage of future receipts until the purchased amount has been delivered. As an unintended consequence of taking out this loan, the Company violated the terms of a prior loan and is in the process of resolving the issue.

On May 28, 2026, the Company approved the issuance of 200K of Series D Convertible Preferred stock to Dan Leboffe, CFO, 20K of Series D Convertible Preferred stock to Brook Brost, office manager and 25K of Series D Convertible Preferred stock to Donald Gritten, director.

On June 17, 2026, the Company received notice of default on one of its loan for failure to file its 10-Q on a timely basis. Since the Company is close to filing its 10-Q, it is in conversation with the lender to resolve the issue.

F-38

Cyber Enviro-Tech, Inc.

______________________

PROSPECTUS

______________________

Up to 33,083,333 Shares of Common Stock

July 2, 2026

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee, Nasdaq listing fee and FINRA filing fee, are estimates. We will pay all these expenses.

Amount
SEC registration fee	$228.44
Accounting fees and expenses	10.000.00
Legal fees and expenses	10,000.00
Transfer agent fees and expenses	2,000.00
Printing and related fees and expenses	2,000.00
Miscellaneous fees and expenses	5,000.00
Total	$27,228.44

Item 14. Indemnification of Directors and Officers

Our Amended and Restated Articles of Incorporation and Bylaws contain provisions relating to the indemnification of our directors and officers. In addition, indemnification is provided under the Wyoming Business Corporation Act (the “WBCA”).

Indemnification under our Bylaws (Article VII)

Our Bylaws provide, in relevant part:

  Section 7.01 (In General): Subject to Section 7.02, the corporation may indemnify any director, officer, employee or agent of the corporation (or any individual serving in any such capacity at the request of the corporation for another entity or enterprise) against any and all legal expenses (including attorneys’ fees and costs), claims and/or liabilities arising out of any suit or proceeding, except an action by or in the right of the corporation.
  Section 7.02 (Lack of Good Faith; Criminal Conduct): Indemnification is available, in the corporation’s sole discretion, only where the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, by itself, create a presumption that the person failed to meet the applicable standard of conduct.
  Section 7.03 (Successful Defense): The corporation may reimburse or indemnify any director, officer, employee or agent against legal expenses (including attorneys’ fees and costs) actually and reasonably incurred in the defense of any action, suit or proceeding, whether or not the person is successful on the merits.
  Section 7.04 (Authorization): Indemnification is made only when authorized in a specific case by (i) a majority vote of the stockholders or (ii) a majority vote of a quorum of the Board of Directors consisting of directors who were not parties to the action, suit or proceeding.
  Section 7.05 (Advancement of Expenses): Expenses incurred in defending any action, suit or proceeding may be paid by the corporation in advance of final disposition when authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the person to repay such advances if it is ultimately determined that indemnification is not available.
  Section 7.06 (Continuing Indemnification): Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.
  Section 7.07 (Insurance): The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or serving at the request of the corporation in any capacity) against any liability asserted against or incurred by such person.

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Indemnification under Wyoming Law (WBCA §§ 17-16-851 et seq.)The WBCA provides broader and, in certain cases, mandatory indemnification rights that supplement our Bylaws:

  A corporation shall indemnify a director, officer, employee or agent who has been successful on the merits or otherwise in the defense of any action, suit or proceeding (or any claim, issue or matter therein) against expenses (including attorneys’ fees) actually and reasonably incurred. (WBCA § 17-16-852)
  A corporation may indemnify an individual made a party to a proceeding (other than a derivative action) because the individual is or was a director if the individual (i) conducted himself or herself in good faith, (ii) reasonably believed the conduct was in or at least not opposed to the corporation’s best interests, and (iii) in any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. (WBCA § 17-16-851)
  In derivative actions (by or in the right of the corporation), indemnification is limited to expenses actually and reasonably incurred if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation’s best interests (except that no indemnification is available for any claim, issue or matter in which the person has been adjudged liable to the corporation). (WBCA § 17-16-851)
  Advancement of expenses is expressly permitted prior to final disposition upon receipt of the required undertaking. (WBCA § 17-16-853)
  The WBCA also authorizes insurance against liabilities incurred by directors, officers, employees and agents, whether or not indemnification is otherwise permitted. (WBCA § 17-16-857)
  Indemnification and advancement rights may be expanded by contract, the Articles of Incorporation, the Bylaws, or a resolution of the Board of Directors (subject to the limits of public policy and the WBCA). (WBCA § 17-16-856)

Our Amended and Restated Articles of Incorporation (Article VI) further authorize indemnification to the fullest extent permitted by the WBCA and contain a limitation of liability provision for directors to the maximum extent allowed by Wyoming law.

Limitations Imposed by Federal Securities Laws

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Insurance

We do not currently maintain directors’ and officers’ liability insurance that insures our directors and officers against certain liabilities, including liabilities arising under the Securities Act or the Securities Exchange Act of 1934, as amended, or that may arise out of or in connection with the performance of their duties as directors or officers. We may elect to obtain such insurance in the future if we determine it is appropriate and cost-effective to do so.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered sales of our equity securities within the past two years (or since inception, if shorter) that were not registered under the Securities Act of 1933, as amended (the “Securities Act”).

Fiscal Year 2026

▪	On March 17, 2026 and March 20, 2026, the Company issued two unsecured convertible promissory notes, each in the principal amount of $110,000, to accredited investors for an aggregate cash purchase price of $200,000 (reflecting a $20,000 original issue discount). In connection with these notes, the Company issued warrants to purchase an aggregate of 1,466,666 shares of common stock at an exercise price of $0.15 per share and 400,000 shares of common stock as commitment shares.
▪	On April 9, 2026, the Company issued an unsecured convertible promissory note in the principal amount of $55,000 to an accredited investor for a cash purchase price of $50,000 (reflecting a $5,000 original issue discount). In connection with this note, the Company issued warrants to purchase 366,667 shares of common stock at an exercise price of $0.15 per share and 100,000 shares of common stock as commitment shares.

II-2

▪	On March 20, 2026, in connection with the Equity Purchase Agreement dated March 20, 2026, the Company issued 3,000,000 shares of common stock to Monroe Street Capital Partners, LP as Initial Commitment Shares.
▪	On March 31, 2026, the Company issued 1,940,417 shares of Series D Convertible Preferred Stock to certain accredited investors in exchange for an aggregate of 19,404,168 shares of common stock.
▪	In March 2026, the Company issued one share of Special 2025 Series A Preferred Stock to Kim D. Southworth, its Chief Executive Officer.
▪	In February 2026, the Company issued 40,000 shares of Series A Convertible Preferred Stock to AirPower USA as a deposit on its manufacturing and distribution agreement. And in April, an additional 5.5M shares of the Company’s common stock were issued as a further deposit on this agreement.

During the three months ending March 31, 2026 and the fiscal years ended December 31, 2025 and 2024, the Company issued shares of common stock upon conversion of outstanding convertible promissory notes and for services rendered by consultants. The Company also issued shares in connection with private placements to accredited investors. The specific terms and amounts of these issuances are described in the Company’s periodic reports filed with the Securities and Exchange Commission.

All of the foregoing issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder, as transactions not involving a public offering. The recipients of the securities represented that they were acquiring the securities for investment purposes only and not with a view to distribution. No general solicitation or advertising was used in connection with any of the issuances, and appropriate restrictive legends were placed on the securities.

(a) Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number		Exhibit Description	Incorporated by Reference (Form)	Exhibit	Filing Date	Filed or Furnished Herewith
3.1		Articles of Incorporation	S-1	3.1	9/22/2022
3.2		Amended and Restated Articles of Incorporation				X
3.3		Bylaws	S-1	3.3	9/22/2022
4.1		Form of Convertible Promissory Note (March 17, 2026)				X
4.2		Form of Convertible Promissory Note (March 20, 2026)				X
4.3		Form of Convertible Promissory Note (April 9, 2026)				X
4.4		Form of Common Stock Purchase Warrant (March 17, 2026)				X
4.5		Form of Common Stock Purchase Warrant (March 20, 2026)				X
4.6		Form of Common Stock Purchase Warrant (April 9, 2026)				X
5.1		Opinion of The Doney Law Firm re: legality of shares				X
10.1		Equity Purchase Agreement dated March 20, 2026, by and between the Company and Monroe Street Capital Partners, LP	8-K	10.1	3/27/2026
10.2		Registration Rights Agreement dated March 20, 2026, by and between the Company and Monroe Street Capital Partners, LP	8-K	10.2	3/27/2026
10.3		Securities Purchase Agreement dated March 17, 2026 (Monroe Street Capital Partners, LP)				X
10.4		Securities Purchase Agreement dated March 20, 2026 (Lambda Ventures, LLC)				X
10.5		Securities Purchase Agreement dated April 9, 2026 (Monroe Street Capital Partners, LP)				X
21.1		List of Subsidiaries				X
23.1		Consent of Astra Audit & Advisory, LLC (independent registered public accounting firm)				X
23.2		Consent of The Doney Law Firm (included in Exhibit 5.1)				X
24.1		Power of Attorney (included on signature page)				X
101.	INS	XBRL Instance Document				X
101.	SCH	Inline XBRL Taxonomy Extension Schema Document				X
101.	CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document				X
101.	DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document				X
101.	LAB	Inline XBRL Taxonomy Extension Label Linkbase Document				X
101.	PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document				X
104		Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)				X
107		Filing Fees Exhibit				X

II-3

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

II-4

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 2, 2026.

CYBER ENVIRO-TECH, INC.

By: /s/ Kim D. Southworth
Name: Kim D. Southworth
Title: Chief Executive Officer, President, and Chairman of the Board
(Principal Executive Officer)

By: /s/ Dan Leboffe

Name: Dan Leboffe
Title: Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

Each officer and director of Cyber Enviro-Tech Inc. whose signature appears below constitutes and appoints the company’s CEO, Kim D. Southworth, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments, including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

DATE	SIGNATURE	TITLE

July 2, 2026	/s/ Kim D. Southworth	Chief Executive Officer, President, and Chairman of the Board

July 2, 2026	/s/ Dan Leboffe	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

July 2, 2026	/s/ Don Gritten	Director

July 2, 2026	/s/ Brianna Stoecklein	Director

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